Exhibit 10.3

Execution Version

CUSIP Number: 59563TAA9

CREDIT AGREEMENT

Dated as of November 13, 2013

among

MIDCOAST ENERGY PARTNERS, L.P.,

as Parent Borrower,

MIDCOAST OPERATING, L.P.,

as Opco Borrower,

the Subsidiary Guarantors, as guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent,

Swing Line Lender

and

an L/C Issuer

and

The Lenders Party Hereto

CITIBANK, N.A.,

Syndication Agent

THE ROYAL BANK OF SCOTLAND PLC, CANADA BRANCH,

Documentation Agent

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

Citigroup Global Markets Inc.

and

RBS Securities Inc.

Lead Arrangers and Bookmanagers

i

continued

5.09	Insurance	68
5.10	Taxes	68
5.11	ERISA Compliance	68
5.12	Unrestricted Subsidiaries	68
5.13	Margin Regulations; Investment Company Act	68
5.14	Disclosure	68
5.15	Solvency	69
ARTICLE VI.	AFFIRMATIVE COVENANTS	69
6.01	Financial Statements	69
6.02	Certificates; Other Information	69
6.03	Notices	71
6.04	Payment of Obligations	71
6.05	Preservation of Existence, Etc	72
6.06	Maintenance of Properties	72
6.07	Maintenance of Insurance	72
6.08	Compliance with Laws	72
6.09	Books and Records	72
6.10	Inspection Rights	72
6.11	Use of Proceeds	73
6.12	Additional Subsidiaries	73
6.13	Springing Lien	73
ARTICLE VII.	NEGATIVE COVENANTS	76
7.01	Liens	76
7.02	Mergers; Sale of Assets	77
7.03	Distributions	79
7.04	Change in Nature of Business	79
7.05	Transactions with Affiliates	79
7.06	Burdensome Agreements	79
7.07	Use of Proceeds	80
7.08	Unrestricted Subsidiaries	80
7.09	Total Leverage Ratio	80
7.10	Minimum Interest Coverage Ratio	81
7.11	Investments	81
7.12	Debt	82
7.13	Purchases, Repayments and Prepayments of Certain Indebtedness	83
ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES	84
8.01	Events of Default	84
8.02	Remedies Upon Event of Default	86
ARTICLE IX.	ADMINISTRATIVE AGENT	86
9.01	Appointment and Authority	86
9.02	Rights as a Lender	87
9.03	Exculpatory Provisions	87
9.04	Reliance by Administrative Agent	87
9.05	Delegation of Duties	88
9.06	Resignation or Removal of Administrative Agent	88

continued

9.07	Non-Reliance on Administrative Agent and Other Lenders	89
9.08	No Other Duties, Etc	89
9.09	Administrative Agent May File Proofs of Claim	90
9.10	Collateral and Guaranty Matters	90
ARTICLE X.	MISCELLANEOUS	91
10.01	Amendments, Etc	91
10.02	Notices and Other Communications; Electronic Communication	93
10.03	No Waiver; Cumulative Remedies	95
10.04	Attorney Costs, Expenses and Taxes	95
10.05	Indemnification by the Borrowers; Reimbursement and Indemnification by Lenders	95
10.06	Payments Set Aside	98
10.07	Successors and Assigns	98
10.08	Confidentiality	103
10.09	Set-off	104
10.10	Interest Rate Limitation	104
10.11	Counterparts	105
10.12	Integration	105
10.13	Survival of Representations and Warranties	105
10.14	Severability	105
10.15	Replacement and Removal of Lenders	105
10.16	Governing Law; Jurisdiction; Waiver of Venue	107
10.17	Waiver of Right to Trial by Jury	107
10.18	No Advisory or Fiduciary Responsibility	108
10.19	USA PATRIOT Act Notice	108
10.20	ENTIRE AGREEMENT	108
ARTICLE XI.	SUBSIDIARY GUARANTEE	109
11.01	Subsidiary Guarantee	109
11.02	Waiver of Subrogation	109
11.03	Amendments, etc. with respect to the Subsidiary Guaranteed Obligations	109
11.04	Guarantee Absolute and Unconditional	110
11.05	Reinstatement	111
11.06	Payments	111
11.07	Remedies	111
11.08	Rights of Contribution	112
11.09	Additional Subsidiary Guarantors	112
ARTICLE XII.	CO-BORROWER GUARANTEE	113
12.01	Co-Borrower Guarantee	113
12.02	Waiver of Subrogation	113
12.03	Guarantee Absolute and Unconditional	113
12.04	Reinstatement	114
12.05	Remedies	114
12.06	Rights of Contribution	115
SIGNATURES		S-1

continued

SCHEDULES

1.02	Certain Intercompany Restrictions (Restrictions on Ability of Subsidiaries to Pay Dividends, etc.)
2.01	Commitments and Pro Rata Shares
5.01	Subsidiaries
5.06	Litigation
5.08	Environmental Matters
7.01	Existing Liens
7.11	Existing Investments
7.12	Existing Indebtedness
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Loan Notice
A-2	Swing Line Loan Notice
B-1	Loan Note
B-2	Swing Line Note
C	Compliance Certificate
D	Assignment and Assumption Agreement
E	Intercompany Subordination Agreement
F	Subsidiary Guarantee Joinder
G	Security Agreement

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) dated as of November 13, 2013 is made and entered into by and among MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Parent Borrower”), MIDCOAST OPERATING, L.P., a Texas limited partnership (the “Opco Borrower” and, collectively with the Parent Borrower, the “Borrowers”, and individually, a “Borrower”), the Subsidiary Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer.

WHEREAS, the Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Assets” has the meaning set forth in the definition of “Incremental EBITDA”.

“Acquired Subsidiary” has the meaning set forth in the definition of “Incremental EBITDA”.

“Acquisition” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of property or assets (other than capital expenditures or acquisitions of inventory or supplies in the ordinary course of business) constituting all or substantially all of the assets of, or a business unit or division of, another Person or at least a majority of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Acquisition Period” means the period beginning with the date of payment of the purchase price for a Specified Acquisition (the “Acquisition Closing Date”) and continuing through the earliest of (a) the last day of the second fiscal quarter following the quarter in which the Acquisition Closing Date occurs, (b) the date designated by the Parent Borrower as the termination date of such Acquisition Period, or (c) the Quarter End Date on which the Parent Borrower is in compliance with Section 7.09 as such compliance is determined as if such period was not an Acquisition Period. As used in this definition, “Specified Acquisition” means any one or more transactions (x) consummated during a consecutive 9-month period pursuant to which the Parent Borrower or one or more of its Subsidiaries, or any combination of the foregoing, directly or indirectly, whether in the form of capital expenditure, an investment, a merger, a consolidation, an amalgamation or otherwise and whether through a solicitation of tender of equity interests, one or more negotiated block, market, private or other transactions, or any combination of the foregoing, acquires for an aggregate purchase price of not less than $50,000,000 (i) all or substantially all of the business or assets of any other Person or operating division or business unit of any other Person or (ii) more than 50% of the equity interests in any other Person, and (y) designated by the Parent Borrower to the Administrative Agent as a

“Specified Acquisition” (such designation may be made at any time during an Acquisition Period that began on the Acquisition Closing Date for such Specified Acquisition); provided that following a designation of a Specified Acquisition, the Parent Borrower may not designate a subsequent Specified Acquisition unless, after the end of the most recent Acquisition Period there shall have occurred at least one Quarter End Date on which the Parent Borrower is in compliance with Section 7.09, as such compliance is determined as if such period was not an Acquisition Period. As used in this definition, “Quarter End Date” means the last date of a fiscal quarter.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form supplied by the Administrative Agent to be completed by the Lenders.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent-Related Persons” means the Administrative Agent (including any successor administrative agent permitted hereby) and each Arranger, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitments” means at any time the sum of the Commitments of all the Lenders under this Agreement.

“Applicable Percentage” means Pro Rata Share.

“Applicable Rate” means the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a)(i), as set forth below:

Applicable Rate
Pricing Level	Total Leverage Ratio	Applicable Rate for Base Rate Loans	Applicable Rate for Eurodollar Loans and Applicable Rate for Letters of Credit	Commitment Fee
I	> 4.50 : 1.00	1.75%	2.75%	0.500%
II	> 4.00 : 1.00 but ≤4.50: 1.00	1.50%	2.50%	0.500%

Applicable Rate
Pricing Level	Total Leverage Ratio	Applicable Rate for Base Rate Loans	Applicable Rate for Eurodollar Loans and Applicable Rate for Letters of Credit	Commitment Fee
III	> 3.50 : 1.00 but ≤4.00: 1.00	1.25%	2.25%	0.375%
IV	> 3.00 : 1.00 but ≤3.50:1.00	1.00%	2.00%	0.375%
V	≤ 3.00 : 1.00	0.75%	1.75%	0.300%

The Applicable Rate in effect from the Closing Date through the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a)(i) for the fiscal quarter ending September 30, 2013 shall be determined based upon Pricing Level IV. Thereafter, the Applicable Rate shall be determined and adjusted quarterly on the date (each a “Calculation Date”) ten (10) Business Days after the day by which the Parent Borrower is required to provide a Compliance Certificate pursuant to Section 6.02(a)(i) for the most recently ended fiscal quarter of the Parent Borrower and shall be determined by reference to the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Parent Borrower preceding the applicable Calculation Date as reflected in the applicable Compliance Certificate; provided that if the Parent Borrower fails to provide the Compliance Certificate as required by Section 6.02(a)(i) for the most recently ended calendar quarter of the Parent Borrower preceding the applicable Calculation Date (including if the Parent Borrower fails to deliver the Compliance Certificate for the fiscal quarter ended September 30, 2013 as required by Section 6.02(a)(i)), the Applicable Rate from such Calculation Date shall be based on Pricing Level I until such time as an appropriate Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Total Leverage Ratio as of the last day of the most recently ended calendar quarter of the Parent Borrower preceding such Calculation Date. The Applicable Rate shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.

Notwithstanding the foregoing, prior to the date the Parent Borrower receives an Investment Grade Rating, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 6.01 or 6.02(a)(i) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Commitments are in effect, or (iii) any Credit Extension is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (A) the Parent Borrower shall promptly (but in any event within five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Rate for such Applicable Period shall be determined as if the Total Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrowers shall within such five (5) Business Day period and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.13; provided that the obligations under this paragraph shall not apply to any inaccuracy contained in a Compliance Certificate if such inaccuracy resulted from a change in GAAP. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 2.08(b) and 8.02 nor any of their other rights under this Agreement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender or (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means either Merrill Lynch, Pierce, Fenner & Smith Incorporated or Citigroup Global Markets Inc., in their respective capacities as co-arrangers and joint bookmanagers. As used herein, the term “Arranger” shall mean “each Arranger” or the “applicable Arranger” as the context may require.

“Assignee Conditions” means, in relation to any Approved Fund that is financially capable of performing the obligations of a Lender under this Agreement, the conditions as follows: (i) if a Lender assigns to such an Eligible Assignee less than all of its Commitment and the Loans at the time owing to it (or a participation in its L/C Obligations), any right of such assigning Lender and such assignee to vote as a Lender, or any other direct claim or right against the Borrowers in relation to this Agreement, shall be uniformly exercised or pursued by such assigning Lender and such assignee; and (ii) such assignee shall not be entitled to payment from any Borrower under Article III of amounts in excess of those payable to such Lender assignor under such Article (determined without regard to such assignment or transfer).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel but expressly excludes the allocated cost of internal legal services and all disbursements of internal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated statements of financial position of the Opco Borrower for the fiscal year ended December 31, 2012, and the related consolidated statements of comprehensive income, partners’ capital and cash flows for such fiscal year of such Person.

“Bank of America” means Bank of America, N.A.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Daily Floating Eurodollar Rate for a one month period for such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Such prime rate is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced prime rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” and “Borrowers” each has the meaning set forth in the introductory paragraph hereto, and includes their respective successors and assigns permitted hereby, if any, and, as context may require, shall refer to the applicable Borrower.

“Borrower Guarantee” has the meaning set forth in Section 12.01.

“Borrower Materials” has the meaning set forth in Section 6.02(c).

“Borrower Obligations” has the meaning set forth in Section 12.01.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in the State where the Administrative Agent’s Office is located or in the State of New York, and if such day relates to any Eurodollar Rate Loan, it must also be a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP, other than any Operating Lease.

“Capital Stock” means shares of capital stock in a corporation, partnership interests in a partnership, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than any debt security which by its terms is convertible at the option of the holder into Capital Stock, to the extent such holder has not so converted such debt security).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for the L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances, or, if the L/C Issuer or the Swing Line Lender benefitting from such collateral shall agree, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender, as applicable (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the failure of (i) Midcoast Holdings, L.L.C., a Delaware limited liability company, or any other Person, in each case during the period that such Person is the general partner of the Parent Borrower, to be controlled, directly or indirectly, by EEP or Enbridge, or both of them or (ii) the general partner of the Opco Borrower to be wholly-owned, directly or indirectly, by the Parent Borrower.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01 (or as otherwise provided in Section 4.01 or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986.

“Collateral Agreements” has the meaning set forth in Section 6.13(a).

“Collateral Period” means the period commencing on the Initial Collateral Delivery Date and to and through, and ending on, the Collateral Release Date.

“Collateral Release Date” has the meaning set forth in Section 6.13(b).

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes party hereto, as applicable, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

“Committed Loan” has the meaning set forth in Section 2.01.

“Compensation Period” has the meaning set forth in Section 2.12(d)(i).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consenting Lenders” has the meaning set forth in Section 2.14(b).

“Consolidated” or “consolidated” when used with reference to a Subsidiary or an Unrestricted Subsidiary means that such Subsidiary or Unrestricted Subsidiary is consolidated for financial reporting purposes in accordance with GAAP.

“Consolidated EBITDA” means, for any period, for the Parent Borrower and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) (i) Consolidated Interest Expense deducted in determining such Consolidated Net Income, (ii) the amount of taxes, based on or measured by income, used or included in the determination of Consolidated Net Income, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) the amount of any onetime costs incurred in connection with the initial public offering of the Parent Borrower’s equity securities, this Agreement and the initial Loan Documents and its and its Subsidiaries’ credit support arrangements with its Affiliates and (v) non-cash operating expenses in an aggregate amount not to exceed $25,000,000 in any period; provided that for purposes of the foregoing, Consolidated Net Income and Consolidated Interest Expense shall be adjusted with respect to net income and expenses of non-Wholly-Owned Subsidiaries (other than the Opco Borrower), to the extent not already excluded from Consolidated Net Income, to reflect the applicable Borrower’s pro rata ownership interest therein. For purposes of any calculations under the Loan Documents, Consolidated EBITDA shall be deemed to be: $49,300,000 for the fiscal quarter ending June 30, 2013, $67,900,000 for the fiscal quarter ending March 31, 2013 and $74,800,000 for the fiscal quarter ending December 31, 2012. If any Subsidiary is an Excluded Subsidiary on both (i) the last day of a Subject Period and (ii) on the date (as used in this paragraph, the “Determination Date”) that is the earlier of (x) the date that the Parent Borrower delivers a Compliance Certificate pursuant to Section 6.02(a)(i) for such Subject Period and (y) the date that the Parent Borrower is required to deliver such Compliance Certificate pursuant to Section 6.02(a)(i), then the net income of such Subsidiary shall not be included in the calculation of Consolidated Net Income for such Subject Period and such Subsidiary’s interest expense, income taxes, depreciation and amortization shall not be added to Consolidated Net Income pursuant to clause (b) above. If a Subsidiary is not an Excluded Subsidiary on the last day of the Subject Period, or if such Subsidiary is an Excluded Subsidiary on the last day of a Subject Period but is no longer an Excluded Subsidiary on the Determination Date, then such Subsidiary will not be considered an Excluded Subsidiary during any part of the Subject Period, its net income will be included in the calculation of Consolidated Net Income for the Subject Period to the same extent as if it had not been an Excluded Subsidiary during any part of the Subject Period, and its interest expense, income taxes, depreciation and amortization will be added to Consolidated Net Income pursuant to clause (b) above. For the avoidance of doubt, and by way of an example (but not exhaustive of all other applicable examples), the EBITDA for a Subject Period which is attributable to a Subsidiary, that at any time during that Subject Period was an Excluded Subsidiary, shall nonetheless be included in the Consolidated EBITDA for such Subject Period if, on either the last day of the Subject Period or the Determination Date such Subsidiary is, for whatever reason, no longer an Excluded Subsidiary, including by reason of discharging the Indebtedness that imposed the applicable Excluded Subsidiary Transfer Restriction or Excluded Subsidiary Transfer Restrictions or having otherwise terminated the application of all related provisions that imposed such restriction or restrictions.

“Consolidated Funded Debt” means, as of any date of determination, for the Parent Borrower and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) on a consolidated basis, the sum of (without duplication) the following: (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including all Obligations hereunder) and, without duplication, Indebtedness of the type described in clause (c) of the definition thereof and Indebtedness under the Working Capital Agreement; (b) that portion of obligations with respect to Capital Leases that are capitalized in the consolidated balance sheet of the Parent Borrower and its Subsidiaries; (c) Financial Support Obligations and (d) without duplication, the unpaid principal amount of all Guarantee Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above of Persons other than the Parent Borrower or any of its Subsidiaries; excluding in all cases to the extent included in Consolidated Funded Debt (i) Financial Support Obligations to the extent constituting Qualifying Subordinated Indebtedness and (ii) to the extent included in any of subsections (a) through (c) above, Designated Hybrid Securities.

“Consolidated Interest Expense” means, for any period, total interest expense of the Parent Borrower and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) for such period determined on a consolidated basis in accordance with GAAP as set forth in the Parent Borrower’s consolidated income statement for such period; provided that there shall be excluded, without duplication, from such determination (to the extent otherwise included therein) the amount of interest payable by the Parent Borrower or any Subsidiary which is not paid as a result of the operation of terms of any subordination agreement to which the Parent Borrower or such Subsidiary is a party, until such interest is paid.

“Consolidated Net Income” means, for any period, the net income of the Parent Borrower and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) from continuing operations (excluding gains or losses resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standard 133, as amended) before extraordinary items (excluding gains or losses from Dispositions of assets) for that period determined on a consolidated basis; provided, for the purposes of the definition of Consolidated Operating Income, Consolidated Net Income shall be calculated by including the Unrestricted Subsidiaries.

“Consolidated Net Worth” means, as to the Parent Borrower at any date, the sum of (i) the amount of partners’ capital of the Parent Borrower determined as of such date in accordance with GAAP; and (ii) Designated Hybrid Securities; provided, there shall be excluded, without duplication, from such determination (to the extent otherwise included therein) the amount of accumulated other comprehensive gain or loss as of such date determined in accordance with GAAP.

“Consolidated Operating Income” means, for any period, (i) the sum of Consolidated Net Income and Consolidated Interest Expense for such period less (ii) the sum of consolidated interest income and consolidated income classified as “Other” for such period, and in each of the foregoing instances, “consolidated” refers to the Parent Borrower, its Subsidiaries and Unrestricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound pursuant to which such Person is obligated to perform an agreement or other undertaking.

“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its (a) outstanding Committed Loans and (b) participations in L/C Obligations and Swing Line Loans.

“Credit Extension” means each of the following: (a) a Borrowing, (b) a Swing Line Borrowing, or (c) an L/C Credit Extension.

“Daily Floating Eurodollar Rate” means, with respect to any Swing Line Loan or any Base Rate Loan that is accruing interest based on clause (c) of the definition of Base Rate, for each day that it is a Daily Floating Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is reasonably approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on such day (if such day is a Business Day) or the immediately preceding Business Day (if such day is not a Business Day), for U.S. dollar deposits with a term equivalent to one (1) month; provided that to the extent a comparable or successor rate is so approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent.

“Daily Floating Eurodollar Rate Loan” means a Loan that bears interest at a rate based upon the Daily Floating Eurodollar Rate.

“Debt Rating” means, as of any date of determination, the rating as determined and publicly announced by any Rating Agency of the Parent Borrower’s non-credit-enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including without limitation, the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act.

“Default” means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when required to be paid by it hereunder, (b) has notified the Borrowers, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within two Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrowers, each L/C Issuer, the Swing Line Lender and each Lender.

“Designated Hybrid Securities” means at the end of any fiscal quarter, the outstanding Hybrid Securities of the Borrowers at such time in a face amount that does not exceed, in the aggregate 15% of Total Capitalization at such time.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distribution” for any Person means, with respect to any Capital Stock issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such Capital Stock, (b) the declaration or payment of any dividend on or with respect to any such Capital Stock, and (c) any other payment by such Person with respect to such Capital Stock.

“Dollar” and “$” means lawful money of the United States of America.

“EBITDA” means for any period and for any Person and its consolidated Subsidiaries the sum of (a) net income of such Person and its consolidated Subsidiaries from continuing operations (excluding gains or losses resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standard 133, as amended) before extraordinary items (excluding gains or losses from dispositions of assets), and (b) to the extent deducted in determining net income of such Person and its consolidated Subsidiaries (i) all interest expense plus the portion of rent expense of such Person under capitalized leases that is treated as interest in accordance with GAAP, and (ii) the amount of taxes, based on or measured by income, (iii) the amount of depreciation and amortization expense, in each case of such Person and its consolidated Subsidiaries for such period.

“EEP” means Enbridge Energy Partners, L.P., a Delaware limited partnership.

“Eligible Assignee” means any Person that meets all of the requirements to be an assignee under Section 10.07(b)(iii), and is not precluded by Section 10.07(b)(v), 10.07(b)(vi) or 10.07(b)(vii) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)).

“Enbridge” means Enbridge, Inc., a corporation incorporated under the federal laws of Canada.

“Environmental Laws” means all Laws relating to environmental, health, safety and land use matters applicable to any property.

“EPRM” means Enbridge Partners Risk Management, L.P., a Delaware limited partnership, and a Wholly-Owned Subsidiary.

“EPRM Swap Contracts” means Swap Contracts to which EPRM is a counterparty, provided that (a) no other Subsidiary of a Borrower is a counterparty thereto or has Guarantee Obligations with respect thereto, (b) EPRM engages in no business other than the entry into Swap Contracts and related documents, instruments and agreements, and the performance of obligations and duties, the taking of actions, and the exercise of rights, privileges, interests or benefits under and incidental thereto, and (c) EPRM’s assets consist solely of Swap Contracts and related documents, instruments and agreements, and rights, privileges, interests and benefits thereunder, and other assets related to, or needed or needful for, the performance of obligations, taking of actions or exercise of rights, privileges, interests or benefits thereunder or arising under, or in connection with, revenues and operations with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any rules and regulations issued pursuant thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the incurrence by a Borrower of liability with respect to a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a Borrower of liability with respect to a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the incurrence by a Borrower of liability with respect to the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the incurrence by a Borrower of liability with respect to an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate; or (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; and with respect to each of the occurrences described in the presiding clauses (a) through (g), which could reasonably be expected to have a Material Adverse Effect.

“Eurodollar Rate” means the Fixed Period Eurodollar Rate or the Daily Floating Eurodollar Rate, as the case may be.

“Eurodollar Rate Loan” means a Fixed Period Eurodollar Rate Loan or a Daily Floating Eurodollar Rate Loan. Each reference to Eurodollar Rate Loan when used in connection with Committed Loans shall mean a Fixed Period Eurodollar Rate Loan. Each reference to Eurodollar Rate Loan when used in connection with Swing Line Loans shall mean a Daily Floating Eurodollar Rate Loan.

“Event of Default” means any of the events or circumstances set forth in Article VIII.

“Excess Swap Termination Value” means, as of any quarter-end date of determination, an amount equal to the excess of (a) the net aggregate Swap Termination Value as of such quarter-end date of (i) all Swap Contracts (other than EPRM Swap Contracts) pursuant to which one or more Subsidiaries of the Parent Borrower are obligated as a counterparty and for which no other Subsidiary of the Parent Borrower has a Guarantee Obligation with respect thereto, and (ii) all Swap Contracts for which one or more Subsidiaries of the Parent Borrower has a Guarantee Obligation, in each case without duplication of any such Swap Contracts and Guarantee Obligations with respect thereto over (b) $150,000,000; provided that Excess Swap Termination Value shall exclude the net aggregate Swap Termination Value of Swap Contracts referred to in clause (a)(i) above to the extent that the obligations in respect of such Swap Contracts are supported by letters or credit for which EEP is the account party or parental guarantees of EEP so long as any reimbursement obligations of the Parent Borrower and its Subsidiaries in respect of such letters of credit or parental guarantees constitute Qualifying Subordinated Indebtedness.

“Excluded Collateral” means (without duplication) assets and properties (a) that shall at all times constitute no more than 10% of the consolidated tangible assets of the Borrower and its Subsidiary Guarantors; (b) consisting of motor vehicles and other certificated equipment, rolling stock, accounts (checking, savings, deposit or otherwise) maintained solely in relation to employee wages and benefits or in which deposits entirely belonging to third parties are maintained or escrow accounts and fiduciary or trust accounts, (c) consisting of any voting Capital Stock of any Subsidiary that is not organized in the United States whose Capital Stock is owned directly by a Borrower or a Domestic Subsidiary in excess of 65% of the total outstanding amount of any class of voting Capital Stock of such Subsidiary and any Capital Stock of any Subsidiary that is not organized in the United States whose Capital Stock is not owned directly by a Borrower or a Domestic Subsidiary, (d) any permit, lease, license, contract or other agreement to which any Loan Party is a party and any property of any Loan Party subject to a purchase money Lien, Capital Lease or similar arrangement permitted under this Agreement and, in each case, such Loan Parties’ rights and interests therein, to the extent that the grant of a security interest thereon (i) shall constitute or result in a breach of, a default under, an invalidation of, a termination of, or the unenforceability of any right of such Loan Party under, such permit, lease, license, contract or other agreement or the agreement governing such purchase money Lien, Capital Lease or similar arrangement, or (ii) requires the consent of, or creates a right of termination in favor of, any Person (other than such Loan Party) with respect to such permit, lease, license, contract or other agreement or such agreement governing such purchase money Lien, Capital Lease or similar arrangement; provided, however, that the Springing Lien Collateral shall include (and such security interest shall attach and this definition of Excluded Collateral shall not then include) immediately at such time as the contractual or legal provisions referred to above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such permit, lease, license, contract or other agreement or such property subject to a purchase money Lien, Capital Lease or similar arrangement, as applicable, not subject to the provisions specified in clauses (i) and (ii) above, (e) any other property of any Loan Party and such Loan Party’s rights and interests therein, to the extent that the grant of a security interest hereunder thereon is prohibited by, or a violation of, applicable law, and (f) otherwise constituting Excluded Collateral as agreed the Administrative Agent and Parent Borrower;

provided that the exclusions referred to in clauses (d) through (e) shall not apply to the extent that such laws, rules, regulations, agreements, terms or provisions referred to therein would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity); provided, further that the exclusions referred to in clause (d) of this definition shall not include any proceeds (as defined in the Uniform Commercial Code of any relevant jurisdiction) of such permit, lease, license, contract or other agreement or property, unless any assets constituting such proceeds are themselves subject to the exclusions set forth in any of clauses (a) through (e) above. For the avoidance of doubt, insurance proceeds payable to the Parent Borrower or any of its Subsidiaries shall be received by any of them, as applicable, to the extent they constitute Springing Lien Collateral, and may be reinvested (by means of replacements, acquisition, repair, improvement, construction or development) in assets (including Capital Stock of a Person) in accordance with the terms of this Agreement.

“Excluded Default” means an Event of Default arising out of the failure by the Company to comply with each of the following: Section 6.02, Section 6.03(b), (c) or (d) and Section 6.04.

“Excluded Subsidiary” means any Subsidiary which is subject to any Excluded Subsidiary Transfer Restrictions; provided, however, that a Subsidiary that is subject to Excluded Subsidiary Transfer Restrictions will not be deemed to be an Excluded Subsidiary by reason of such Excluded Subsidiary Transfer Restrictions if, after giving effect thereto, such Subsidiary is permitted to make the payments, loans, advances and transfers of the type described in clauses (i), (ii), (iii) and (iv) of the definition of Intercompany Restrictions to a Borrower or to at least one other Subsidiary that is not subject to any Excluded Subsidiary Transfer Restrictions that restrict such Subsidiary’s ability to make such payments, loans, advances and transfers to a Borrower.

“Excluded Subsidiary Transfer Restrictions” means restrictions of the type described in clauses (i), (ii), (iii), or (iv) of the definition of Intercompany Restrictions, other than (I) restrictions of the type described in clause (iv) which are otherwise excepted by any of clauses (d), (e), (f), (g), or (h) of the definition of Intercompany Restrictions, or (II) which would be Intercompany Restrictions absent the exception set forth in clause (c) of the definition of Intercompany Restrictions.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) taxes imposed on or measured by its overall net income or profits (however denominated), and franchise taxes imposed on it (in lieu of or in addition to net income taxes), in each case, by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which a Borrower is located or described in subclause (a) of this definition, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender, any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 10.15) pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), and (e) any United States withholding tax imposed pursuant to FATCA.

“Extension Effective Date” has meaning set forth in Section 2.14(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated August 16, 2013, among the Parent Borrower, the Administrative Agent and Merrill Lynch Pierce Fenner & Smith Incorporated.

“Financial Support Agreement” has the meaning set forth in the definition of “Support Agreements”.

“Financial Support Obligations” means any Indebtedness of the Parent Borrower or any of its Subsidiaries owing to any Affiliate (other than a Loan Party) from time to time under the Support Agreements or evidenced by or arising pursuant to any instruments, loan agreements, accounting entries, ledger balances, advances, inter-company loans (regardless of whether documented or not), guarantees, reimbursement agreements or any other agreements.

“Financing Vehicle” has the meaning set forth in the definition of “Hybrid Securities.”

“Fixed Period Eurodollar Rate” means, with respect to any Fixed Period Eurodollar Rate Loan for the Interest Period applicable to such Fixed Period Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is reasonably approved by the Administrative Agent, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is so approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent.

“Fixed Period Eurodollar Rate Loan” means a Loan that bears interest at a rate of interest based on the Fixed Period Eurodollar Rate.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which a Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Form S-1” means the Registration Statement on Form S-1 of the Parent Borrower filed with the SEC on June 14, 2013, as amended by Amendment No. 1 filed on August 7, 2013, by Amendment No. 2 filed on September 3, 2013, by Amendment No. 3 filed on September 27, 2013 and as may be further amended on or prior to the Closing Date.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateral has been provided in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Loans made by the Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateral has been provided in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means Midcoast Holdings, L.L.C., a Delaware limited liability company, and after the date hereof, any one or more other Persons controlled, directly or indirectly, by EEP or Enbridge, or both of them, that shall succeed Midcoast Holdings, L.L.C. in the capacity as general partner of the Parent Borrower.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Hybrid Securities” means any trust preferred securities or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions issued by a Borrower or a Financing Vehicle. “Financing Vehicle” means a business trust, limited liability company, limited partnership or similar entity (i) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries) at all times by a Borrower, (ii) that has been formed for the sole purpose of issuing trust preferred securities or deferrable interest subordinated debt, and (iii) substantially all the assets of which consist of (A) subordinated debt of a Borrower and (B) payments made from time to time on such subordinated debt. In order for any trust preferred securities or deferrable interest subordinated debt to be considered “Hybrid Securities” for purposes of this Agreement, not later than 20 Business Days prior to the delivery of any Compliance Certificate (or such shorter time period as may be agreed by the Administrative Agent), if a Borrower or any Financing Vehicle has issued any trust preferred securities or deferrable interest subordinated debt that it intends to treat as Hybrid Securities in connection with the calculations set forth on such Compliance Certificate, a Borrower shall have delivered to the Administrative Agent information sufficient to demonstrate that the terms of such trust preferred securities or deferrable interest subordinated debt, as the case may be, meet the criteria set forth in this definition.

“Increase Effective Date” has the meaning set forth in Section 2.15(d).

“Incremental EBITDA” means, (i) as to any Person which becomes a Subsidiary (an “Acquired Subsidiary”) as a result of an acquisition by the Parent Borrower or a Subsidiary of such Acquired Subsidiary, EBITDA of such Person for the four full quarters ending immediately prior to the acquisition of such Acquired Subsidiary, or (ii) in regard to the acquisition of all or substantially all of the business or assets of any Person or the operating division or business unit of any Person (an “Acquired Asset”) by the Parent Borrower or a Subsidiary, EBITDA with respect to the Acquired Asset for the four full quarters ending immediately prior to the acquisition of such Acquired Asset, as reasonably determined by the Parent Borrower and reasonably acceptable to the Administrative Agent.

“Indebtedness” means, as to any Person at a particular time, all of the following (without duplication):

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c) whether or not so included as liabilities in accordance with GAAP, (i) all obligations of such Person to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business of such Person, and (ii) Indebtedness of others of the type referred to in clauses (a), (b) and (d) of this definition (excluding prepaid interest thereon) secured by a Lien on property of such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but in amount not to exceed the lesser of the amount of such other Person’s such indebtedness or the fair market value of such property at the relevant date of determination, excluding, however, from this clause (ii), any Liens on any property of a Person consisting of Capital Stock in an Unrestricted Subsidiary of such Person which secures Indebtedness otherwise non-recourse to such Person;

(d) Capital Leases;

(e) all Guarantee Obligations of such Person in respect of any of the foregoing; and

(f) obligations of such Person under Swap Contracts, and Guarantee Obligations of such Person in respect of Swap Contracts, but only to the extent of Excess Swap Termination Value.

For all purposes hereof, the Indebtedness of any Person shall include, without duplication, (i) the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person by its governing agreements and applicable Law except for customary exceptions acceptable to the Required Lenders and (ii) the obligations of such Person owing to any Affiliates of such Person under the Support Agreements. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any net obligation under any Swap Contract, and the amount of any Guarantee Obligations in respect of any Swap Contract, on any date shall be deemed to be the Swap Termination Value of such Swap Contract as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning set forth in Section 10.05(a).

“Initial Collateral Delivery Date” has the meaning set forth in Section 6.13(a).

“Initial Debt Rating” means the first Debt Rating assigned by a Rating Agency after the date of this Agreement.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Debtor Relief Law with respect to a Borrower or any Subsidiary Guarantor or for property or assets of a Borrower or any Subsidiary Guarantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Borrower or any Subsidiary Guarantor or for property or assets of a Borrower or any Subsidiary Guarantor, (c) any voluntary or involuntary dissolution, winding-up, readjustment or liquidation of a Borrower or any Subsidiary Guarantor or for property or assets of a Borrower or any Subsidiary Guarantor, or (d) a general assignment for the benefit of creditors by a Borrower or any Subsidiary Guarantor or for property or assets of a Borrower or any Subsidiary Guarantor.

“Intercompany Restrictions” means, agreements governing Indebtedness that contain terms, conditions, covenants or events of default that restrict, on terms materially more restrictive than provided in the Loan Documents, the ability of any Subsidiary to:

(i) pay distributions or dividends to a Borrower or any Subsidiary on its capital stock or other equity or with respect to any other interest or participation in, or measured by, its profits,

(ii) to pay any amounts owed to a Borrower or any Subsidiary,

(iii) to make loans or advances to a Borrower or any Subsidiary or

(iv) to transfer any of its properties or assets to a Borrower or any Subsidiary other than restrictions existing under or by reason of:

(a) Indebtedness in effect on the Closing Date described in Schedule 1.02 and Refinancings thereof provided that such restrictions are not amended or modified to expand the scope thereof,

(b) applicable Laws,

(c) instruments governing Indebtedness or Capital Stock of a Person or property acquired by a Borrower or a Subsidiary (except to the extent such Indebtedness was incurred in contemplation of such acquisition),

(d) customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business,

(e) provisions contained in documents creating Liens permitted by Section 7.01 which restrict the ability of a Borrower or a Subsidiary to transfer the assets that are subject to such Liens,

(f) provisions in documents, other than those included in the preceding clause (e), creating purchase money obligations for property acquired in the ordinary course of business, which restrict the ability of a Borrower or a Subsidiary to transfer the assets acquired with the proceeds of such purchase money financing,

(g) customary provisions in bona fide contracts for the sale of property or assets,

(h) provisions with respect to the disposition or distribution of assets in joint venture agreements or other similar agreements entered into in the ordinary course of business, and

(i) any Hybrid Security or indenture, document, agreement or security entered into or issued in connection with a Hybrid Security and constituting a restriction or condition on an issuer of any Hybrid Security from taking any of the actions set forth in clauses (i) through (iv) above.

“Interest Payment Date” means, (a) as to any Fixed Period Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and as to any Lender, its Maturity Date; provided, however, that if any Interest Period for a Fixed Period Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and as to any Lender, its Maturity Date; and (c) as to any Daily Floating Eurodollar Rate Loan, the last Business Day of each calendar month.

“Interest Period” means, (a) with respect to any Fixed Period Eurodollar Rate Loan, the period commencing on the date such Fixed Period Eurodollar Rate Loan is disbursed or converted to or continued as a Fixed Period Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by a Borrower in its Loan Notice, or (b) with respect to any Daily Floating Eurodollar Rate Loan, the period commencing on the date such Daily Floating Eurodollar Rate Loan commences and ending one Business Day thereafter; provided that:

(i) any Interest Period applicable to any Fixed Period Eurodollar Rate Loan that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period applicable to any Daily Floating Eurodollar Rate Loan that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;

(iii) any Interest Period applicable to any Fixed Period Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the provisions of clause (i) above, end on the last Business Day of the calendar month at the end of such Interest Period; and

(iv) no Interest Period applicable to any Loan of any Lender shall extend beyond the Maturity Date of such Lender.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of the Capital Stock of another Person, (b) an Acquisition or (c) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“IPO” means the initial public offering of common units of the Parent Borrower, as described in the Form S-1.

“ISP” has the meaning set forth in Section 2.03(h).

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funded participation in any Unreimbursed Amount in accordance with Section 2.03(c)(iii).

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means with respect to each Letter of Credit issued hereunder, either Bank of America or any other Lender that has agreed to issue a Letter of Credit at the request of a Borrower and that is reasonably acceptable to the Administrative Agent, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. As used herein, the term “the L/C Issuer” shall mean “each L/C Issuer” or “the applicable L/C Issuer” or “any L/C Issuer”, as the context may require.

“L/C Issuer Commitment” means (a) with respect to Bank of America an amount equal to $90,000,000, or such other amount (not to exceed, when added to the L/C Issuer Commitments of all other L/C Issuers, the Aggregate Commitments) as shall be agreed in writing from time to time by such L/C Issuer and the Borrowers (with prompt notice to the Administrative Agent) and (b) with respect to any other Lender which agrees to be an L/C Issuer on or after the Closing Date, the amount (not to exceed, when added to the L/C Issuer Commitments of all other L/C Issuers, the Aggregate Commitments) agreed in writing from time to time by such L/C Issuer, the Borrowers and the Administrative Agent.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus to the extent unreimbursed, the aggregate of all Unreimbursed Amounts, including, without duplication, all L/C Borrowings and L/C Advances. For purposes of computing the undrawn face amount of any Letter of Credit, the face amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP (including any modification in respect of Rule 3.14 of the ISP), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning set forth in the introductory paragraph hereto and, as the context requires, includes each L/C Issuer and the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, a copy of which shall be provided to the Borrowers, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer and on terms satisfactory to such L/C Issuer and the requesting Borrower; provided, in the event of any conflict between such application and agreement and the terms of this Agreement, the terms of this Agreement shall control.

“Letter of Credit Expiration Date” means, with respect to each L/C Issuer and each Letter of Credit issued by such L/C Issuer, the day that is seven days prior to the later of (a) the initial Scheduled Maturity Date and (b) such extended Scheduled Maturity Date as to which such L/C Issuer has agreed pursuant to Section 2.14 (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning set forth in Section 2.03(i).

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge, security interest or any other arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, a deposit arrangement and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction) for a creditor’s claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners, including, if applicable, the interest of a purchaser of accounts receivable but excluding the title of the lessor under any operating lease.

“Loan” means a loan made by a Lender to a requesting Borrower pursuant to Article II of this Agreement, in the form of a Committed Loan or a Swing Line Loan, each of the foregoing types of Loans being mutually exclusive of the other types of Loan.

“Loan Documents” means this Agreement, each Note, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.03(g), the Fee Letter, any Subsidiary Guarantee Joinder, and any Collateral Agreements, each Request for Credit Extension and each Compliance Certificate.

“Loan Notice” means written or telephonic notice of (a) a Borrowing of Committed Loans, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1 or if telephonic, shall be immediately followed by written notice in the form of Exhibit A-1; provided, any such telephone notice shall be irrevocable when given notwithstanding that it is required to be so confirmed in writing.

“Loan Parties” means the Borrowers and the Subsidiary Guarantors

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, financial condition, prospects or assets of the Parent Borrower and its consolidated Subsidiaries (other than the Unrestricted Subsidiaries) taken as a whole; (b) a material impairment of the ability of any Loan Party to pay any Obligation when due or otherwise to perform its material obligations under this Agreement or any other Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Project” means any capital construction or expansion project of a Borrower or its Subsidiaries, the aggregate capital cost or budgeted capital cost of which, in each case, including capital costs expended prior to the acquisition of any such project by a Borrower or its Subsidiaries, as the case may be, exceeds $25,000,000.00.

“Material Project EBITDA Adjustments” means, with respect to each Material Project

(A) prior to the Commercial Operation Date of such Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs) a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts relating to such Material Project (or negotiated settlements in place in connection with such Material Project which the Parent Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent have the same effect), the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, oil and gas reserve and production estimates, commodity price assumptions and other factors deemed appropriate by the Administrative Agent) which may, at the Parent Borrower’s option, be added to Consolidated EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date (as used in this Agreement, references to “scheduled Commercial Operation Date” mean the scheduled Commercial Operation Date as reflected in the request from the Parent Borrower to the Administrative Agent for approval of the applicable Material Project EBITDA Adjustments), then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the actual period of delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(B) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project (determined in the same manner set forth in clause (A) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Parent Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters.

Notwithstanding the foregoing:

(i) no such additions shall be allowed with respect to any Material Project unless:

(a) at least 20 days prior to the delivery of any Compliance Certificate (or such shorter time period as may be agreed by the Administrative Agent) to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 7.09, the Parent Borrower shall have delivered to the Administrative Agent a written request for Material Project EBITDA Adjustments setting forth (i) the scheduled Commercial Operation Date for such Material Project, (ii) information regarding such scheduled Commercial Operation Date sufficient to demonstrate that such date meets the criteria sets forth in the definition of Commercial Operation Date, (iii) pro forma projections of Consolidated EBITDA attributable to such Material Project, (iv) information, as applicable, regarding (A) customer contracts relating to such Material Project (or negotiated settlements in connection with such Material Project), (B) the creditworthiness of the other parties to such contracts or settlements, as the case may be, (C) projected revenues from such contracts or settlements, as the case may be, (D) projected capital costs and expenses, (E) oil and gas reserve and production estimates, and (F) commodity price assumptions, and (v) such other information previously requested by the Administrative Agent which it reasonably deemed necessary to approve such Material Project EBITDA Adjustments, and

(b) prior to the date any Compliance Certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and

(ii) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 15% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments or any adjustments for acquisitions pursuant to clause (1) of the definition of Pro Forma EBITDA).

“Material Subsidiary” means any Subsidiary that directly or through one or more Subsidiaries (a) owns assets with a book value equal to 10% or more of the book value of the consolidated assets of the Parent Borrower, its Consolidated Subsidiaries and its Consolidated Unrestricted Subsidiaries, (b) contributed 10% or more of Consolidated Operating Income for any fiscal quarter during the four fiscal quarters most recently ended of the Parent Borrower, its Consolidated Subsidiaries and its Consolidated Unrestricted Subsidiaries, or (c) is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on any date of determination. A Subsidiary will be deemed to have become a Material Subsidiary on either (i) the date of its acquisition or formation, if after giving effect to such acquisition or formation, it constitutes a Material Subsidiary, as reasonably determined by the Parent Borrower and reasonably acceptable to the Administrative Agent, or, if applicable (ii) the 75th day following the end of each of the first 3 fiscal quarters of the Parent Borrower or the 120th day following the end of each fiscal year of the Parent Borrower, as applicable, if as of the immediately preceding quarter-end or year-end, as applicable, and based on the financial statements prepared for such ending quarterly or annual period, it constituted a Material Subsidiary, as reasonably determined by the Parent Borrower and reasonably acceptable to the Administrative Agent.

“Maturity Date” means with respect to a Lender (including an L/C Issuer and the Swing Line Lender) the earlier of (i) such Lender’s Scheduled Maturity Date or (ii) the date upon which its Commitment may be terminated in accordance with the terms hereof.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions.

“Net Tangible Assets” means, as of any date of determination, tangible assets of the Parent Borrower and its Subsidiaries (for the avoidance of doubt, excluding the Unrestricted Subsidiaries) on a consolidated basis, as set forth in the consolidated balance sheet of the Parent Borrower most recently delivered by the Parent Borrower pursuant to Section 6.01(a) or Section 6.01(b), as the case may be, for the Parent Borrower’s most recently completed fiscal quarter or fiscal year, as applicable.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning set forth in Section 2.14(a).

“Note” means, a promissory note made by the Borrower in favor of a Lender (other than the Swing Line Lender) evidencing Loans made by such Lender, substantially in the form of Exhibit B-1, or a promissory note made by the Borrower in favor of the Swing Line Lender evidencing Swing Line Loans made by the Swing Line Lender, substantially in the form of Exhibit B-2, as the context may require.

“Obligations” means all advances to, and debts, liabilities and obligations of a Borrower arising under this Agreement and any debts, liabilities and obligations of any Loan Party under this Agreement or any other Loan Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against a Borrower or any Affiliate of the Borrower of any proceeding under any Debtor Relief Laws naming such Borrower or such Affiliate as the debtor in such proceeding. All advances to, and debts, liabilities and obligations of the Borrower hereunder shall be joint and several obligations of the Parent Borrower and the Opco Borrower, and all references herein to “the” or “a” Borrower’s obligation to pay, repay, reimburse, indemnify or to provide Cash Collateral or other payment obligations hereunder shall refer to the obligation of each of the Parent Borrower and the Opco Borrower, jointly and severally.

“Opco Borrower” has the meaning set forth in the introductory paragraph hereto.

“Operating Lease” means (i) an operating lease under GAAP, (ii) any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, and (iii) any lease entered into after the date of this Agreement that would have been considered an operating lease under the provisions of GAAP in effect as of December 31, 2012.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent Borrower” has the meaning set forth in the introductory paragraph hereto.

“Participant” has the meaning set forth in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA, and in respect of which a Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA at any time during the immediately preceding five plan years.

“Permitted Liens” has the meaning set forth in Section 7.01.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by a Borrower or any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.02(c).

“Pro Forma EBITDA” means, at the time of any determination thereof, without duplication, Consolidated EBITDA for the preceding four quarters ending on such date (the “Subject Period”), calculated on a pro forma basis (1) at the Parent Borrower’s option, making adjustments for Acquisitions of any Person made during such Subject Period, to the extent not reflected in such Consolidated Net Income, and (2) at the Parent Borrower’s option, making Material Project EBITDA Adjustments.

“Pro Rata Share” means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Commitments set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such share may be adjusted as contemplated herein.

“Proposed Lender” has the meaning set forth in Section 2.15(a).

“Public Lender” has the meaning set forth in Section 6.02(c).

“Qualifying Subordinated Indebtedness” means (a) unsecured Indebtedness of a Borrower or any other Loan Party owing to any Affiliate of a Borrower (other than a Loan Party or an Unrestricted Subsidiary); provided that (i) such Indebtedness has a maturity date of at least six months subsequent to the last occurring Scheduled Maturity Date, (ii) interest accruing on such Indebtedness is, at the option of the borrower thereunder, payable not in cash but in additional Indebtedness of like tenor and term, (iii) no amortization of principal of such Indebtedness is scheduled prior to the date that is at least six months subsequent to the last occurring Scheduled Maturity Date, and (iv) no other Subsidiary of the Borrowers has any Guarantee Obligation or other repayment obligation with respect thereto, or (b) Indebtedness of a Borrower or any other Loan Party owing to an Affiliate of a Borrower (other than a Loan Party or an Unrestricted Subsidiary) under (x) the Financial Support Agreement and (y) the Working Capital Agreement; provided that (i) such Indebtedness under the Working Capital Agreement has a maturity date of at least six months subsequent to the last occurring Scheduled Maturity Date, (ii) interest accruing on such Indebtedness may, if cash payments in respect of such interest are not permitted under the subordination agreement referred to in the final proviso of this definition and upon at least five (5) Business Days’ advance written notice from the obligor, be paid by such obligor not in cash but in additional Indebtedness of like tenor and term, (iii) no amortization of principal of such Indebtedness is scheduled prior to the date that is at least six months subsequent to the last occurring Scheduled Maturity Date, and (iv) no other Subsidiary of the Borrowers has any Guarantee Obligation or other repayment obligation with respect thereto; provided further that, in the case of each of clauses (a) and (b), such Indebtedness is expressly subordinated to the Obligations pursuant to a subordination agreement substantially in the form of Exhibit E hereto.

“Rating Agency” means any of Moody’s and S&P.

“Refinancing” means, with respect to any Indebtedness, the extension, refinancing, renewal, replacement, defeasance or refunding of such Indebtedness.

“Register” has the meaning set forth in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders whose Voting Percentages aggregate to more than 50%. For purposes of determining the “Required Lenders,” the Voting Percentage of any Defaulting Lender shall be calculated in accordance with the definition of “Voting Percentage”.

“Responsible Officer” means any of the president, chief financial officer, chief accountant, controller, treasurer, assistant treasurer, secretary or assistant secretary of any Loan Party, or any general partner thereof on its behalf or any general partner of any such general partner or any sole member thereof, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Scheduled Maturity Date” means, with respect to a Lender (including each L/C Issuer and the Swing Line Lender),                 , 2016, or such later date to which the tenor of the Commitments may be extended with the consent of such Lender in accordance with Section 2.14; provided that, in each case, if such date is not a Business Day, the Scheduled Maturity Date shall be the next preceding Business Day.

“SEC” means the Securities and Exchange Commission.

“Securitization Entity” means Enbridge Receivables (U.S.) L.L.C. or any Affiliate thereof engaged in effecting Securitization Transactions and related activities.

“Securitization Transaction” means any transaction in which a Borrower or a Subsidiary sells or otherwise transfers accounts receivable or other rights to payment (whether existing or arising in the future) and assets related thereto to the Securitization Entity. The amount of any Securitization Transaction shall be deemed at any time to be the uncollected amount of the accounts receivable transferred to such purchaser(s) pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible and any discount in the purchase price thereof.

“Solvent” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they are scheduled to mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities as they are scheduled to mature in their ordinary course, (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and are scheduled to mature. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Springing Lien Collateral” means all property of the Loan Parties, other than Excluded Collateral. For the avoidance of doubt, no such property shall be deemed to be Springing Lien Collateral until the Springing Lien Trigger Date has occurred and such property has become subject to a Lien securing, with respect to a Borrower, the Obligations hereunder and, with respect to the Subsidiary Guarantors, the Subsidiary Guarantee, in each case pursuant to an executed and delivered Collateral Agreement.

“Springing Lien Trigger Date” means the earliest date on which a Springing Lien Trigger Event has occurred.

“Springing Lien Trigger Event” means, any of the following has occurred: (a) for two consecutive determination dates, the Total Leverage Ratio (after giving effect to any cure activities taken as provided in Section 7.09) is greater than 4.25 to 1.00, or 4.75 to 1.00 during an Acquisition Period, (b) an Event of Default (other than an Excluded Default) has occurred and is continuing and has not been waived by the Required Lenders or cured, to the extent that the Event of Default may, by its terms, be cured; or (c) the Initial Debt Rating of each of S&P and Moody’s is not an Investment Grade Rating.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer (without duplication) to a Subsidiary or Subsidiaries of a Borrower. In the definition of “Unrestricted Subsidiaries”, the term “Subsidiary” means (without duplication) each Subsidiary of a Borrower. In all other provisions of this Credit Agreement and the other Loan Documents, the term “Subsidiary” does not include any Unrestricted Subsidiary.

“Subsidiary Guarantee” has the meaning set forth in Section 11.01.

“Subsidiary Guarantee Joinder” has the meaning set forth in Section 6.12.

“Subsidiary Guarantors” means, collectively, the general partner of the Opco Borrower and any other Material Subsidiary that executes and delivers a Subsidiary Guarantee Joinder; provided however, any Person constituting a Subsidiary Guarantor as described in the preceding portion of this definition shall cease to constitute a Subsidiary Guarantor when it is released from its obligations under the Subsidiary Guarantee in accordance with Section 9.10.

“Support Agreements” means (i) that certain financial support agreement entered into by and between EEP and the Opco Borrower, dated as of November 13, 2013 (the “Financial Support Agreement”), and (ii) that certain working capital loan agreement dated as of November 13, 2013 between EEP and the Opco Borrower (the “Working Capital Agreement”).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of each Swap Contract, after taking into account the effect of any netting agreement related to such Swap Contract, (a) for any date on or after the date there has been an early termination of the transactions under such Swap Contract and a termination value has been determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a) the amount determined as the mark-to-market value for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contract (which may include any Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning set forth in Section 2.04(a).

“Swing Line Loan Notice” means a notice of (a) a Borrowing of Swing Line Loans, or (b) a conversion of Swing Line Loans from one Type to the other, pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit A-2.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Capitalization” means, at any date, the total of (i) Consolidated Funded Debt plus (ii) Consolidated Net Worth.

“Total Leverage Ratio” has the meaning set forth in Section 7.09.

“Type” means, (a) with respect to a Committed Loan, its character as a Base Rate Loan or a Fixed Period Eurodollar Rate Loan, and (b) with respect to a Swing Line Loan, its character as a Base Rate Loan or a Daily Floating Eurodollar Rate Loan.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiaries” means any Subsidiary of a Borrower that is designated to the Administrative Agent in writing by the Parent Borrower as an Unrestricted Subsidiary after the date hereof; provided, however, that no Subsidiary may be designated as an Unrestricted

Subsidiary if, (i) on the effective date of designation, a Default or Event of Default has occurred and is continuing, (ii) the creation, formation or acquisition of such Subsidiary would not otherwise be permitted under Section 7.02 hereof, (iii) the creation, acquisition or formation of such Subsidiary would not be permitted under any material contract or agreement to which such Borrower is a party or (iv) based on the financial statements most recently delivered pursuant to Section 6.01 or the good faith determination by the Parent Borrower, such Subsidiary is a Material Subsidiary. If an Unrestricted Subsidiaries becomes a Material Subsidiary, such Subsidiary shall no longer be deemed an Unrestricted Subsidiary.

“Voting Percentage” means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender’s Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender’s Loans (including for purposes of this definition, such Lender’s risk participation in outstanding Swing Line Loans), plus (B) such Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations, then constitutes of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender is a Defaulting Lender, then such Lender’s Voting Percentage shall be deemed to be zero percent (0%), and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of “Required Lenders” without regard to such Lender’s Commitment or the outstanding amount of its Loans, and L/C Advances, as the case may be; provided further that, the amount of any risk participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Wholly-Owned” when used to describe a Subsidiary means that all of the Capital Stock of such Subsidiary (other than, in the case of a Subsidiary that is not organized in the United States, directors’ qualifying shares or shares required by applicable Law to be held by a Person other than a Borrower or any Subsidiary) is wholly owned by the Parent Borrower, either directly or indirectly through another Wholly-Owned Subsidiary.

“Working Capital Agreement” has the meaning set forth in the definition of “Support Agreements”.

1.02 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

(v) The verb “continue”, and its usage in correlative forms, with reference to a Default or an Event of Default, shall mean that such Default or Event of Default has occurred and continues and, if applicable, after the passage of the applicable notice or cure period continues uncured, unwaived or otherwise unremedied, or with respect to the event or circumstance giving rise thereto, and after the passage of the applicable notice or cure period, continues uncured, unwaived or otherwise unremedied.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Parent Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) the Parent Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Rounding. Any financial ratios required to be maintained by the Parent Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to documents (including the Loan Documents) shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any related Letter of Credit Application or other document related thereto which has been entered into by a Borrower and the LC Issuer, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of and available under such Letter of Credit after giving effect to each such increase, whether or not such maximum stated amount is in effect at such time, other than as a result of the expiration of the applicable Letter of Credit.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each, a “Committed Loan”) to a Borrower from time to time on any Business Day during the period from the Closing Date to such Lender’s Maturity Date, in an aggregate amount for all Loans to all Borrowers not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Committed Loans.

(a) Each Borrowing (other than an L/C Borrowing), each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the relevant Borrower’s irrevocable notice to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (i) three Business Days prior to the requested date of any such Borrowing of, conversion to or continuation of any such Eurodollar Rate Loans or of any conversion of any such Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Committed Base Rate Loans. Each Borrowing of, conversion to or continuation of any such Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to any such Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice shall specify (i) whether the requesting Borrower is requesting a Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the requesting Borrower fails to specify a Type of Committed Loan, in a Loan Notice or if the requesting Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the requesting Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the requesting Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by such Borrower; provided, however, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the requesting Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted to Base Rate Loans at the end of the respective Interest Periods therefor, if at the end of such periods, a Default or an Event of Default is then in existence.

(d) The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the interest rate applicable to any Fixed Period Eurodollar Rate Loan upon determination of such interest rate. The determination of the Fixed Period Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Parent Borrower and the Lenders of any change in its referenced prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Committed Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until its Letter of Credit Expiration Date, to issue Letters of Credit for the account of the requesting Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the requesting Borrower; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, or (y) the aggregate Outstanding Amount of the

Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, would exceed such Lender’s Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) No L/C Issuer shall issue any Letter of Credit if:

(A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date (taking into account any extensions pursuant to Section 2.14), unless all Lenders have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the expiry date of such requested Letter of Credit would occur after any Scheduled Maturity Date applicable to any Non-Extending Lender, unless the amount of such Letter of Credit together with all other L/C Obligations outstanding on the date of issuance of such Letter of Credit is equal to or less than the Aggregate Commitments of all Lenders who shall remain party, and additional Persons who shall become Lenders party, to this Agreement subsequent to the Scheduled Maturity Date that immediately precedes the expiry date of such Letter of Credit;

(C) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

(D) such Letter of Credit is in a face amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of any standby Letter of Credit, or is to be denominated in a currency other than Dollars;

(E) any Lender is at that time a Defaulting Lender, unless either (1) a Borrower or the Defaulting Lender or a combination thereof has delivered Cash Collateral to the Administrative Agent in an aggregate amount equal to such L/C

Issuer’s Fronting Exposure with respect to the Defaulting Lender (after giving effect to Section 2.16(a)(iv) and any other Cash Collateral provided with respect to the Defaulting Lender, without duplication) or (2) such L/C Issuer has otherwise entered into arrangements, satisfactory to such L/C Issuer with the Borrowers or the Defaulting Lender to eliminate such L/C Issuer’s Fronting Exposure with respect to the Defaulting Lender (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Borrowers and/or the Defaulting Lender to reduce such Fronting Exposure), in either case, arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has Fronting Exposure, as it may elect; or

(F) the Outstanding Amount of the L/C Obligations under Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Issuer Commitment.

(iv) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) If the L/C Issuer declines to issue a requested Letter of Credit for the reasons stated in Section 2.03(a)(iii)(C), upon a Borrower’s request, the L/C Issuer shall provide to the requesting Borrower a reasonably detailed description of the applicable policy or policies.

(b) Procedures for Issuance and Amendment of Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least two Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) if the requesting Borrower desires any modification in respect of Rule 3.14 of the ISP, a description of such modification; and (I) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment (including any modification in respect of Rule 3.14 of the ISP, if so requested by the requesting Borrower); and (D) such other matters as the L/C Issuer may require.

(ii) Promptly after its receipt of a Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from a Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from the Administrative Agent (who hereby agrees to provide prompt notice to the Borrowers) or a Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.02 shall not then be satisfied (specifying in reasonable detail the relevant condition or conditions not then satisfied) and such conditions or conditions, as applicable, remain unsatisfied on such requested date of issuance or amendment, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the requesting Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the requesting Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the issuing L/C Issuer shall notify the Parent Borrower and the Administrative Agent thereof. If the L/C Issuer gives notice to the Parent Borrower prior to 11:00 a.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), a Borrower shall reimburse the L/C Issuer through the Administrative Agent, on the Honor Date, in an amount equal to the amount of such drawing; and if such L/C Issuer shall give notice to the Parent Borrower at or after such time, a Borrower shall make such reimbursement by 11:00 a.m., New York time on the following Business Day. In the event that reimbursement is made on such following day as permitted by this subsection (c)(i), interest shall be payable by a Borrower at the rate set forth in Section 2.08(a)(ii) on the amount of the drawing from the date on which the relevant draft is paid until the date on which such amount is either paid in full (by payment made by a Borrower or by a Borrowing of Base Rate Loans pursuant to this subsection (c)(i)) or is deemed to be an L/C Borrowing pursuant to Section 2.03(c)(iii). If a Borrower fails to so reimburse the L/C Issuer by the applicable time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Pro Rata Share thereof. In such event, the Borrower for whose account the Letter of Credit was issued shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower for whose account the Letter of Credit was issued in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, such Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Base Rate Loan pursuant to clause (ii), or L/C Advance pursuant to clause (iii), of this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Base Rate Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of a Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of L/C Advances.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s Base Rate Loan in accordance with Section 2.03(c)(ii) or its L/C Advance in respect of such payment in accordance with Section 2.03(c)(iii), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of each Borrower to reimburse an L/C Issuer for each drawing under each Letter of Credit that it has requested to be issued, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is paid by a corresponding Borrowing of Loans or L/C Advances, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that a Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such

Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or any Subsidiary, except for the gross negligence, willful misconduct or knowing violation of Law by the L/C Issuer in connection with its payment of a Letter of Credit.

The Borrower requesting a Letter of Credit shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower shall immediately notify the applicable L/C Issuer and such L/C Issuer will correct such noncompliance in conformity with such Borrower’s instruction or as otherwise agreed between such Borrower and such L/C Issuer, subject to any required approvals of the beneficiary of such Letter of Credit and subject to the terms hereof. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is immediately given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, an L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, willful misconduct or knowing violation of Law; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by a Borrower which a Borrower proves were caused by the L/C Issuer’s willful misconduct, gross negligence or knowing violation of Law or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) Certain Credit Support Events. Within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing pursuant to Section 2.03(c)(iii) and until such borrowing has been reimbursed or otherwise paid (including pursuant to a Borrowing), then a Borrower shall deliver to the Administrative Agent, Cash Collateral in amount equal to such L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, then a Borrower shall deliver to the Administrative Agent, Cash Collateral in an amount equal to the then Outstanding Amount of all such L/C Obligations. Section 2.03(g)(ii), Section 2.05(c), Section 2.14(c), Section 2.16 and Section 8.02 set forth additional provisions that may require Cash Collateral to be provided.

(ii) Defaulting Lender. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer or the Swing Line Lender (in each case, with a copy to the Administrative Agent), a Borrower shall deliver to the Administrative Agent Cash Collateral in an amount equal to such L/C Issuers’ (and, if applicable, the Swing Line Lender’s) Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(iii) Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and, to the extent applicable, the Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Obligations to which such Cash Collateral may be applied pursuant to Section 2.03(g)(iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided which has priority over the Administrative Agent’s claim (other than Liens permitted pursuant to Section 7.01(b)(iii)), or that the total amount of such Cash Collateral is less than the aggregate amount required by this Section 2.03, Section 2.05(c), Section 2.14(c), Section 2.16 and Section 8.02, as applicable, each Borrower or, to the extent such Cash Collateral was provided by any Defaulting Lender, such Defaulting Lender, agrees to, promptly within one Business Day of written demand by the Administrative Agent, remit or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral then in the control of the Administrative Agent); provided that if any applicable Defaulting Lender fails to provide such additional Cash Collateral, a Borrower shall promptly within one Business Day of written demand by the Administrative Agent provide such additional Cash Collateral.

(iv) Application. Notwithstanding anything to the contrary contained in this Agreement, but subject to subsection (v) below, Cash Collateral provided pursuant to this Section 2.03, Section 2.05(c), Section 2.14(c), Section 2.16 or Section 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligations), prior to any other application of such property as may be provided for herein.

(v) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations herein secured thereby shall be released promptly following (i) the elimination of the applicable Fronting Exposure or payment in full of the applicable portion of all such obligations secured thereby (including by the termination of Defaulting Lender status of the applicable Lender or the expiration of the applicable Letters of Credit and the payment of all L/C Obligations related thereto, as the case may be), as applicable, or (ii) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.16, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and any such future Fronting Exposure shall be reduced by the amount so held; and provided, further that no Cash Collateral furnished by or on behalf of any Borrower shall be released during the continuance of a Default or Event of Default to the extent that there exists any Fronting Exposure at such time, in which case, such Cash Collateral shall be applied to reduce such Fronting Exposure in lieu of being released.

(vi) Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or other institutions satisfactory to the Administrative Agent.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and a Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. The Parent Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued at its request equal to the Applicable Rate for Letters of Credit multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender shall be payable as set forth in Section 2.16(a)(iii)(C). Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of computing the “actual daily maximum amount available to be drawn” under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Parent Borrower shall pay directly to each L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the applicable Fee Letter or in another agreement between a Borrower and the applicable L/C Issuer, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between a Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit issued at a Borrower’s request, as provided in the applicable Fee

Letter or other agreement between a Borrower and the applicable L/C Issuer, due and payable quarterly in arrears on the first Business Day after the last day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Parent Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit issued at its request as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.04	Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to each Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date of the Swing Line Lender in an aggregate amount of all such Loans to the Borrowers not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Outstanding Amount shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and provided, further, that the Swing Line Lender shall be under no obligation to make Swing Line Loans if any Lender at such time is a Defaulting Lender, unless (y) the Administrative Agent has received Cash Collateral in the amount and on the terms required by Section 2.03(g)(ii), or (z) the Swing Line Lender is otherwise satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Borrower will have the option to choose whether the Swing Line Loan is a (1) Base Rate Loan, or a (2) Daily Floating Eurodollar Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures; Conversion to Base Rate. Each Swing Line Borrowing, and each conversion of Swing Line Borrowings from one Type to the other, shall be made upon the requesting Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing or conversion date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the requested borrowing or conversion date, which shall be a Business Day, and (iii) whether the Loan is a Base Rate Loan or a Daily Floating Eurodollar Rate Loan. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the requesting Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the requesting Borrower at its office by crediting the account of such Borrower on the books of the Swing Line Lender in immediately available funds. Each Swing Line Loan accruing interest at the Daily Floating Eurodollar Rate shall continue to accrue interest as a Daily Floating Eurodollar Rate Loan at the end of each of its Interest Period unless and until (i) a Borrower has given notice of conversion to a Base Rate Loan in accordance with this Section 2.04(b), or (ii) such Swing Line Loan is refinanced pursuant to Section 2.04(c).

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of a Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Parent Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in

Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. A Borrower shall make all payments of principal and interest in respect of the Swing Line Loans it has requested directly to the Swing Line Lender.

2.05	Prepayments.

(a) Each Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) one Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Fixed Period Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment. If such notice is given by a Borrower, a Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of Fixed Period Eurodollar Rate Loans shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

(b) Each Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty (other than amounts required pursuant to Section 3.05); provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, a Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If for any reason the Outstanding Amount of all Loans and L/C Obligations at any time exceeds the Aggregate Commitments then in effect, a Borrower shall immediately prepay its Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

2.06 Reduction or Termination of Commitments. The Borrowers may, upon notice to the Administrative Agent from the Parent Borrower, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07	Repayment of Loans.

(a) Each Borrower shall repay to each Lender on the Maturity Date applicable to such Lender the aggregate principal amount of Loans outstanding on such date which were made to it.

(b) Each Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date applicable to the Swing Line Lender the aggregate principal amount of Swing Line Loans outstanding on such date which were made to it.

2.08	Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Fixed Period Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Fixed Period Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (1) the Base Rate plus the Applicable Rate, or (2) the Daily Floating Eurodollar Rate plus the Applicable Rate.

(b) In the event any amount due hereunder or under any other Loan Document (including, without limitation, any interest payment) is not paid when due (whether by acceleration or otherwise), the applicable Borrower shall pay interest on such unpaid amount (including, without limitation, interest on interest) at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09	Fees.

In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Parent Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate multiplied by the actual daily amount of the unused portion of the Aggregate Commitments, subject to adjustment as provided in Section 2.16; provided that the amount of outstanding Swing Line Loans shall not be considered usage of the Aggregate Commitments for the purpose of calculating the commitment fee. The commitment fee for each Lender shall accrue at all times from the Closing Date (or such later date as such Lender becomes party hereto, as applicable) until the Maturity Date for such Lender and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for such Lender. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b) Other Fees. The Parent Borrower shall pay a fee to each Arranger for its own account, and a fee to the Administrative Agent for its own account, in the amounts and at the times specified in the Fee Letter.

2.10 Computation of Interest and Fees. Computation of interest on Base Rate Loans (including Base Rate Loans determined by reference to the Daily Floating Eurodollar Rate) shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

2.11	Evidence of Debt.

(a) The Credit Extensions made by (i) each Lender (other than, for the avoidance of doubt, the Swing Line Lender) shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business and (ii) the Swing Line Lender shall be evidenced by one or more accounts or records maintained by the Swing Line Lender and by the Administrative Agent in the ordinary course. The accounts or records maintained by the Administrative Agent, each such Lender and the Swing Line Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by such Lenders and the Swing Line Lender to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans and L/C Obligations. In the event of any conflict between the accounts and records maintained by any such Lender or the Swing Line Lender, as the case may be, and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall be presumed to be prima facie evidence of such matters absent manifest error. Upon the request of any such Lender or the Swing Line Lender, as the case may be, made through the Administrative Agent, such Lender’s Loans or the Swing Line Lender’s Loans, as the case may be, may be evidenced by a Note, in addition to such accounts or records. Each such Lender and the Swing Line Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender, the Swing Line Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender and the Swing Line Lender, as the case may be, of participations in Letters of Credit and Swing Line Loans, as applicable. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any such Lender or the Swing Line Lender, as the case may be, in respect of such matters, the accounts and records of the Administrative Agent shall control.

2.12	Payments Generally.

(a) All payments to be made by each Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by each Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon, New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the definition of “Interest Period,” if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) If at any time, including following an exercise of remedies, insufficient funds, including proceeds of Springing Lien Collateral, are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(d) (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Fixed Period Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Committed Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the requesting Borrower a corresponding amount. If any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to a Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the greater of (A) the Federal Funds Rate from time to time in effect and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the requesting Borrower, and such Borrower shall pay (subject to its recoupment rights from and remedies against such defaulting Lender of any breakage costs paid by such

Borrower when repaying such amount) such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or a Borrower may have against any Lender as a result of any default by such Lender hereunder. If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.

(ii) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if a Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f) The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.05(b) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.05(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.05(b).

(g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments. Subject to Section 10.09 with respect to a Defaulting Lender, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.03(g), or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrowers or any Affiliate thereof (as to which the provisions of this Section shall apply).

2.14	Extension of Scheduled Maturity Date.

(a) Not earlier than 60 days prior to, nor later than 30 days prior to, an anniversary of the Closing Date, the Parent Borrower may, upon notice to the Administrative Agent (who shall promptly notify the Lenders), request a one year extension of the Scheduled Maturity Date for each of the Lenders. The Parent Borrower may request such an extension no more than four times. Within 15 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the Lenders’ responses. If any Lender declines, or is deemed to have declined, to consent to such extension (a “Non-Extending Lender”), the Parent Borrower may cause any such Non-Extending Lender to be removed or replaced as a Lender pursuant to Section 10.15.

(b) The Scheduled Maturity Date for each Consenting Lender (defined below) shall be extended only if Lenders holding more than 50% of the Commitments (calculated prior to giving effect to any removals and/or replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented thereto, with respect only to Consenting Lenders and any Lender replacing a Non-Extending Lender pursuant to Section 10.15. If so extended, the Scheduled Maturity Date, as to each Consenting Lender and each Lender replacing a Non-Extending Lender pursuant to Section 10.15, shall be extended to the same date in the following year (the “Extension Effective Date”) but the pre-existing Scheduled Maturity Date shall remain in effect with respect to any Non-Extending Lender that is not replaced. The Administrative Agent and the Parent Borrower shall promptly confirm to the Lenders such extension and the Extension Effective Date. As a condition precedent to such extension, the Parent Borrower shall deliver to the Administrative Agent a certificate dated as of the date that would be the effective date of such extension (in sufficient copies for each Lender) signed by a Responsible Officer of the Parent Borrower (i) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension, or if the Borrowers’ resolutions delivered pursuant to Section 4.01(a)(iii) provided for such extension, certifying that such resolutions have not been amended, modified or rescinded and remain in full force and effect and, (ii) certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article V are true and correct on and as of the date that would be the effective date of such extension, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date, (B) no Default or Event of Default exists, and (C) the Borrowers will provide any Cash Collateral and make any payments required by clauses (c) and (d) below on such Scheduled Maturity Date applicable to each Non-Extending Lender.

(c) On the Scheduled Maturity Date applicable to each Non-Extending Lender, all or any part of such Non-Extending Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations shall be reallocated among the Consenting Lenders and each Lender replacing a Non-Extending Lender pursuant to Section 10.15 in accordance with their respective Pro Rata Shares (calculated without regard to the Non-Extending Lenders’ Commitments), but only to the extent that such reallocation does not cause, with respect to any Consenting Lender or any Lender replacing a Non-Extending Lender pursuant to Section 10.15, the aggregate Outstanding Amount of the Committed Loans of such Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, to exceed such Lender’s Commitment as in effect at such time; provided, however, that if such reallocation cannot, or can only partially, be effected, the Borrowers shall Cash Collateralize the L/C Obligations to the extent that, after giving effect to the reallocation and required payments, if any, in clause (d) below, the Outstanding Amount of all Loans and L/C Obligations exceed the Commitments of the Consenting Lenders and the Lenders replacing Non-Extending Lenders pursuant to Section 10.15. The amount of any such Cash Collateral provided by the Borrowers shall reduce the Non-Extending Lenders’ Pro Rata Share of the Outstanding Amount of L/C Obligations (after giving effect to any partial reallocation pursuant to this clause (c)) on a pro rata basis; and each Non-Extending Lender’s Commitment to make Committed Loans, purchase participations in Swing Line Loans, and purchase risk participations in L/C Obligations with respect to Letters of Credit issued after such Stated Maturity Date shall terminate.

(d) The Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes in Lenders and their respective Commitments. The Borrowers shall (i) on the Scheduled Maturity Date for each Non-Extending Lender, prior to or contemporaneously with giving effect to any extension, pay amounts due, in full, to any Non-Extending Lender that is not replaced as a Lender pursuant to Section 10.15, and (ii) prepay any Loans outstanding on the Extension Effective Date which were made to it (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Loans ratable with the Pro Rata Shares of all the Lenders.

(e) Notwithstanding anything to the contrary contained herein, in the event that any Non-Extending Lender is an L/C Issuer, such L/C Issuer shall not be required to issue any Letter of Credit if the expiry date of such Letter of Credit would occur after the Scheduled Maturity Date applicable to such L/C Issuer and the commitment of such L/C Issuer to issue Letters of Credit shall automatically terminate effective as of the Scheduled Maturity Date applicable to it and such L/C Issuer will have no further obligation to issue Letters of Credit under this Agreement. To the extent that any L/C Issuer is a Non-Extending Lender and has issued Letters of Credit with an expiry date that extends beyond such L/C Issuer’s Scheduled Maturity Date, for so long as such Letters of Credit remain outstanding, such L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all such Letters of Credit (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

(f) This Section 2.14 shall supersede any provisions in Section 2.13 or Section 10.01 to the contrary.

2.15	Increase in Commitments.

(a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Parent Borrower may request from time to time and at any time, in accordance with the terms hereof, an increase in the aggregate amount of the then Commitments provided that (i) the Aggregate Commitments as so increased may not exceed $1,000,000,000, and (ii) any such request for an increase shall be in a minimum amount of $10,000,000, and in multiples of $5,000,000 in excess thereof. To achieve the full amount of a requested increase, the Parent Borrower may (i) invite Lenders to increase their Commitments and/or (ii) invite any Persons that would not be precluded from being an assignee by Sections 10.07(b)(v), 10.07(b)(vi), 10.07(b)(vii) to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent (each such Person, a “Proposed Lender”). In the event the Parent Borrower invites Lenders to increase their Commitments, then at the time of sending the notice referenced in this Section 2.15(a), the Parent Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender and Proposed Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. After receipt of the request for Commitment increase described above, each Lender shall notify the Administrative Agent and the Parent Borrower within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share (as it existed immediately prior to such requested increase) of such requested increase. After receipt of the request for Commitment described above, each Proposed Lender shall notify the Administrative Agent and the Parent Borrower within such time period whether or not it agrees to participate in such increased amount of the Aggregate Commitments, and at what amount it proposes to participate in such increased amount. Unless a longer time period is otherwise agreed by the Parent Borrower, any Lender or Proposed Lender not responding within such time period shall be deemed to have declined to increase its Commitment, or participate in the increase in the aggregate amount of the Commitments, as the case may be.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Parent Borrower and each Lender and Proposed Lender of the Lenders’ and Proposed Lenders’ responses to each request made hereunder.

(d) Effective Date and Allocations. If the aggregate amount of Commitments are increased in accordance with this Section, the Administrative Agent and the Parent Borrower shall determine the respective effective date thereof (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Lenders and the Proposed Lenders of such final allocation of such increase and such Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As conditions precedent to each increase, (1) each Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer dated as of the applicable Increase Effective Date (i) certifying and attaching the resolutions adopted by such Borrower authorizing such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties made in Article V of this Agreement and made by such Borrower or any Subsidiary in any other Loan Document furnished by such Borrower or any Subsidiary in connection herewith are true and correct on and as of such applicable Increase Effective Date, except to the extent that such representations and warranties specifically refer to a different date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15(e), the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 and (B) no Default or Event of Default exists, (2) each Subsidiary Guarantor shall deliver to the Administrative Agent a certificate of a Responsible Officer dated as of the applicable Increase Effective Date certifying and attaching the resolutions adopted by such Subsidiary Guarantor authorizing such increase and (3) each Proposed Lender that is becoming a Lender shall (A) be subject to the approval of the Administrative Agent, each L/C Issuer and the Swing Line Lender, which approvals shall not be unreasonably withheld or delayed, and (B) execute and deliver a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent, the L/C Issuer and the Borrowers. The Borrowers shall prepay any Loans outstanding on such applicable Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with the Pro Rata Shares arising from any nonratable increase in the Commitments under this Section and in effect after giving effect thereto.

(f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.16	Defaulting Lender.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent not prohibited by applicable law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Voting Percentage and in Section 10.01

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise and including any amounts made available to the Administrative Agent from that Defaulting Lender pursuant to Section 10.09 shall, following application by the Administrative Agent of any such payment by or on behalf of the Borrowers to the account of such Defaulting Lender with respect to such Obligation paid (and in lieu of being distributed to such Defaulting Lender pursuant to Section 2.12(a) or such other provision of this Agreement applicable with respect to the distribution thereof), be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by a L/C Issuer (and after giving effect to Section 2.16(a)(iv) and any Cash Collateral then held), to be held as Cash Collateral for such L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.03(g); fourth, as the Parent

Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, or so long as the amount of the Cash Collateral at such time is equal to the actual Fronting Exposure at such time, to substitute for and release to the Parent Borrower on a dollar-for-dollar basis, Cash Collateral previously provided by the Borrowers with respect to the applicable Defaulting Lender (subject to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer or the Swing Line Lender, as applicable, and such substituted amounts otherwise satisfying the requirements to constitute Cash Collateral hereunder), or any combination thereof, in each case, other than during a Collateral Period, free and clear of Liens created in favor of Administrative Agent hereunder or any other Loan Document; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in an interest bearing deposit account and released pro rata in order to (x) satisfy obligations of that Defaulting Lender’s to fund Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03(g); sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to any Borrower hereunder or as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, with respect to this clause eighth, if (x) such payment is a payment of the principal amount of any Loans or L/C Credit Extensions in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Credit Extensions owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Credit Extensions owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Aggregate Commitments without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)	Certain Fees.

(A) Each Defaulting Lender shall be entitled to receive a commitment fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Loans funded by it, and (2) its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03(g).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03(g).

(C) With respect to any commitment fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, a Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender to the extent that such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, a Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the L/C Issuers’ and Swing Line Lender’s Fronting Exposure in accordance with the procedures set forth in Section 2.03(g).

(b) Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) Rights and Remedies against a Defaulting Lender. The Parent Borrower may remove or replace any Defaulting Lender in accordance with the procedures set forth in Section 10.15 of this Agreement. The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.16 are in addition to, and cumulative and not in limitation of, all other rights and remedies that each of the Administrative Agent, the L/C Issuers, the Lenders and the Borrowers may, at any time, have against, or with respect to, such Defaulting Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by such Loan Party or the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications.

(i) Without limiting the provisions of subsection (a) or (b) above, the Borrowers shall, and do hereby, jointly and severally, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by any Loan Party or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Parent Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrowers and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for any Borrower or the Administrative Agent) incurred by or asserted against any Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to any Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by the Parent Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Parent Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Parent Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Parent Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Parent Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Parent Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by a Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Parent Borrower and the

Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable Laws or upon the reasonable request of the Parent Borrower or the Administrative Agent) executed originals of Internal Revenue Service Form W-9 (or successor form) or such other documentation or information prescribed by applicable Laws or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent, as the case may be, to determine that such Lender is not subject to backup withholding or to determine whether or not such Lender is subject to information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter at the time or times prescribed by applicable Laws or upon the request of the Parent Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1) executed originals of Internal Revenue Service Form W-8BEN (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2) executed originals of Internal Revenue Service Form W-8ECI (or successor form),

(3) executed originals of Internal Revenue Service Form W-8IMY (or successor form) and all required supporting documentation,

(4) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN (or successor form), or

(5) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender shall promptly (A) notify the Parent Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, (B) in the event any form or certification previously delivered by it pursuant to this Section 3.01(e) expires or becomes obsolete or inaccurate in any respect or a Change in Law occurs requiring a change in such previously delivered form or certification, deliver any such other properly completed and executed form, certification or documentation as may be required in order to confirm or establish the entitlement of such Lender to an exemption from or a reduction in withholding Taxes with respect to payments hereunder or under any other Loan Documents if such Lender continues to be so entitled, and (C) in the event any Loan Party is required to pay additional amounts to or for the account of such Lender pursuant to Section 3.01(a) and (c), take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Loan Parties or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which such Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the indemnifying Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower, any other Loan Party or any other Person.

3.02 Illegality. If any Lender determines that any Law enacted, construed or announced after the Closing Date has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Parent Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, such paying Borrower shall also pay interest on the amount so prepaid or converted. If any such Law, or change therein, shall only affect a portion of such Lender’s obligations under this Agreement which is, in the opinion of such Lender and the Administrative Agent, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Administrative Agent, the other Lenders or any Borrower, such Lender shall only declare its obligations under that portion so terminated. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

3.03 Inability to Determine Rates. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Parent Borrower and all Lenders. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the affected Lenders revokes such notice. Upon receipt of such notice, a Borrower may, without liability for any attendant breakage costs, revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) in the first sentence of this section, the Administrative Agent, in consultation with the Parent Borrower and the affected Lenders, may establish an alternative interest rate for the impacted Loans (the “Impacted Loans”), in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) the first sentence of this section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.

3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a) If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans to, or (as the case may be) issuing or participating in Letters of Credit for the account of, a Borrower, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), such Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that any Change in Law, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder with respect to a Borrower (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), such Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) Each Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional costs on the unpaid principal amount of each Eurodollar Rate Loan made to it equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided such Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

(d) Each Lender agrees that it will not claim, and that it shall not be entitled to claim, from any Borrower the payment of any of the amounts referred to in this Section 3.04 (i) if it is not generally claiming similar compensation from its other similar customers in similar circumstances and (ii) unless the relevant introduction or change affects all banks and other financial institutions substantially similar to such Lender having regard to the size, business activities and regulatory capital of such banks and other financial institutions, but excluding differences based solely on the residency of Persons controlling such banks or other financial institutions. In addition, each Lender shall use its reasonable efforts to reduce the amount it requests pursuant to Section 3.04, including using its reasonable efforts to not assign or transfer any Loan to any Person if such assignment or transfer would or would be likely to increase the amount of such amounts payable; provided, however, such Lender shall have no obligation to take or omit to take any action that such Lender in its good faith judgment believes would be disadvantageous to it. Each amount required to be paid to any Lender pursuant to this Section 3.04 shall be accompanied by a certificate of the requisite Lender setting forth in reasonable detail the amount owed, the basis therefor and the calculations in respect thereto.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the introduction of Law or change in (or change in interpretation of) Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time (which demand shall be accompanied by a certificate of such demanding Lender setting forth in reasonable detail the amount demanded, the bases therefor and the calculations in respect thereto), the Borrower to whom the subject Loan was made shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan made to such Borrower other than a Base Rate Loan or Daily Floating Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan made to such Borrower other than a Base Rate Loan or Daily Floating Eurodollar Rate Loan on the date or in the amount notified by such Borrower; or

(c) any assignment of a Fixed Period Eurodollar Rate Loan on a day other than the last day of the Interest Period as a result of a request by such Borrower pursuant to Section 10.15;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Such Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by a Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Fixed Period Eurodollar Rate Loan made by it at the Fixed Period Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Fixed Period Eurodollar Rate Loan was in fact so funded.

3.06 Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and such other information as otherwise specified in this Article III shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods customarily used by it in comparable circumstances.

(b) Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Parent Borrower may remove or replace such Lender in accordance with Section 10.15.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of each Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each Lender:

(i) an executed counterpart of this Agreement;

(ii) a Note executed by each Borrower in favor of each Lender requesting a Note, each in a principal amount equal to such Lender’s Commitment;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of the secretary or an assistant secretary of each Borrower and the Subsidiary Guarantors, as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Person is a party;

(iv) such evidence as the Administrative Agent may reasonably require to verify that each Borrower and the Subsidiary Guarantors are duly organized or formed, validly existing, in good standing in the jurisdiction where organized;

(v) a certificate signed by a Responsible Officer (A) of each Borrower and each Subsidiary Guarantor certifying that (1) the conditions specified in Sections 4.02(a) have been satisfied and (2) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect, and (B) of each Borrower certifying that the conditions specified in Sections 4.02(b) have been satisfied;

(vi) an opinion of counsel to the Borrowers and each Subsidiary Guarantor addressed to the Administrative Agent and each Lender;

(vii) the financial statements set forth in the Form S-1 or a link thereto on the website of the SEC;

(viii) executed counterparts of a subordination agreement in the form of Exhibit E hereto pursuant which EEP and any other Affiliate of any Borrower (other than a Loan Party) that is owed any Financial Support Obligations outstanding on the Closing Date agrees to subordinate to the Obligations such Financial Support Obligations; and

(ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require

(b) Each Borrower and the Subsidiary Guarantors shall have provided to the Administrative Agent and the Lenders, to the extent requested at least five Business Days prior to the Closing Date, (A) the documentation and other information requested by the Administrative Agent and any Lender in order to comply with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), (B) the documentation and other information requested by the Administrative Agent in order to comply with all “know your customer” requirements and (C) all anti-money laundering documentation reasonably requested by the Administrative Agent.

(c) Any fees required to be paid on or before the Closing Date shall have been paid.

(d) Concurrently with the Closing Date, (i) the Parent Borrower shall consummate the IPO on substantially the terms set forth in the Form S-1 and (ii) 38.999% of all of the limited partner interests of the Opco Borrower and all of the ownership interests of the general partner of the Opco Borrower shall have been contributed, directly or indirectly, to the Parent Borrower by EEP on terms consistent with the description contained in the Form S-1.

(e) Unless waived by the Administrative Agent, the Parent Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than (i) a Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans as the same Type or (ii) a Swing Line Loan Notice requesting only a conversion of Swing Line Loans to the other Type or continuation thereof as the same Type) is subject to the following conditions precedent:

(a) The representations and warranties made in Article V, or made by any Borrower or any Subsidiary in any Loan Document furnished by any Borrower at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default or Event of Default shall exist, or immediately would result from such proposed Credit Extension.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant as set forth below:

5.01 Existence, Qualification and Power; Compliance with Laws.

(a) The General Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified and is in good standing as a foreign Person for the transaction of business in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and in which the failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

(b) Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing as a foreign Person in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and in which the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the General Partner is the sole general partner of the Parent Borrower.

(c) Each Subsidiary Guarantor is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization and is duly qualified and in good standing (if applicable) as a foreign Person for the transaction of business in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and in which the failure so to qualify could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 sets forth, as of the Closing Date, a complete and accurate list of each of the Borrower’s Subsidiaries, together with its jurisdiction of formation, the Borrower’s direct or indirect percentage ownership therein and whether such Subsidiary is a Material Subsidiary.

(d) Each Loan Party has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to own its assets, carry on its business, except where the failure to do so would not reasonable be expected to have a Material Adverse Effect, and each Loan Party has all requisite corporate or other organizational power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is a party.

(e) Each Loan Party is in compliance with all Laws applicable to it, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) violate the terms of any of such Loan Party’s Organization Documents, (b) result in any breach of, constitute a default under, or require, pursuant to the express provisions thereof, the creation of any consensual Lien on the properties of such Loan Party under, any Contractual Obligation (other than a Loan Document) to which such Loan Party is a party or any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or its property is subject, or (c) violate any applicable Law, in each case with respect to the preceding clauses (a) through (c), which would reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required to be obtained or made by any Loan Party by any material statutory law or regulation applicable to it as a condition to the execution, delivery or performance by, or enforcement against, such Loan Party of any Loan Document to which it is a party.

5.04 Binding Effect.

Each Loan Document dated as of the date hereof has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is a party thereto. Each Loan Document when so delivered constitutes, or will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Opco Borrower and its Subsidiaries and Unrestricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) together with the footnotes thereto, reflect all material indebtedness and other liabilities, direct or contingent, of the Opco Borrower and its Subsidiaries and Unrestricted Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

(b) The unaudited pro forma consolidated statement of financial position of the Opco Borrower and its Subsidiaries and Unrestricted Subsidiaries dated June 30, 2013, and the related consolidated statement of income for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Opco Borrower and its Subsidiaries and Unrestricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements to the Closing Date, there has been no event or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect.

5.06 Litigation. Except as specifically disclosed in Schedule 5.06, and matters covered by insurance or indemnification agreements, as of the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower after investigation, overtly threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any of the Borrower’s Subsidiaries or Unrestricted Subsidiaries or against any of their properties or revenues of which there is a reasonable possibility of a determination adverse to such Person and which if determined adversely, could have a Material Adverse Effect.

5.07 Ownership of Property; Liens. Each of the Borrowers and its Material Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all material property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. There is no Lien on any property of the Borrowers or any of its Subsidiaries, other than Liens permitted by Section 7.01.

5.08 Environmental Compliance. The Borrowers and the Material Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof have reasonably concluded that, except as specifically disclosed in Schedule 5.08, they: (a) to the best of their knowledge, are in compliance with all applicable Environmental Laws, except to the extent that any non-compliance would not reasonably be expected to have a Material Adverse Effect; (b) to the best of their knowledge, are not subject to any judicial, administrative, government, regulatory or arbitration proceeding alleging the violation of any applicable Environmental Laws or that may lead to claim for cleanup costs, remedial work, reclamation, conservation, damage to natural resources or personal injury or to the issuance of a stop-work order, suspension order, control order, prevention order or clean-up order, except to the extent that any such proceeding would not reasonably be expected to have a Material Adverse Effect; (c) to the best of their knowledge, are not subject to any federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (d) have no actual knowledge that any of their predecessors in title to any of their property and assets are the subject of any currently pending federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (e) have not filed any notice under any applicable Environmental Laws indicating past or present treatment, storage or disposal of, or reporting a release or Hazardous Materials into the environment where the circumstances surrounding such notice would reasonably be expected to have a Material Adverse Effect; and (f) possess, and are in compliance with, all approvals, licenses, permits, consents and other authorizations which are necessary under any applicable Environmental Laws to conduct their business, except to the extent that the failure to possess, or be in compliance with, such authorizations would not reasonably be expected to have a Material Adverse Effect.

5.09 Insurance. The properties of each Borrower and its Subsidiaries are (a) insured with financially sound and reputable insurance companies or (b) self-insured or otherwise insured in manner and scope that complies with the applicable provisions of Section 6.07, as the case may be, and in each case, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each Borrower or its Subsidiaries operate.

5.10 Taxes. The Borrowers and its Subsidiaries and Unrestricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon each Borrower or its Subsidiaries or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or (b) where failure to do so would not reasonably be expected to have a Material Adverse Effect. No Borrower has actual knowledge of any proposed tax assessment from a Governmental Authority against it or any of its Subsidiaries or Unrestricted Subsidiaries that would, if actually imposed, have a Material Adverse Effect.

5.11 ERISA Compliance.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

5.12 Unrestricted Subsidiaries.

As of the Closing Date, no Borrower has any Unrestricted Subsidiaries.

5.13 Margin Regulations; Investment Company Act.

(a) Neither any Borrower nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

(b) Neither any Borrower nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14 Disclosure. As of the Closing Date, no statement, information, report, representation, or warranty made by any Loan Party in any Loan Document, when so made (or if dated or otherwise specified therein, as of such date), or furnished to the Administrative Agent, the L/C Issuer or any Lender by or at the direction of such Loan Party in connection with any Loan Document, when so furnished (or if dated or otherwise specified therein, as of such date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.15 Solvency. The Borrowers and their Subsidiaries are and, after the consummation of the transactions contemplated by this Agreement, will be Solvent on a consolidated basis. The Opco Borrower is, and after the consummation of the transactions contemplated by this Agreement, will be Solvent.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, the Parent Borrower and the Opco Borrower (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) within ten days after the Parent Borrower files its Annual Report on Form 10-K with the Securities Exchange Commission or, if earlier, 90 days after the end of each fiscal year, a copy of the Parent Borrower’s Form 10-K, which report shall include the Parent Borrower’s audited consolidated financial statements together with all notes thereto, prepared in reasonable detail, and shall be accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing selected by the Parent Borrower and reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; provided that documents required to be delivered pursuant to this subsection may be delivered electronically pursuant to Section 6.02(b); and

(b) commencing with the fiscal quarter ended September 30, 2013, within five days after the Parent Borrower files a Quarterly Report on Form 10-Q with the Securities Exchange Commission or (except with respect to the Form 10-Q for the fiscal quarter ended September 30, 2013), if earlier, 45 days after the end of each of its first three quarters of each fiscal year, a copy of the Parent Borrower’s Form 10-Q, which report shall include the Parent Borrower’s unaudited consolidated financial statements, prepared in reasonable detail, certified by a Responsible Officer of the Parent Borrower as fairly presenting the Parent Borrower’s consolidated financial condition, results of operations and cash flows in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided that documents required to be delivered pursuant to this subsection may be delivered electronically pursuant to Section 6.02(b).

6.02 Certificates; Other Information.

(a) Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(i) commencing with the fiscal quarter ended September 30, 2013, within 90 days after the end of each fiscal year and within 45 days after the end of each of Parent Borrower’s first three quarters of each fiscal year (except with respect to the Form 10-Q for the fiscal quarter ended September 30, 2013, for which the Compliance Certificate called for by this Section shall be delivered within five days after the Parent Borrower files such Quarterly Report on Form 10-Q with the Securities and Exchange Commission), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower and attaching a schedule listing any additions to, deletions from, or modifications of, the information in Schedule 5.01 as delivered on the Closing Date, as subsequently updated under this Section 6.02(a)(i) or indicating that that there have been no changes since the previous updates to Schedule 5.01;

(ii) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the unit holders of the Parent Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Parent Borrower has filed with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto, in each case, (1) which are not confidential in nature, as permitted by applicable Laws, as required by contractual restrictions not entered into in contemplation of this Section 6.02(a)(ii), as permitted by recognized principles of privilege or as otherwise determined in good faith by the Parent Borrower, and (2) provided that documents required to be delivered pursuant to this Section 6.02(a)(ii) shall be deemed delivered on the date that such documents are publicly available on “EDGAR” or other similar publicly accessible sources of which the Parent Borrower provides written notice to the Administrative Agent and the Lenders; and

(iii) promptly, such additional information regarding the business, financial or partnership affairs of a Borrower or any Subsidiary or Unrestricted Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

(b) Documents required to be delivered pursuant to Section 6.01(a) or Section 6.02(a)(ii) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto, on the Parent Borrower’s website on the Internet at the website address listed on Schedule 10.02, and, in either case, notifies the Administrative Agent by email of such posting or link; or (ii) on which such documents are posted on the Parent Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), whichever date shall first occur. Notwithstanding anything contained herein, in every instance the Parent Borrower shall be required to provide electronic, or if timely requested by the Administrative Agent, paper, copies of the Compliance Certificates required by Section 6.02(a)(i) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(c) The Borrowers hereby acknowledge that (i) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of each Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may not wish to receive material non-public information with respect to the Borrowers or its securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that so long as either Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by so marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all such Borrower Materials so marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03 Notices.

Promptly notify the Administrative Agent and each Lender within 5 Business Days after actual knowledge thereof by any Responsible Officer of the Parent Borrower:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of a Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between a Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting a Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event; and

(d) of any announcement by a Rating Agency of any change in a Debt Rating following the Initial Debt Rating if such change announces a rating of less than Investment Grade.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action a Borrower or Subsidiary has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

6.04 Payment of Obligations. Pay, before the same shall become delinquent or in default, its Indebtedness and tax liabilities (but excluding Indebtedness (other than the Obligations) that is not in excess of $25,000,000), except where (a) the validity or amount thereof is being contested in good faith and the applicable Borrower or the applicable Subsidiary shall have instituted appropriate proceedings if required to so contest, (b) the applicable Borrower or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

6.05 Preservation of Existence, Etc. Except in a transaction permitted by Section 7.02 or pursuant to statutory conversions to another form of entity as permitted by applicable Law, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except where the failure of a Subsidiary that is not a Loan Party to do so (individually or collectively with all such failures) could not reasonably be expected to have a Material Adverse Effect; and take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business and preserve or renew all of its registered patents, trademarks, trade names and service marks, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. Except where it will not have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, or through self-insurance, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided, however, that notwithstanding the foregoing provisions of this Section 6.07, a Borrower or any Subsidiary may effect worker’s compensation or similar insurance in respect of operation in any state or other jurisdiction through any insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance in accord with applicable Laws.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

6.09 Books and Records. Maintain proper books of record and account necessary to prepare the financial statements required to be delivered pursuant to Section 6.01 in accordance with GAAP.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent, the L/C Issuer and each Lender, at their respective expense, and if a Borrower shall so request, then in the presence of a Responsible Officer or an appointee of a Responsible Officer, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, in each case, all at such reasonable times during normal business hours, but unless an Event of Default exists, no more frequently than once during each calendar year, upon reasonable advance notice to the applicable Borrower and subject to compliance with applicable safety standards, with contractual or attorney-client privilege (as applicable) and non-disclosure agreements; provided, however, that during an Event of Default, the Administrative Agent, the L/C Issuer or any Lender (or any of their respective representatives or independent contractors) may, without duplication of the efforts of the others, do any of the foregoing at the reasonable expense of the applicable Borrower at any time during normal business hours.

6.11 Use of Proceeds.

Use the proceeds of the Credit Extensions for working capital and for other general corporate purposes, including, to the extent that on a pro forma basis the Parent Borrower shall be in compliance with Section 7.13, payment of amounts owing under Qualifying Subordinated Indebtedness, in each case to the extent not in violation of any Law or breach of the terms of this Credit Agreement.

6.12 Additional Subsidiaries

Within thirty (30) days after the acquisition, designation or formation of any Material Subsidiary organized in the United States or after the date that any existing Subsidiary organized in the United States becomes a Material Subsidiary (or such longer period as the Administrative Agent may agree in writing), the Parent Borrower shall cause such Person to (i) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a joinder agreement substantially in the form of Exhibit F (a “Subsidiary Guarantee Joinder”) and (ii) deliver to the Administrative Agent (A) documents of the types (1) referred to in Sections 4.01(a)(iii) and (iv) and (2) if the Collateral Period is then in effect, referred to in Section 6.13, and (B) favorable opinions of counsel to such Person (which, as to certain matters as agreed to by the Administrative Agent, may be internal counsel and which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

6.13 Springing Lien.

(a) The Borrowers and the Subsidiary Guarantors shall, on a date (the “Initial Collateral Delivery Date”) that is not later than (i) 30 days with respect to personal property assets in which a Lien may be perfected by filing a UCC financing statement, capital stock with respect to which a Lien may be perfected by delivery of a stock certificate, if certificated, and instruments with respect to which a Lien may be perfected by delivery of such instrument and (ii) 90 days with respect to all other assets after the Springing Lien Trigger Date, if such Springing Lien Trigger Event is then continuing, execute and deliver a security agreement in the form of Exhibit G hereto and such mortgages, deeds of trust, security instruments, financing statements, certificates and other similar instruments and agreements, each in form and substance reasonably acceptable to the Administrative Agent (collectively, the “Collateral Agreements”), and take or cause to be taken such other action, as shall be reasonably requested by the Administrative Agent and necessary to vest in the Administrative Agent for the benefit of the Lenders a valid and perfected security interest, subject only to Permitted Liens, in the Springing Lien Collateral covered thereby to secure the Obligations.

(b) As of the date that the Parent Borrower receives an Investment Grade Rating (the “Collateral Release Date”):

(i) the Loan Parties, and any Person thereafter becoming a Loan Party, shall no longer be required to comply with Section 6.13(a), and Section 6.13(a) and references thereto contained herein shall be deemed deleted from this Agreement, mutatis mutandis, from that date and all times thereafter; and

(ii) any Liens granted in connection with this Agreement, Collateral Agreements or any other Loan Document in the Springing Lien Collateral, will automatically terminate and cease to exist. At a Borrower’s expense, the Administrative Agent shall execute and deliver such documents, instruments and statements, and take such other action, as a Borrower may reasonably request to evidence or confirm that all Liens in the Springing Lien Collateral have been terminated and released from the Liens of each of this Agreement, the Collateral Agreements and all other Loan Documents, and no longer secure any Obligations.

(c) Upon termination of the Aggregate Commitments, termination or expiration of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the L/C Issuer in its sole discretion have been made) and payment in full of the Obligations, any Liens granted in connection with this Agreement, the Collateral Agreements or any other Loan Document in the Springing Lien Collateral, will automatically terminate and cease to exist. In furtherance of the foregoing, and at a Borrower’s expense, the Administrative Agent shall execute and deliver such documents, instruments and statements, and take such other action, as a Borrower may reasonably request to evidence or confirm that all Liens in the Springing Lien Collateral have been terminated and released from the Liens of each of the Loan Documents and no longer secure any Obligations.

(d) Upon any Springing Lien Collateral constituting property leased to any Loan Party under a lease which has expired or has been terminated in a transaction not prohibited by this Agreement or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended (provided that if such lease is subsequently renewed or extended, the applicable Loan Party shall promptly, and in no event more than five (5) Business Days after such renewal or extension, re-execute and re-deliver all Collateral Agreements and take or cause to be taken all other actions necessary to vest in the Administrative Agent the Liens described in Section 6.13(a) in such leased property), any Liens granted in connection with this Agreement, the Collateral Agreements or any other Loan Documents in such Springing Lien Collateral, will automatically terminate and cease to exist. In furtherance of the foregoing, and at a Borrower’s expense, the Administrative Agent shall execute and deliver such documents, instruments and statements, and take such other action, as a Borrower may reasonably request to evidence or confirm that all Liens in such Springing Lien Collateral have been terminated and released from the Liens of each of the Loan Documents and no longer secure any Obligations.

(e) Notwithstanding any provision to the contrary herein or in any other Loan Document, Springing Lien Collateral comprised of accounts receivable, other payment rights, inventory or the proceeds of the foregoing shall be subject to release upon sales of such accounts receivable, other payment rights or inventory and collection of the proceeds of such sales or such accounts receivable or other payment rights in the ordinary course of business or pursuant to a Securitization Transaction and, as and when requested by the Parent Borrower, the Administrative Agent will authorize and deliver UCC financing statement amendments or releases that delete such released Springing Lien Collateral from any previously filed financing statements or similar instrument that included such released Springing Lien Collateral in the description of the assets covered thereby. If requested from time to time in writing by a Loan Party and at a Loan Party’s expense, the Administrative Agent shall execute and deliver such documents, instruments or statements and to take such other action as such Loan Party may reasonably request to evidence or confirm that the Springing Lien Collateral falling under this Section has been released from the Liens of each of the Loan Documents.

(f) Subject to the foregoing, Springing Lien Collateral may be released from the Liens created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements or as provided herein. Upon the reasonable request of a Loan Party pursuant to an officer’s certificate certifying that all conditions precedent under this Section 6.13 or under the applicable Collateral Agreement have been met and the consent of the Administrative Agent and at a Loan Party’s expense, a Loan Party will be entitled to releases of property included in the Springing Lien Collateral from the Liens securing the Obligations under any one or more of the following circumstances:

(i) to enable a Loan Party to consummate asset dispositions not prohibited by Section 7.02; or

(ii) if any Subsidiary that is a Subsidiary Guarantor is released from its Subsidiary Guarantee, that Subsidiary’s property will also be released from the Liens granted by it pursuant to the Loan Documents.

Upon receipt of such officers’ certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the applicable Loan Party, the Administrative Agent shall, at the sole expense of such Loan Party, execute, deliver or acknowledge such instruments or releases to evidence the release of any Springing Lien Collateral permitted to be released pursuant to this Section.

(g) Promptly following written request by the Administrative Agent which is received by a Borrower, and performable by it or any other Loan Party, during the Collateral Period, the applicable Loan Party will (a) correct any material defect or error that may be discovered in any Collateral Agreement or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Collateral Agreements, (ii) maintain the validity and effectiveness of the Collateral Agreements and the Liens, including the perfection thereof, intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent, for the benefit of the Lenders, the principle rights granted or now or hereafter intended to be granted to the Administrative Agent, for the benefit of the Lenders, under any Collateral Agreement to which any Loan Party is or is to be a party, in each case, with respect to such actions that the Administrative Agent determines are reasonable in order to achieve or maintain the benefit intended to be conferred by such Springing Lien Collateral in relation to the costs and other resources reasonably associated with such actions.

(h) In the event that any Securitization Transaction to which the Securitization Entity is a party with the Parent Borrower or any of its Subsidiaries is recharacterized, the Parent Borrower shall cause to be executed counterparts of a subordination agreement substantially in the form of Exhibit E hereto, with such changes as shall be reasonably agreed between the Administrative Agent and the Securitization Entity to the extent necessary in light of the debt and Liens that are the subject thereof, pursuant to which the Securitization Entity agrees to subordinate to the Obligations any debt owed to it or Liens granted in favor of it.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid, or any Letter of Credit shall remain outstanding, the Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) Prior to the date the Parent Borrower receives an Investment Grade Rating:

(i) Liens described in Section 7.01(b)(i) through (xi); and

(ii) during the Collateral Period, Liens securing Indebtedness permitted under Section 7.12(a)(vii);

(iii) Liens securing Indebtedness of the Parent Borrower in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

(iv) Liens securing Indebtedness of the Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; and

(b) From and after the date the Parent Borrower receives an Investment Grade Rating:

(i) Liens pursuant to any Loan Document or securing any Obligation;

(ii) Liens existing on the date hereof provided, that to the extent any such Liens secure Indebtedness in excess of $10,000,000 in the aggregate, they are listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and the principal amount of the Indebtedness thereby secured is not increased, other than by the additional amount of premium, if any, and accrued interest on such Indebtedness and reasonable expenses incurred in connection therewith;

(iii) Liens for taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(iv) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(v) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(vi) Liens incurred or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds (including surety and appeal bonds related to judgments only to the extent permitted by clause (viii) of this Section 7.01), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(vii) easements, rights-of-way, restrictions and other similar charges or encumbrances which, in each case are granted, entered into or created in the ordinary course of business of such Person;

(viii) attachments or other Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(ix) Liens on property securing obligations permitted under Section 7.12(a)(v), provided that the amount of such obligations shall not exceed at any time an aggregate amount equal to one percent (1%) of Net Tangible Assets;

(x) Liens on property or assets of any Subsidiary securing Indebtedness of such Subsidiary owing to a Borrower;

(xi) Liens on (A) property or shares of equity interests of a Person that becomes a Subsidiary after the Closing Date, or (B) Acquired Assets acquired by a Borrower or a Subsidiary after the Closing Date, including any acquisition by means of merger or consolidation with or into a Borrower or a Subsidiary which is permitted by Section 7.02; provided (i) such Liens were in existence at the time such Person becomes a Subsidiary or at the time of such acquisition of such Acquired Assets, (ii) such Liens were not created in contemplation of the acquisition of such Person or such Acquired Assets, (iii) such Liens do not encumber property other than property owned by such Person or the Acquired Assets then acquired, (iv) if, as a result of the acquisition, the Indebtedness secured by such Liens is or becomes Indebtedness of the Parent Borrower but not Indebtedness of any Subsidiary, then the aggregate principal amount of Indebtedness secured thereby shall not exceed the Incremental EBITDA of the Acquired Subsidiary or such Acquired Assets; and

(xii) in addition to Liens permitted by the foregoing clauses (i) through (xi), other Liens securing Indebtedness, provided that in no event will the aggregate unpaid principal amount of Indebtedness secured by such other Liens exceed at any time an amount equal to 15% of Net Tangible Assets.

7.02 Mergers; Sale of Assets.

(a) No Loan Party shall merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease (as a lessor) or otherwise dispose of (in one transaction or in a series of related transactions) all (or substantially all) of its assets, or all or substantially all of the stock of or other equity interest in any of its Subsidiaries (in each case, whether now owned or hereafter acquired), unless: (i) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (ii) if either Borrower is involved in any such transaction, it is the surviving or resultant entity or the recipient of any such sale, transfer, lease or other disposition of assets, and if one or more Loan Parties is involved in any such transaction (and neither Borrower is), a Loan Party is the surviving or resultant entity or the recipient of any such sale, transfer, lease or other disposition of assets; provided, however, that in no event shall any such merger, consolidation, sale, transfer, lease or other disposition whether or not otherwise permitted by this Section 7.02(a) have the effect of releasing either Borrower from any of its obligations and liabilities under this Agreement (unless the Parent Borrower and the Opco Borrower merger or consolidate with each other).

(b) Except as set forth in Section 7.02(a), prior to the date the Parent Borrower receives an Investment Grade Rating, a Loan Party will not make, nor permit its Subsidiaries to make any Disposition except:

(i) Dispositions of inventory in the ordinary course of business;

(ii) Dispositions of machinery and equipment no longer used or useful in the conduct of business of a Loan Party and its Subsidiaries that are Disposed of in the ordinary course of business;

(iii) Dispositions of assets to a Loan Party or a Subsidiary, provided that if the transferor of such assets is a Loan Party, the transferee thereof must be or, substantially contemporaneous with such Disposition, will become, a Loan Party;

(iv) Dispositions of accounts receivable and instruments in connection with the collection or compromise thereof;

(v) Dispositions of licenses, sublicenses, leases or subleases not interfering in any material respect with the business of a Loan Party and its Subsidiaries;

(vi) Dispositions of cash or cash equivalents in the ordinary course of business;

(vii) Dispositions in which: (i) the assets being disposed of are exchanged, within 365 days following such Disposition, for replacement assets having a fair market value, in the good faith opinion of the Parent Borrower, at least equal to the then value of the asset, or if more than one asset, aggregate value of the assets, being disposed, which are to be used in the business of the Borrowers or a Subsidiary or (ii) the net cash proceeds thereof are either (A) reinvested (by means of replacement, acquisition, repair, improvement, construction or development) within 365 days following such Disposition in one or more assets useful, or to be used, in the business of the Borrowers or a Subsidiary or (B) used to prepay the Loans, or if no Loans are outstanding, permanently reduce the Aggregate Commitments on a dollar for dollar basis, or any combination of the foregoing;

(viii) asset swaps with EEP or any of its Subsidiaries;

(ix) Dispositions permitted by Sections 7.02(a), 7.03 and 7.11;

(x) Dispositions pursuant to Securitization Transactions in an amount not to exceed $450,000,000 in the aggregate at any time;

(xi) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party or any Subsidiary;

(xii) the granting of Liens permitted hereunder, and Disposition of property subject to any such Lien that is transferred to the lienholder or its designee in satisfaction or settlement of such lienholder’s claim; and

(xiii) Dispositions not otherwise permitted under this Section 7.02 which in the aggregate for all Loan Parties and their Subsidiaries do not exceed (i) 10% of Net Tangible Assets in any fiscal year, measured as of the date of determination or (ii) 20% of Net Tangible Assets over the term of this Agreement, measured as of the date of determination.

(c) From and after the date the Parent Borrower receives an Investment Grade Rating, a Loan Party will not make any Disposition (whether in one transaction or a series of related transactions) that constitutes all or substantially all of the assets of such Loan Party and its Subsidiaries, taken as a whole, except as set forth in Section 7.02(a).

7.03 Distributions. During the existence of a Default which would become an Event of Default under clause (a), (f), or (g) of Section 8.01 or a Default under Section 8.01(b) or 8.01(c) as a result of a breach of Section 7.09 or Section 7.10 or an Event of Default, a Borrower will not, and will not permit any Subsidiary to, declare, pay or make any Distribution (in cash, property or obligations) on any interests (now or hereafter outstanding) in such Borrower or such Subsidiary or apply any of its funds, property or assets to the purchase of any partnership interests in such Borrower or other equivalent interests in such Subsidiary; provided that if such Borrower or such Subsidiary has declared a Distribution when no Default which would become an Event of Default under clause (a), (f) or (g) of Section 8.01 or a Default under Section 8.01(b) or Section 8.01(c) as a result of a breach of Section 7.09 or Section 7.10 or Event of Default exists, it shall be permitted to pay that Distribution even if such Default or Event of Default exists on the corresponding payment date unless on such payment date and prior to the making of such Distribution, such Borrower or such Subsidiary has knowledge that the maturity of all outstanding Obligations has been accelerated pursuant to Section 8.02; provided that any Subsidiary may declare, pay or make any Distribution to any Borrower; and provided further that any Distributions declared, paid or made any non-Wholly-Owned Subsidiary to parties other than the Parent Borrower or its Subsidiaries must be pro rata in respect of their proportionate ownership interests therein.

7.04 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Parent Borrower and its Subsidiaries on the date hereof or, if substantially different therefrom, not permitted by the Parent Borrower’s partnership agreement.

7.05 Transactions with Affiliates. Enter into any material transaction with any Affiliate of Parent Borrower except upon fair and reasonable terms that are no less favorable than those which might be obtained in arm’s-length transactions with a Person that is not an Affiliate; provided, that such limitations shall not apply to any transaction among a Borrower, its Subsidiaries and the General Partner (for the avoidance of doubt, excluding the Unrestricted Subsidiaries), or any combination thereof, to subordinated loans (including Qualifying Subordinated Indebtedness) from an Affiliate to a Borrower, to a transaction between a Borrower or any of its Subsidiaries and an Affiliate if such transaction has been approved by the Conflicts Committee of the Board of Directors of the General Partner, or to a purchase, prepayment or repayment of Qualifying Subordinated Indebtedness permitted by Section 7.13. For purposes of clarification of the foregoing, the parties acknowledge that the limitations contained in this Section 7.05 shall not limit the General Partner’s authority to act or take actions on behalf of the Parent Borrower, in its capacity as general partner thereof.

7.06 Burdensome Agreements. Enter into any material Contractual Obligation that by its express terms prohibits a Borrower or any Subsidiary or Unrestricted Subsidiary to create, incur, assume or suffer to exist Liens on any material property of such Person to secure the

Obligations; or enter into any agreement (other than agreements of the type permitted by any of clauses (a) through (i) of the definition of Intercompany Restrictions or pursuant to a Securitization Transaction permitted hereunder) restricting the ability of any Subsidiary to make any payments, directly or indirectly, to a Borrower or a Material Subsidiary by way of distributions, loans, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any Subsidiary to make any payment, directly or indirectly to a Borrower or a Material Subsidiary.

7.07 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.08 Unrestricted Subsidiaries.

(a) Neither the Borrowers nor any Subsidiary may guaranty or otherwise become liable in respect of any Indebtedness or other obligations of, grant any Lien on any of its property to secure any Indebtedness of or other obligation of, or provide any other form of credit support to, any Unrestricted Subsidiary, provided however that a Borrower or a Subsidiary may grant a Lien on the equity interests of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary that is otherwise non-recourse to such Borrower or such Restricted Subsidiary.

(b) No Unrestricted Subsidiary may, directly or indirectly, (i) make any loans or advances to a Borrower or any Subsidiary, or (ii) hold any equity interests in a Borrower or any Subsidiary, excluding any investment in a public fund which holds securities of or otherwise makes investments in a Borrower or any Subsidiary.

7.09 Total Leverage Ratio. As of the end of each applicable four-quarter period, commencing with the quarter ending September 30, 2013, the Parent Borrower shall maintain a ratio (the “Total Leverage Ratio”) of (a) Consolidated Funded Debt to (b) Pro Forma EBITDA of no greater than (1) during an Acquisition Period, 5.50 to 1.00, and (2) during any period other than an Acquisition Period, 5.00 to 1.00; provided, that if at the end of any such applicable four-quarter period the Parent Borrower shall not have maintained such ratio, the Parent Borrower will have a period of 30 days following the later of the date a Responsible Officer of the Parent Borrower has knowledge that such ratio has not been satisfied at the end of such period and 30 days following the end of such period, to cure such failure on a pro forma basis by satisfying the following clauses (i) or (ii), or any combination of such clauses, by (i) obtaining an equity contribution which qualifies as equity under GAAP or (ii) incurring Qualifying Subordinated Indebtedness owing to an Affiliate (other than a Subsidiary) under clause (a) of the definition thereof in a sufficient amount that (y) had the Parent Borrower had such additional equity or Qualifying Subordinated Indebtedness proceeds, or a combination of both, at or prior to the end date of such applicable four-quarter period, and (z) had such amount been included in, and increased, Pro Forma EBITDA with respect to such applicable four-quarter period, the Parent Borrower would have been in compliance with this Section 7.09 for such four-quarter period and, if the Parent Borrower obtains such equity or such Qualifying Subordinated Indebtedness proceeds, or any combination thereof, during such cure period, but in no event shall such period end later than 60 days following the end of the corresponding ending four-quarter period, then it will be deemed to be in compliance with this Section 7.09 as of the end of such four quarter period. Any such additional equity or Qualifying Subordinated Indebtedness that has been added to Pro Forma EBITDA in accordance with this Section 7.09 shall be counted solely as an increase to Pro Forma EBITDA (and not as a reduction to Indebtedness (directly through repayment or indirectly through netting)) for the purpose of determining the Parent Borrower’s compliance with Section 7.09 and shall be disregarded for any other purpose, including for purposes of determining the satisfaction of any financial ratio-based condition, pricing or the availability of any basket under Article VII of this Agreement.

7.10 Minimum Interest Coverage Ratio. As of the end of each applicable four-quarter period, commencing with the quarter ending September 30, 2013, the Parent Borrower shall maintain a ratio of Pro Forma EBITDA to Consolidated Interest Expense for such four quarter period then ended of at least 2.50 to 1.00; provided, that if at the end of any such applicable four-quarter period the Parent Borrower shall not have maintained such ratio, the Parent Borrower will have a period of 30 days following the later of the date a Responsible Officer of the Parent Borrower has knowledge that such ratio has not been satisfied at the end of such period and 30 days following the end of such period, to cure such failure on a pro forma basis by satisfying the following clauses (i) or (ii), or any combination of such clauses, by (i) obtaining an equity contribution which qualifies as equity under GAAP or (ii) incurring Qualifying Subordinated Indebtedness owing to an Affiliate (other than a Subsidiary) under clause (a) of the definition thereof in a sufficient amount that (y) had the Parent Borrower had such additional equity or Qualifying Subordinated Indebtedness proceeds, or a combination of both, at or prior to the end date of such applicable four-quarter period, and (z) had such amount been included in, and increased, Pro Forma EBITDA with respect to such applicable four-quarter period, the Parent Borrower would have been in compliance with this Section 7.10 for such four-quarter period and, if the Parent Borrower obtains such equity or such Qualifying Subordinated Indebtedness proceeds, or any combination thereof, during such cure period, but in no event shall such period end later than 60 days following the end of the corresponding ending four-quarter period, then it will be deemed to be in compliance with this Section 7.10 as of the end of such four quarter period. Any such additional equity or Qualifying Subordinated Indebtedness that has been added to Pro Forma EBITDA in accordance with this Section 7.10 shall be counted solely as an increase to Pro Forma EBITDA (and not as a reduction to Indebtedness (directly through repayment or indirectly through netting)) for the purpose of determining the Parent Borrower’s compliance with Section 7.10 and shall be disregarded for any other purpose, including for purposes of determining the satisfaction of any financial ratio-based condition or the availability of any basket under Article VII of this Agreement.

7.11 Investments. Make any Investments, except:

(a) Investments held by a Loan Party or such Subsidiary in the form of cash or cash equivalents;

(b) Investments existing as of the Closing Date, provided that to the extent any such Investments are in excess of $10,000,000 in the aggregate, they are set forth on Schedule 7.11;

(c) Investments in any Person that is a Loan Party prior to or contemporaneously with giving effect to such Investment;

(d) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(e) Acquisitions made in accordance with a Loan Party’s or Subsidiary’s Organization Documents;

(f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g) Investments by the Parent Borrower in any Subsidiary that is not a Loan Party not exceeding $20,000,000 in the aggregate at any one time outstanding;

(h) Investments consisting of loans and advances to officers, directors and employees of a Borrower or any Subsidiary in an aggregate amount not to exceed $5,000,000 at any one time outstanding, for ordinary business purposes;

(i) Guarantee Obligations and inter-company Indebtedness permitted by Section 7.12;

(j) Investments in a Person to the extent such Investments represent the non-cash portion of consideration received for a Disposition of any property that was made in compliance with Section 7.02;

(k) Investments in assets (including Capital Stock of a Person, owning such other assets) that are engaged or used (or intended to be used) in the business of a Borrower or any Subsidiary and received solely in exchange for Capital Stock consisting of common units (or equivalent) of the Parent Borrower; and

(l) Investments not otherwise permitted under this Section 7.11 which in an aggregate amount do not exceed, at any one time outstanding, $15,000,000.

Notwithstanding the foregoing, upon the Parent Borrower’s receiving an Investment Grade Rating, neither the Borrowers nor any Subsidiary shall be required to comply with the restrictions set forth in this Section 7.11.

7.12 Debt.

(a) Prior to the date the Parent Borrower receives an Investment Grade Rating, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness under the Loan Documents;

(ii) Indebtedness of a Loan Party owing to another Loan Party or a Subsidiary, provided that in the case of Indebtedness owed by a Loan Party to a non-Loan Party Subsidiary, such Indebtedness is Qualifying Subordinated Indebtedness under clause (a) of the definition thereof;

(iii) Indebtedness of a non-Loan Party Subsidiary owed to any Loan Party or any other non-Loan Party Subsidiary;

(iv) Indebtedness existing on the date hereof provided that, to the extent any such Indebtedness is in excess of $10,000,000 in the aggregate, such Indebtedness is set forth on Schedule 7.12 and refinancings, refundings, extensions and renewals of any such Indebtedness; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to accrued and unpaid interest thereon and a reasonable premium or other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal or extension, (ii) the terms relating to principal amount, amortization, maturity, collateral (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewal or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no more restrictive in any material respect to the Borrowers or the Subsidiaries than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the range of the market interest rates then available to the obligor thereunder for comparable transactions, and (iii) if such Indebtedness is subordinated to the Obligations, the terms relating to subordination of any such refinancing, refunding, renewal or extending Indebtedness are no less favorable to the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;

(v) Indebtedness of a Borrower or any Subsidiary arising under Swap Contracts entered into by such Borrower or such Subsidiary in the ordinary course of business to hedge or otherwise mitigate business risks incurred in the ordinary course of business;

(vi) Indebtedness of a Loan Party or any Subsidiary as an account party in respect of trade, performance, surety, bid, bond or similar letters of credit or instruments; provided, that any such Indebtedness that constitutes Financial Support Obligations shall also constitute Qualified Subordinated Indebtedness;

(vii) Indebtedness of any Loan Party constituting Qualified Subordinated Indebtedness;

(viii) Indebtedness constituting Investments permitted under Section 7.11(g);

(ix) Indebtedness of the Parent Borrower, so long as after giving effect to the incurrence of such Indebtedness, the Parent Borrower would be in pro forma compliance with Sections 7.09 and 7.10, and any Subsidiary that serves as a co-issuer of any such Indebtedness; provided that any such Subsidiary may exist only for purposes of serving as a co-issuer of such Indebtedness and may have no assets or operations;

(x) Guarantee Obligations of Subsidiary Guarantors with respect to Indebtedness permitted pursuant to this Section 7.12; and

(xi) Indebtedness of Subsidiary Guarantors in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

(b) From and after the date the Parent Borrower receives an Investment Grade Rating, the Parent Borrower shall not permit any non-Loan Party Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness described in Section 7.12(a)(iii) through (vi); and

(ii) Indebtedness not otherwise permitted by this Section 7.12(b) which is in an aggregate principal amount that does not exceed at any time outstanding an amount equal to 10% of Net Tangible Assets.

7.13 Purchases, Repayments and Prepayments of Certain Indebtedness:

(a) Prior to the date the Parent Borrower receives an Investment Grade Rating, purchase, repay or prepay any subordinated Indebtedness or obligations under the Support Agreements or other Financial Support Obligations, except that a Loan Party may purchase, repay or prepay Qualifying Subordinated Indebtedness if immediately after giving effect to such purchase or payment, the Parent Borrower is in compliance with Sections 7.09 and 7.10 and such purchase or payment will not result in a Default or an Event of Default.

(b) From and after the date the Parent Borrower receives an Investment Grade Rating, purchase, repay or prepay any Qualifying Subordinated Indebtedness unless after giving effect to such purchase or payment, the Parent Borrower is in compliance with Sections 7.09 and 7.10 and such purchase or payment will not result in a Default or an Event of Default.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. A Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. A Borrower shall fail to perform, observe or comply with any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.11, 6.12 or 6.13 or Article VII; or

(c) Other Defaults. (i) Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (1) a Borrower or Subsidiary Guarantor, as applicable, obtaining knowledge of such failure and (2) the Parent Borrower or Subsidiary Guarantor, as applicable, being notified of such failure by the Administrative Agent, the L/C Issuer or any Lender; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party, in this Agreement or in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;

(e) Cross-Default. (i) A Borrower or any Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary (A) fails to make any payment of principal or interest or premium, if any, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), inclusive of any grace, extension, forbearance or similar period, in respect of any Indebtedness having an aggregate principal amount (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, for a period beyond the applicable grace, cure, extension, forbearance or other similar period the effect of which default or other event is to cause such Indebtedness to be demanded or to become due or required to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guarantee Obligation to become payable; or (ii) there occurs under any Swap

Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Borrower or any Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Borrower or any Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by a Borrower or such Subsidiary other than, for the avoidance of doubt, an Unrestricted Subsidiary as a result thereof is greater than $25,000,000; or

(f) Insolvency Proceedings, Etc. A Borrower, any Subsidiary Guarantor or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts. A Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due as provided in Title 11 of the United States Bankruptcy Code; or

(h) Judgments. There is entered against any Borrower or any Material Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage or third-party indemnity or similar agreements as to which the indemnitor (or similar party if applicable) does not dispute coverage), and (A) enforcement proceedings upon assets of any Borrower or any Material Subsidiary are lawfully commenced by any creditor upon such judgment, or (B) there is a period of 30 consecutive days after the entry of such judgment during which a discharge, stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower or any Subsidiary of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

(k) Change of Control. There occurs any Change of Control; or

(l) Invalidity of Subordination Agreements. Any subordination agreement entered into in order to qualify Indebtedness as Qualifying Subordinated Indebtedness shall cease to be effective (other pursuant to the terms provided therein) or otherwise shall cease to be a legal, valid and binding agreement enforceable against the holders of any Indebtedness under such Qualifying Subordinated Indebtedness in any material respect (other than as a result of the signatory for the Administrative Agent not having the proper corporate authority to execute and deliver such subordination agreement).

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is then continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c) require that each Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.01 with respect to any Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of each Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, the L/C Issuer or any Lender.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article, other than the provisions of Section 9.06 which provide for the consent of the Borrowers, are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Parent Borrower, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate,

consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation or Removal of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, each L/C Issuer and the Parent Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, subject to the consent of the Parent Borrower at all times other than during the existence of an Event of Default (such consent not to be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may on behalf of the Lenders and each L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders may, to the extent not prohibited by applicable law, by notice in writing to the Parent Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Parent Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then the Administrative Agent being removed may on behalf of the Lenders and each L/C Issuer, appoint a successor Administrative Agent from the remaining Lenders; provided that if the Administrative Agent shall notify the Lenders that no qualifying Person has accepted such appointment, then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or any L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as a successor Administrative Agent is appointed as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring or removed Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation or removal of Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and the Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to a Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and 2.03(j), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters.

(a) The Administrative Agent is authorized on behalf of the Lenders, without the necessity of any notice to or further consent from such Lenders, from time to time, to take any actions with respect to any Springing Lien Collateral or Collateral Agreements which may be necessary to perfect and maintain the Liens upon the Springing Lien Collateral granted pursuant to the Collateral Agreements. The Administrative Agent is further authorized (but not obligated) on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Lenders under the Collateral Agreements. By accepting the benefit of the Liens granted pursuant to the Collateral Agreements, each Lender hereby agrees to the terms of this paragraph (a).

(b) The Lenders hereby, irrevocably authorize the Administrative Agent to (i) terminate and release any Lien granted to or held by the Administrative Agent upon any Springing Lien Collateral (a) upon termination of the Aggregate Commitments, termination or expiration of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to each L/C Issuer in its sole discretion have been made), and the payment in full of all outstanding Obligations payable under this Agreement and under any other Loan Document (other than contingent indemnification obligations); (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or any other Loan Document; (c) pursuant to terms and conditions of any provision of this Agreement providing for a Lien release with respect to such Springing Lien Collateral; or (d) constituting property leased to any Loan Party under a lease which has expired or has been terminated in a transaction not prohibited by this Agreement or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended; and (ii) release a Subsidiary Guarantor from its obligations under the Subsidiary Guarantee and any other applicable Loan Document if such Person ceases to be a Subsidiary as a result of a transaction not prohibited by this Agreement. Upon the request of the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Springing Lien Collateral pursuant to this paragraph (b).

(c) Notwithstanding anything contained in any of the Loan Documents to the contrary, the Loan Parties, the Administrative Agent, and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Springing Lien Collateral or to enforce the Subsidiary Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under the Loan Documents may be exercised solely by Administrative Agent on behalf of the Lenders in accordance with the terms hereof and the other Loan Documents; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. By accepting the benefit of the Liens granted pursuant to the Collateral Agreements, each Lender hereby agrees to the terms of this paragraph (c).

(d) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Springing Lien Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate;

(d) change Section 2.12(c) or 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or amend the definitions of “Applicable Percentage” or “Pro Rata Share”;

(e) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(f) release or terminate, as the case may be all or substantially all of the Subsidiary Guarantee or all or substantially all of the Springing Lien Collateral, without the written consent of each Lender, except as permitted pursuant to Section 9.10 (in which case such release or termination, as applicable may be evidenced by the Administrative Agent signing alone);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, nor the principal amount of any Loan or any interest thereon, or any other amounts payable hereunder owed to such Defaulting Lender be reduced or the date for payment thereof be extended, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

10.02 Notices and Other Communications; Electronic Communication.

(a) Notices and Other Communications; Facsimile Copies. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Borrower or any other Loan Party, the Administrative Agent, an L/C Issuer, or the Swing Line Lender: to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02;

(ii) in the case of notices by the Administrative Agent, an L/C Issuer, or the Swing Line Lender to a Lender: to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire; and

(iii) in the case of notices by any Borrower to a Lender, an L/C Issuer or the Swing Line Lender: c/o the Administrative Agent, at the address, telecopier number, electronic mail address or telephone number specified for the Administrative Agent on Schedule 10.02.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSONS IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent-Related Persons have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuers, and the Swing Line Lender may change its address, telecopier, e-mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telecopier, e-mail address or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each L/C Issuer, and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Effectiveness of Electronic Copies of Loan Documents and Signatures. This Agreement and the other Loan Documents (including any amendment or other modification and any waiver or consent) and any executed signature pages hereto or thereto may be delivered by facsimile or other electronic (i.e., “pdf” or “tif”) imaging means. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrowers, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile or other electronic imaging means.

(f) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices if immediately followed by a corresponding Loan Notice in writing) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or the L/C Issuer to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Attorney Costs, Expenses and Taxes. The Parent Borrower agrees (a) to pay or reimburse the Administrative Agent and the L/C Issuer for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent, the L/C Issuer and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs; provided, however, that no Borrower shall be required to reimburse a Defaulting Lender or its Related Parties for, and neither a Defaulting Lender nor any of its Related Parties shall be entitled to be reimbursed for, any costs and expenses incurred by or on behalf of such Defaulting Lender or any of its Related Parties in effecting its cure from being a Defaulting Lender or the replacement or removal of such Defaulting Lender hereunder, or matters incidental to any of the foregoing. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent or the L/C Issuer, as the case may be, and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the L/C Issuer or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

10.05 Indemnification by the Borrowers; Reimbursement and Indemnification by Lenders.

(a) The Borrowers shall indemnify each Agent-Related Person, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (other than the Administrative Agent, any L/C Issuer, any Lender or the Swing Line Lender) arising out of, or relating to, (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, or the consummation of the transactions contemplated hereby or thereby, the relationship of the Borrowers, the Administrative Agent, the L/C Issuers and the Lenders under this Agreement, or, in the case of the Administrative Agent and its Related Parties only, the administration of this Agreement and the other Loan Documents; (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are caused by such Indemnitee’s own gross negligence, breach in bad faith under any Loan Document, willful misconduct or knowingly unlawful conduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction, or that are incurred by an Indemnitee that is a Defaulting Lender and such losses, claims, damages, liabilities or related expenses are proximately cause by conduct, acts or omissions described in clauses (a), (b), or (c) of the definition of “Defaulting Lender,” or for any loss asserted against it by another Indemnitee.

As used in this Section 10.05, the following terms having the meanings set forth below:

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

(b) Reimbursement and Indemnification by Lenders.

(i) Each Lender severally agrees to indemnify upon demand the Administrative Agent, each L/C Issuer and each Related Party (each such Person being called an “Agent/Issuer-Related Indemnitee”) (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligations of the Borrowers to do so), pro rata, according to each such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) and hold harmless each Agent/Issuer-Related Indemnitee from and against any and all losses, claims, damages, liabilities and related expenses (including Attorney Costs), incurred by or against the Administrative Agent or an L/C Issuer acting in its capacity as such, or incurred by or against any Related Party of any of the foregoing acting for the Administrative Agent or an L/C Issuer in connection with such capacity, arising out of or relating to (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, or the consummation of the transactions contemplated hereby or thereby, the relationship of the Borrowers, the Administrative Agent, the L/C Issuers, and the Lenders under this Agreement, or the administration of this Agreement and the other Loan Documents; (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Agent/Issuer-Related Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE AGENT/ISSUER-RELATED INDEMNITEE (all of the foregoing, collectively, “Indemnified Liabilities”); provided however that no Lender shall be liable for the payment to an Agent/Issuer-Related Indemnitee of any portion of such Indemnified Liabilities resulting from any such Person’s gross negligence, breach in bad faith under any Loan Document, willful misconduct or knowingly unlawful conduct; and provided, further, that no action taken by the Administrative Agent in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

(ii) Without limitation of the foregoing, to the extent that a Borrower for any reason fails to indefeasibly pay any amount required under Section 10.04 or subsection (a) of this Section 10.05 to be paid by it to an Agent/Issuer-Related Indemnitee (and without limiting their obligation to do so), each Lender severally agrees to pay to such Agent/Issuer-Related Indemnitee such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or an L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or L/C Issuer in connection with such capacity.

(iii) The obligations of the Lenders under this subsection (b) are subject to the provisions of Section 2.12(f).

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither any Borrower nor any Indemnitee shall assert, and each of them hereby waives, any claim against any of the other of them, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided however that the foregoing limitation shall not be deemed to impair or affect the indemnification obligations of the Borrowers under this Agreement to the extent such indemnification obligations are with respect to losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person that is neither an Indemnitee nor the Borrowers. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction; provided that this sentence shall not be deemed to limit an Indemnitee’s obligations in Section 10.08.

(d) Payments. All amounts due from the Borrowers under Section 10.04 or this Section 10.05 shall be payable not later than thirty Business Days after demand therefor and the Parent Borrower’s receipt of (i) the requesting Person’s certification that it is owed amounts under Section 10.04 or Section 10.05(a), as the case may be, and the basis thereof, and (ii) reasonably detailed invoices or statements relating thereto.

(e) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, an L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.06 Payments Set Aside. To the extent that any payment is made by or on behalf of any Borrower to the Administrative Agent, an L/C Issuer or any Lender, or the Administrative Agent, an L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, an L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the L/C Issuer, as the case may be, upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent or the L/C Issuer, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.07 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to an Eligible Assignee that is a Lender, an Affiliate of a Lender, or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of

Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to (x) a Lender, (y) an Affiliate of a Lender that is financially capable of performing the obligations of a Lender under this Agreement or (z) an Approved Fund that is financially capable of performing the obligations of a Lender under this Agreement and that agrees with the assignor to be bound by the Assignee Conditions;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Commitments.

The Administrative Agent shall not have any responsibility to ensure compliance with, or to inquire as to whether an assignee is in compliance with, the requirement set forth in Section 10.07(b)(iii)(A) as to financial capacity or the requirement set forth in Section 10.07(b)(iii)(A) that the assignee agree to be bound by the Assignee Conditions, and responsibility for compliance with such requirements shall be the responsibility of the assigning Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, which amount shall not be for the account of, or reimbursable from, directly or indirectly, any Borrower except as otherwise provided in Section 10.15; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to a Borrower. No such assignment shall be made to any Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) No Assignment to Defaulting Lenders. No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause.

(viii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative

Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, a Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. If the assigning Lender holds a Note and has assigned all of its Commitment, it shall promptly deliver such Note to the Parent Borrower marked “Cancelled” or sign a lost note affidavit (which shall include customary indemnification of the Borrowers) with respect thereto (provided however that, notwithstanding herein to the contrary, failure to do so will not affect the validity of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, each L/C Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice, and the Administrative Agent shall provide a copy of the Register upon the Parent Borrower’s or such Lender’s request.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, any L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or any of their Affiliates, or any Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, each L/C Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent.

(f) Certain Pledges. Any Lender may at any time assign, pledge or grant a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; and provided, further, all costs, fees and expenses related to, or in connection with, any such pledge or grant shall be for the sole account of such Lender.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an L/C

Issuer, and/or the Swing Line Lender, assigns all of its Commitment and Loans pursuant to subsection (b) above, such assigning Lender may, (i) upon 30 days’ notice to the Parent Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Parent Borrower, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Parent Borrower shall be entitled to appoint from among the Lenders one or more successor L/C Issuers or Swing Line Lender hereunder; provided, however, that no failure by any Borrower to appoint any such successor shall affect the resignation of the resigning L/C Issuer or Swing Line Lender. If a Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If a Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, and acceptance by such successor of such appointment, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer, with respect to such Letters of Credit.

10.08 Confidentiality. Each of the Administrative Agent, L/C Issuer, Swing Line Lender and the Lenders (on behalf of itself and each of its Affiliates or its other Related Parties, and each of its and their directors, officers, agents, attorneys, employees and representatives) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ and other Related Parties’, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to (and will agree to) keep such Information confidential on the terms provided in this Section); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and each such case, such Person shall endeavor to notify the Parent Borrower of such occurrence as soon as reasonably possible following the service of any such process on such Person); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative, credit insurance transaction, or other substantially similar transaction relating to the obligations of any Borrower, in each case, provided that each such Person first agrees to hold, and cause to be held, such Information in confidence on the terms substantially the same as those provided in this Section and such Person is not a competitor or Affiliate thereof of a Borrower or any of its Subsidiaries that is engaged in the storage, transportation and/or distribution of hydrocarbons as its primary business (and each Lender may rely on such Person’s representation as to the same); (g) with the consent of the Parent Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any

Lender on a nonconfidential basis from a source other than a Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, “Information” means all information received from a Borrower relating to such Borrower or its business, other than any such information available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders, the Swing Line Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Borrower or any other Loan Party, any such notice being waived by each Borrower and the other Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of a Borrower or any other Loan Party against any and all Obligations then due and owing to such Lender; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Parent Borrower or the applicable Loan Party and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum amount, or be computed at a rate that exceeds the maximum rate, of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent, any L/C Issuer, the Swing Line Lender or any Lender shall contract for, charge, receive, reserve or take interest in an amount or at a rate that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower, and in no event shall any Borrower or any other Person ever be liable for unearned interest or ever be required to pay interest in excess of the Maximum Rate. In determining whether the interest contracted for, charged, received, reserved or taken by the Administrative Agent, any L/C Issuer, the Swing Line Lender or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a)

characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations. If the Laws of the State of Texas are applicable for purposes of determining the Maximum Rate, then that term means the “indicated rate ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code. Each Borrower agrees that Chapter 346 of the Texas Finance Code does not apply to any Borrowing.

10.11 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts (including by facsimile or other electronic imaging means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the L/C Issuer or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the L/C Issuers and each Lender, regardless of any investigation made by the Administrative Agent, the L/C Issuers or any Lender or on their behalf and notwithstanding that the Administrative Agent, the L/C Issuers or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension.

10.14 Severability. Any provision of this Agreement and the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15 Replacement and Removal of Lenders. (a) If (1) any Lender is a Defaulting Lender; or (2) the Parent Borrower has a right to remove or replace a Lender pursuant to Section 2.14(a) or Section 3.06(b) or under any other circumstances set forth in this Agreement providing that the Parent Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Parent Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender’s Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment by such Lender of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Parent Borrower; provided, however, that if the Parent Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01 or Section 3.04. As a condition to the effectiveness of any such assignment or termination:

(w) in the event of an assignment of a Lender’s Commitment, (i) the Parent Borrower shall pay in full the assignment fee specified in Section 10.07(b)(iv) unless otherwise paid by the replacement Lender or waived by the Administrative Agent, and (ii) the assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees (subject to Section 2.16) and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts),

(x) in the event of a termination of a Lender’s Commitment which has not been assigned, (i) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05, which amounts shall be paid when billed in accordance with such Section), (ii) deliver to the Administrative Agent Cash Collateral in an amount equal to the aggregate of the Swing Line Lender’s and each L/C Issuer’s Fronting Exposure resulting from the termination of the Commitment of such Lender (determined after giving effect to any reallocation of such Lender’s Pro Rata Share of the Swing Line Loans and L/C Obligations outstanding on the date of such termination to the remaining Lenders to the extent of the availability of the Commitments of the remaining Lenders after giving effect to all such terminations of Commitments on such date), and (iii) provide written notice terminating such Lender’s Commitment,

(y) if the Lender being replaced or removed is an L/C Issuer, another L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by such L/C Issuer that remain outstanding or the Parent Borrower shall make other arrangements satisfactory to the L/C Issuer being replaced or removed to effectively assume its obligations with respect to such Letters of Credit or eliminate its exposure thereto, and

(z) if the Lender being replaced or removed is the Swing Line Lender, upon the agreement of a Lender to become the successor Swing Line Lender (made at the request of the Parent Borrower with the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed), such Lender shall become the Swing Line Lender hereunder.

Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

(b) In order to make all the Lenders’ interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, each Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders owed by it, and shall be responsible for payment of any amounts due under Section 3.05. Each Borrower may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. If agreed by the Administrative Agent and the Lenders (such agreement not to be unreasonably withheld or delayed), any Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender, and in such case the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

(c) If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Parent Borrower may replace such non-consenting Lender in accordance with this Section 10.15; provided that such amendment, waiver, consent or release is approved by the assignee of such non-consenting Lender and is effected as a result of such assignment (together with all other such assignments required by a Borrower pursuant to this Section 10.15(c) with respect to such proposed amendment, waiver, consent or release).

(d) This section shall supersede any provision in Section 10.01 to the contrary.

10.16 Governing Law; Jurisdiction; Waiver of Venue.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT THEREIN EXPRESSLY PROVIDED) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and each Arranger, are arm’s-length commercial transactions between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and each Arranger, and each of their respective Affiliates, on the other hand, (B) it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Arranger, each Borrower, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any other party hereto, any Affiliates of any other party hereto, or any other Person and (B) none of the Administrative Agent, the Arrangers, the Borrowers, or any Lender has any obligation to any other party hereto or to their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Arranger, each Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Arranger nor any Lender has any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Administrative Agent, the Arrangers, each Borrower, each other Loan Party and each Lender hereby waives and releases any claims that they may have against each other with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Each of the Administrative Agent and the Lenders acknowledge and agree that it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

10.19 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower and each Subsidiary Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information regarding such Borrower or any of its Subsidiaries necessary for the Administrative Agent or such Lender to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

ARTICLE XI.

SUBSIDIARY GUARANTEE

11.01 Subsidiary Guarantee. Each Subsidiary Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders (the “Subsidiary Guarantee”), as primary obligor and not merely as surety, the prompt and complete payment in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each Borrower, whether for principal, interest, fees, expenses or otherwise, whether or not allowed or allowable in an Insolvency Proceeding, strictly in accordance with the terms thereof, including obligations which, but for an automatic stay under Section 362(a) of the Bankruptcy Code or any other Debtor Relief law or other proceeding, would become due (such obligations being hereinafter referred to as the “Subsidiary Guaranteed Obligations”), and agrees to pay any and all expenses (including the legal fees, charges and disbursements of counsel) incurred by the Administrative Agent and each Lender in enforcing any rights under the Subsidiary Guarantee, whether or not allowed or allowable in an Insolvency Proceeding. The Subsidiary Guarantors hereby further agree that if any of the Obligations are not paid in full when due, whether at stated maturity, by acceleration or otherwise, the Subsidiary Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when , whether at stated maturity, by acceleration or otherwise, in accordance with the terms of such extension or renewal. No amendment or modification of the Subsidiary Guarantee may be made without the prior written consent of each Subsidiary Guarantor. Notwithstanding anything contained herein to the contrary, the obligations of the each Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable Debtor Relief Law.

11.02 Waiver of Subrogation. Notwithstanding any payment or payments made by a Subsidiary Guarantor hereunder, or any set-off or application of funds of any Subsidiary Guarantor by the Administrative Agent or any Lender, such Subsidiary Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent and the Lenders against any Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or the Lenders for the payment of the Subsidiary Guaranteed Obligations, nor shall any Subsidiary Guarantor seek any reimbursement or contribution from any Borrower in respect of payments made by the Subsidiary Guarantor hereunder, until all Subsidiary Guaranteed Obligations are paid in full, no Letters of Credit remain outstanding and the Aggregate Commitments have expired or been terminated. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Subsidiary Guaranteed Obligations shall not have been paid in full, any Letter of Credit remains outstanding or the Aggregate Commitments have not expired or been terminated, such amount shall be held by such Subsidiary Guarantor, in trust for the Administrative Agent and each Lender, segregated from other funds of such Subsidiary Guarantor and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor, if required), to be applied against the Subsidiary Guaranteed Obligations, whether mature or unmatured, in such order as any Lender may determine.

11.03 Amendments, etc. with respect to the Subsidiary Guaranteed Obligations. Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Subsidiary Guarantor, and without notice to or further assent by any Subsidiary Guarantor, any demand for payment of any of the Subsidiary Guaranteed Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, as applicable, and any of the Subsidiary Guaranteed Obligations continued, and the Subsidiary Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, and any Note and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as any Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien or security interest at any time held by it as security for the Subsidiary Guaranteed Obligations or for this Subsidiary Guarantee or any property subject thereto.

11.04 Guarantee Absolute and Unconditional. Each Subsidiary Guarantor hereby represents and warrants, with respect to the representations and warranties set forth in Article V (except to the extent that such representation or warranty is provided on a consolidated basis) as they relate to such Subsidiary Guarantor are true and correct in all material respects, and hereby covenants and agrees, with respect to the covenants contained in Articles VI and VII (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) as they relate to such Subsidiary Guarantor, to comply with the covenants contained therein. Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Guaranteed Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Subsidiary Guarantee or acceptance of this Subsidiary Guarantee, the Subsidiary Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Subsidiary Guarantee; and all dealings between the Borrowers and the Subsidiary Guarantors, on the one hand, and the Administrative Agent or any Lender, as applicable, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Subsidiary Guarantee. Each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and all notices whatsoever, including notice of default or nonpayment, to or upon any Borrower, such Subsidiary Guarantor or any other Subsidiary Guarantor with respect to the Subsidiary Guaranteed Obligations. This Subsidiary Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection without regard to, and each Subsidiary Guarantor hereby expressly waives any defenses to its obligations hereunder based upon (a) the value, genuineness, validity or enforceability of this Agreement or any other Loan Document, any Note, any of the Subsidiary Guaranteed Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Subsidiary Guaranteed Obligations or any other Subsidiary Guaranteed Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Subsidiary Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise, (c) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, (d) any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents, being taken or omitted, (e) any collateral security granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations failing to attach or be perfected, (f) any of the Obligations being determined to be void or voidable (including for the benefit of any creditor of any Subsidiary Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Subsidiary Guarantor), or (g) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or any Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Subsidiary Guaranteed Obligations, or of any Subsidiary Guarantor under this Subsidiary Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Subsidiary Guarantors, the Administrative Agent and each Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or such Lender, as applicable, to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security, or guarantee or right of offset, shall not relieve the Subsidiary Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against each Subsidiary Guarantor.

11.05 Reinstatement. The obligations of each Subsidiary Guarantor under this Subsidiary Guarantee shall continue to be effective, or shall automatically be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Guaranteed Obligations is avoided, rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made. Each Subsidiary Guarantor agrees that it will reimburse the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including the reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

11.06 Payments. Each of the Subsidiary Guarantors and the Borrowers hereby agrees that the Subsidiary Guaranteed Obligations will be paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, without set-off or counterclaim in Dollars as expressed to be payable hereunder and under any Note, in immediately available funds at the office of the Administrative Agent specified in Section 10.02.

11.07 Remedies. The Subsidiary Guarantors agree that, to the fullest extent permitted by law, as between the Subsidiary Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 11.01.

11.08 Rights of Contribution. Subject to Section 11.02 above and the last two sentences of this Section 11.08, the Subsidiary Guarantors and Borrowers agree among themselves that, in connection with payments made hereunder, each Subsidiary Guarantor shall have contribution rights against the Borrowers and other Subsidiary Guarantors as permitted under applicable law. Without limiting the foregoing, but subject to Section 11.02 above and the last two sentences of this Section 11.08, (a) to the extent any Subsidiary Guarantor is required, by reason of its obligations hereunder, to pay to the Administrative Agent or any Lender an amount greater than the amount of value (as determined in accordance with any applicable Debtor Relief Law) actually made available to or for the benefit of such Subsidiary Guarantor on account of the Credit Agreement, this Subsidiary Guarantee or any other Loan Document, such Subsidiary Guarantor shall have an enforceable right of contribution against the applicable Borrower and the remaining Subsidiary Guarantors, and the applicable Borrower and the remaining Subsidiary Guarantors shall be jointly and severally liable for repayment of the full amount of such excess payment; (b) to the extent that any Subsidiary Guarantor would, but for the operation of this Section 11.08 and by reason of its obligations hereunder or its obligations to other Subsidiary Guarantors herein, be rendered insolvent for any purpose under any applicable Debtor Relief Laws (or become no longer Solvent), such Subsidiary Guarantor shall have an enforceable right of contribution against the applicable Borrower and the remaining Subsidiary Guarantors, and the applicable Borrower and the remaining Subsidiary Guarantors shall be jointly and severally liable for repayment of, an amount at least equal to the amount necessary to make such Subsidiary Guarantor Solvent and to prevent such Subsidiary Guarantor from having been rendered insolvent by reason of the incurrence of any such obligations; and (c) to the extent that any Subsidiary Guarantor would, but for the operation of this Section 11.08, be rendered insolvent under any Debtor Relief Law (or become no longer Solvent) by reason of its incurring of obligations to any other Subsidiary Guarantor under the foregoing provisions of Section 11.08(a) and (b), such Subsidiary Guarantor shall, in turn, have rights of contribution, to the full extent provided in the foregoing provisions of Section 11.08(a) and (b), against the applicable Borrower and the remaining Subsidiary Guarantors, such that all obligations of all of the Subsidiary Guarantors hereunder and under this Section 11.08 shall be allocated in a manner such that no Subsidiary Guarantor shall be rendered insolvent for any purpose under any applicable Debtor Relief Law by reason of its incurrence of such obligations. Notwithstanding anything contained herein to the contrary, all such contribution rights contained in this Section 11.08 shall be subordinate and subject in right of payment to the obligations of such Subsidiary Guarantors under the Loan Documents and no Subsidiary Guarantor shall exercise such rights of contribution until all Obligations have been paid in full, the Letters of Credit are no longer outstanding and the Commitments have expired or been terminated. Each Subsidiary Guarantor further agrees that such Subsidiary Guarantor shall have no right of recourse to security for the obligations, except through the exercise of rights of subrogation to the extent permitted under Section 11.02 and only after all Obligations have been paid in full, the Letters of Credit are no longer outstanding and the Aggregate Commitments have expired or been terminated.

11.09 Additional Subsidiary Guarantors. Upon the execution and delivery by any Person of a Subsidiary Guarantee Joinder and other required documents as provided in Section 6.12, such Person shall be a Subsidiary Guarantor, shall be a party hereto as if an original signatory hereto and shall execute and deliver, if applicable, such documents required by Section 6.13, as provided therein.

ARTICLE XII.

CO-BORROWER GUARANTEE

12.01 Co-Borrower Guarantee. Each Borrower, jointly and severally, hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders (the “Borrower Guarantee”), as primary obligor and not merely as surety, the prompt and complete payment in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the other Borrower, whether for principal, interest, fees, expenses or otherwise, whether or not allowed or allowable in an Insolvency Proceeding, strictly in accordance with the terms thereof, including obligations which, but for an automatic stay under Section 362(a) of the Bankruptcy Code or any other Debtor Relief law or other proceeding, would become due (such obligations being hereinafter referred to as the “Borrower Obligations”), and agrees to pay any and all expenses (including the legal fees, charges and disbursements of counsel) incurred by the Administrative Agent and each Lender in enforcing any rights under the Borrower Guarantee, whether or not allowed or allowable in an Insolvency Proceeding. Each Borrower hereby further agrees that if any of the Obligations are not paid in full when due, whether at stated maturity, by acceleration or otherwise, such Borrower will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when , whether at stated maturity, by acceleration or otherwise, in accordance with the terms of such extension or renewal.

12.02 Waiver of Subrogation. Notwithstanding any payment or payments made by a Borrower hereunder, or any set-off or application of funds of any Borrower by the Administrative Agent or any Lender, such Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent and the Lenders against the other Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or the Lenders for the payment of the Borrower Obligations, nor shall either Borrower seek any reimbursement or contribution from the other Borrower in respect of payments made by such Borrower hereunder, until all Borrower Obligations are paid in full, no Letters of Credit remain outstanding and the Aggregate Commitments have expired or been terminated. If any amount shall be paid to either Borrower on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, any Letter of Credit remains outstanding or the Aggregate Commitments have not expired or been terminated, such amount shall be held by such Borrower, in trust for the Administrative Agent and each Lender, segregated from other funds of such Borrower and shall, forthwith upon receipt by such Borrower, be turned over to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, in the exact form received by such Borrower (duly indorsed by such Borrower, if required), to be applied against the Borrower Obligations, whether mature or unmatured, in such order as any Lender may determine.

12.03 Guarantee Absolute and Unconditional. Each Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Borrower Guarantee or acceptance of this Borrower Guarantee, the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Borrower Guarantee; and all dealings between the Borrowers, on the one hand, and the Administrative Agent or any Lender, as applicable, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Borrower Guarantee. Each Borrower waives diligence, presentment, protest, demand for payment and all notices whatsoever, including notice of default or nonpayment, to or upon such Borrower, the other Borrower or any Subsidiary Guarantor with respect to the Borrower Obligations. This

Borrower Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection without regard to, and each Borrower hereby expressly waives any defenses to its obligations hereunder based upon (a) the value, genuineness, validity or enforceability of this Agreement or any other Loan Document, any Note, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Borrower Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Borrower Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise, (c) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Borrower against the Administrative Agent or any Lender, (d) any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents, being taken or omitted, (e) any collateral security granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations failing to attach or be perfected, (f) any of the Obligations being determined to be void or voidable (including for the benefit of any creditor of either Borrower) or shall be subordinated to the claims of any Person (including any creditor of either Borrower), or (g) any other circumstance whatsoever (with or without notice to or knowledge of either Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower for the Borrower Obligations, or of either Borrower under this Borrower Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against either Borrower, the Administrative Agent and each Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the other Borrower or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or such Lender, as applicable, to pursue such other rights or remedies or to collect any payments from the other Borrower or any such other Person or to realize upon any such collateral security, or guarantee or right of offset, shall not relieve either Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against each Borrower.

12.04 Reinstatement. The obligations of each Borrower under this Borrower Guarantee shall continue to be effective, or shall automatically be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is avoided, rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made. Each Borrower agrees that it will reimburse the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including the reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

12.05 Remedies. Each Borrower agrees that, to the fullest extent permitted by law, as between the Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in

Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of Section 12.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Borrowers for purposes of Section 12.01.

12.06 Rights of Contribution. Subject to 12.02 above and the last two sentences of this Section 12.06, the Borrowers agree among themselves that, in connection with payments made hereunder, each Borrower shall have contribution rights against the other Borrower as permitted under applicable law. Without limiting the foregoing, but subject to Section 12.02 above and the last two sentences of this Section 12.06, (a) to the extent either Borrower is required, by reason of its obligations hereunder, to pay to the Administrative Agent or any Lender an amount greater than the amount of value (as determined in accordance with any applicable Debtor Relief Law) actually made available to or for the benefit of such Borrower on account of the Credit Agreement, this Borrower Guarantee or any other Loan Document, such Borrower shall have an enforceable right of contribution against the other Borrower, and the other Borrower shall be liable for repayment of the full amount of such excess payment; (b) to the extent that either Borrower would, but for the operation of this Section 12.06 and by reason of its obligations hereunder or its obligations to other Borrower herein, be rendered insolvent for any purpose under any applicable Debtor Relief Laws (or become no longer Solvent), such Borrower shall have an enforceable right of contribution against the other Borrower, and the remaining Borrower shall be liable for repayment of, an amount at least equal to the amount necessary to make such Borrower Solvent and to prevent such Borrower from having been rendered insolvent by reason of the incurrence of any such obligations; and (c) to the extent that either Borrower would, but for the operation of this Section 12.06, be rendered insolvent under any Debtor Relief Law (or become no longer Solvent) by reason of its incurring of obligations to the other Borrower under the foregoing provisions of Section 12.06(a) and (b), such Borrower shall, in turn, have rights of contribution, to the full extent provided in the foregoing provisions of Section 12.06(a) and (b), against the remaining Borrower, such that all obligations of all of the Borrowers hereunder and under this Section 12.06 shall be allocated in a manner such that no Borrower shall be rendered insolvent for any purpose under any applicable Debtor Relief Law by reason of its incurrence of such obligations. Notwithstanding anything contained herein to the contrary, all such contribution rights contained in this Section 12.06 shall be subordinate and subject in right of payment to the obligations of such Borrower under the Loan Documents and no Borrower shall exercise such rights of contribution until all Obligations have been paid in full, the Letters of Credit are no longer outstanding and the Commitments have expired or been terminated. Each Borrower further agrees that such Borrower shall have no right of recourse to security for the obligations, except through the exercise of rights of subrogation to the extent permitted under Section 12.02 and only after all Obligations have been paid in full, the Letters of Credit are no longer outstanding and the Aggregate Commitments have expired or been terminated.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

BORROWERS:

MIDCOAST ENERGY PARTNERS, L.P.
a Delaware limited partnership, as Parent Borrower

By:	Midcoast Holdings, L.L.C., its, General Partner

	By:	/s/ Noor S. Kaissi
Noor S. Kaissi Controller

MIDCOAST OPERATING, L.P.
a Texas limited partnership, as Opco Borrower

By:		/s/ Mark A. Maki
Mark A. Maki
President of Enbridge Energy Management, L.L.C. and an Authorized Signatory on behalf of Opco Borrower

SUBSIDIARY GUARANTORS:

ENBRIDGE G&P (EAST TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (EAST TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE G&P (OKLAHOMA) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (NORTH TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE G&P (NORTH TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ELTM, L.P. a Delaware limited partnership, as a Subsidiary Guarantor

[Signature page to Credit Agreement]

ENBRIDGE PIPELINES (TEXAS GATHERING) L.P. a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE MARKETING (NORTH TEXAS) L.P. a Delaware limited partnership, as a Subsidiary Guarantor

By:	Enbridge Holdings (Texas Systems) L.L.C., the General Partner of each of Enbridge G&P (East Texas) L.P., Enbridge Pipelines (East Texas) L.P., Enbridge G&P (Oklahoma) L.P., Enbridge Pipelines (North Texas) L.P., Enbridge G&P (North Texas) L.P., ELTM, L.P., Enbridge Pipelines (Texas Gathering) L.P. and Enbridge Marketing (North Texas) L.P.

	By:	/s/ Cynthia B. Ayazi
Cynthia B. Ayazi Assistant Treasurer

ENBRIDGE ENERGY MARKETING, L.L.C.
a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Cynthia B. Ayazi
Cynthia B. Ayazi Treasurer

MIDCOAST OLP GP, L.L.C.
a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Noor S. Kaissi
Noor S. Kaissi Controller

[Signature page to Credit Agreement]

Commitment: $90,000,000.00

BANK OF AMERICA, N.A., as Administrative Agent, a L/C Issuer, Swing Line Lender and a Lender

By:	/s/ Greg M. Hall
Name: Greg M. Hall Title: Assistant Vice President

[Signature page to Credit Agreement]

Commitment: $90,000,000.00

CITIBANK, N.A., as a Lender

By:	/s/ Andrew Sidford
	Name:	Andrew Sidford
	Title:	Vice President

[Signature page to Credit Agreement]

Commitment: $90,000,000.00

THE ROYAL BANK OF SCOTLAND PLC, CANADA BRANCH, as a Lender

By:	/s/ Shehan J. De Silva
	Name:	Shehan J. De Silva
	Title:	Vice President

By:	/s/ David Wright
	Name:	David Wright
	Title:	Director
Head of Client Management Canada

[Signature page to Credit Agreement]

Commitment: $70,000,000.00

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Vice President

[Signature page to Credit Agreement]

Commitment: $70,000,000.00

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Vipul Dhadda
	Name:	VIPUL DHADDA
	Title:	AUTHORIZED SIGNATORY

By:	/s/ Patrick Freytag
	Name:	PATRICK FREYTAG
	Title:	AUTHORIZED SIGNATORY

[Signature page to Credit Agreement]

Commitment: $70,000,000.00

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Philippe Sandmeier
	Name:	Philippe Sandmeier
	Title:	Managing Director

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

[Signature page to Credit Agreement]

Commitment: $70,000,000.00

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

[Signature page to Credit Agreement]

Commitment: $70,000,000.00

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Juan Javellana
	Name:	Juan Javellana
	Title:	Executive Director

[Signature page to Credit Agreement]

Commitment: $70,000,000.00

UBS AG, Stamford Branch, as a Lender

By:	/s/ Lana Gifas
	Name:	Lana Gifas
	Title:	Director

By:	/s/ Kenneth Chin
	Name:	Kenneth Chin
	Title:	Director

[Signature page to Credit Agreement]

Commitment: $70,000,000.00

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Jeff Cobb
	Name:	Jeff Cobb
	Title:	Vice President

[Signature page to Credit Agreement]

Commitment: $40,000,000.00

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
	Name:	James D. Weinstein
	Title:	Managing Director

[Signature page to Credit Agreement]

Commitment: $25,000,000.00

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Kelly Chin
	Name:	Kelly Chin
	Title:	Authorized Signatory

[Signature page to Credit Agreement]

Commitment: $25,000,000.00

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Andrew Oram
	Name:	Andrew Oram
	Title:	Managing Director

[Signature page to Credit Agreement]

SCHEDULE 1.02

CERTAIN INTERCOMPANY RESTRICTIONS

(RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS, ETC.)

None.

Sch 1.02 -- 1

SCHEDULE 2.01

COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$90,000,000.00	10.588235294%
Citibank, N.A.	$90,000,000.00	10.588235294%
The Royal Bank of Scotland plc, Canada Branch	$90,000,000.00	10.588235294%
Barclays Bank PLC	$70,000,000.00	8.235294118%
Credit Suisse AG, Cayman Islands Branch	$70,000,000.00	8.235294118%
Deutsche Bank AG, New York Branch	$70,000,000.00	8.235294118%
Goldman Sachs Bank USA	$70,000,000.00	8.235294118%
JPMorgan Chase Bank, N.A.	$70,000,000.00	8.235294118%
UBS AG, Stamford Branch	$70,000,000.00	8.235294118%
Wells Fargo Bank, N.A.	$70,000,000.00	8.235294118%
Sumitomo Mitsui Banking Corporation	$40,000,000.00	4.705882353%
Morgan Stanley Bank, N.A.	$25,000,000.00	2.941176471%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$25,000,000.00	2.941176471%
Total:	$850,000,000.00	100.00%

Sch 2.01 -- 1

SCHEDULE 5.01

SUBSIDIARIES

Company Name	State of Incorporation/ Formation/Organization	Direct or Indirect Percentage Ownership

ELTM, L.P.	Delaware	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Energy Marketing, L.L.C.	Delaware	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge G & P (East Texas) L.P.	Texas	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge G & P (North Texas) L.P.	Texas	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge G & P (Oklahoma) L.P.	Texas	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Gathering (North Texas) L.P.	Texas	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Holdings (Texas Systems) L.L.C.	Delaware	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Liquids Marketing (North Texas) L.P.	Delaware	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Marketing (North Texas) L.P.	Delaware	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Marketing (U.S.) L.L.C.	Delaware	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Marketing (U.S.) L.P.	Texas	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Partners Risk Management, L.P.	Delaware	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Pipelines (East Texas) L.P.	Texas	Wholly owned, directly or indirectly, by Opco Borrower

Sch 5.01 -- 1

Enbridge Pipelines (Louisiana Liquids) L.L.C.	Delaware	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Pipelines (North Texas) L.P.	Texas	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Pipelines (Oklahoma Transmission) L.L.C.	Delaware	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Pipelines (Texas Gathering) L.P.	Delaware	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Pipelines (Texas Intrastate) L.P.	Texas	Wholly owned, directly or indirectly, by Opco Borrower

Enbridge Pipelines (Texas Liquids) L.P.	Texas	Wholly owned, directly or indirectly, by Opco Borrower

H&W Pipeline, L.L.C.	Alabama	Wholly owned, directly or indirectly, by Opco Borrower

Midcoast Operating, L.P.	Texas	General partner interests wholly owned, directly or indirectly, by Parent Borrower 38.999% of limited partner interests owned by Parent Borrower

Midcoast OLP GP, L.L.C.	Delaware	Wholly owned by Parent Borrower

Sch 5.01 -- 2

MATERIAL SUBSIDIARIES

ELTM, L.P.

Enbridge Energy Marketing, L.L.C.

Enbridge G & P (East Texas) L.P.

Enbridge G & P (North Texas) L.P.

Enbridge G & P (Oklahoma) L.P.

Enbridge Marketing (North Texas) L.P.

Enbridge Pipelines (East Texas) L.P.

Enbridge Pipelines (North Texas) L.P.

Enbridge Pipelines (Texas Gathering) L.P.

Midcoast Operating, L.P.

Sch 5.01 -- 3

SCHEDULE 5.06

LITIGATION

None.

Sch 5.06 -- 1

SCHEDULE 5.08

ENVIRONMENTAL MATTERS

None.

Sch 5.08 -- 1

SCHEDULE 7.01

EXISTING LIENS

Lien for the benefit of TLC Tonerland LP, as secured party, on a copier leased by Enbridge Pipelines (East Texas), L.P., as referenced on that certain UCC-1 Financing Statement (Filing No. 12-0019989605) filed on June 22, 2012 with the Secretary of State of Texas.

Sch 7.01 -- 1

SCHEDULE 7.11

EXISTING INVESTMENTS

1.	Investments in the equity interest of each of the Subsidiaries existing on the Closing Date.

2.	Investments in the membership interest of Texas Express Pipeline LLC existing on the Closing Date and described in the Form S-1.

3.	Investments in the membership interest of Texas Express Gathering LLC existing on the Closing Date and described in the Form S-1.

Sch 7.11 -- 1

SCHEDULE 7.12

EXISTING INDEBTEDNESS

None.

Sch 7.12 -- 1

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

PARENT BORROWER
Midcoast Energy Partners, L.P.
1100 Louisiana, Suite 3300
Houston, TX 77002-5217
Attention:	Chris Kaitson
Vice President – US Law
Telephone:	(713) 650-8900
Facsimile:	(713) 821-2229
Electronic Mail:	Chris.Kaitson@enbridge.com

With a copy to:

Midcoast Energy Partners, L.P.
C/O Enbridge Inc.
3000, 425-1st
Calgary, Alberta, Canada
T2P 3L8
Attention:	Darren Yaworsky
Treasurer
Telephone:	(403) 231-3924
Facsimile:	(403) 231-4848
Electronic Mail:	Darren.Yaworsky@enbridge.com

OPCO BORROWER AND OTHER LOAN PARTIES

C/O Parent Borrower at the addresses set forth above

BANK OF AMERICA, N.A.

Administrative Agent’s Office and Bank of America’s Lending Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-14-12
Dallas, Texas 75202
Attention:	Jared McClure, Agency Services
Telephone:	(214) 209-2354
Facsimile:	(214) 290-9413
Electronic Mail:	Jared.L.McClure@baml.com
Account No.	001292000883
Ref:	Midcoast Energy Partners, L.P.
ABA# 026009593

Other Notices as Administrative Agent:

Bank of America Merrill Lynch
Agency Management
101 S Tryon Street
Charlotte, NC 28255-0001
Attention:	Priscilla Baker, Agency Management
Telephone:	(980) 386-3475
Facsimile:	(704) 409-0918
Electronic Mail:	priscilla.l.baker@baml.com

L/C Issuer:

Bank of America, N.A.
1000 W. Temple Street, 7th Floor
CA9-705-07-05
Los Angeles, CA 90012-1514
Attention:	Stella Rosales
Assistant Vice President
Telephone:	(213) 481-7828
Facsimile:	(213) 457-8841
Electronic Mail:	stella.rosales@bankofamerica.com

Requests for Credit Extensions as a Lender:

Bank of America, N.A.
200 Front Street West
Toronto, ON, M5V 3L2
Attention:	Teresa Tsui
Telephone:	(416) 349-5390
Facsimile:	(416) 349-4282
Electronic Mail:	teresa.tsui@bankofamerica.com

Bank of America, N.A.
1850 Gateway Blvd.
Concord, CA 94520
Attention:	Lila Rodriquez
Telephone:	(925) 675-8029
Facsimile:	(925) 675-8051 or 8053
Electronic Mail:	lila.c.rodriquez@bankofamerica.com

Other Notices as a Lender:

Bank of America Merrill Lynch
Bow Valley Square III
255 5 Ave SW, Suite 2620
Mail Code: 101-801-26-01
Calgary, AB T2P 3G6
Canada
Attention:	James K. Campbell
Director — Senior Credit Officer
Telephone:	(403) 231-7315
Electronic Mail:	james.k.campbell@baml.com

EXHIBIT A-1

FORM OF LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 13, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Midcoast Energy Partners, L.P. and Midcoast Operating, L.P., (collectively, the “Borrowers”), the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and the Swing Line Lender.

The undersigned hereby requests (select one):

☐ A Borrowing of Loans     ☐ A conversion or continuation of Loans

1. On                                                   (a Business Day).

2. In the amount of $                                                  .

3. Comprised of                                                                          .

Type of Loan requested

4. For Fixed Period Eurodollar Rate Loans: with an Interest Period of              months.

The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

[MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	Midcoast Holdings, L.L.C., its general partner, a Delaware limited liability company

By:

Name:

.	Title: ]

[OR]

Exh A-1 -- 1

Form of Loan Notice

[MIDCOAST OPERATING, L.P., a Texas limited partnership

By:	Midcoast OLP GP, L.L.C., its general partner, a Delaware limited liability company

By:

Name:

	Title:	]

Exh A-1 -- 2

Form of Loan Notice

EXHIBIT A-2

FORM OF SWING LINE LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 13, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Midcoast Energy Partners, L.P. and Midcoast Operating, L.P. (collectively, the “Borrowers”), the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐ A Borrowing of Swing Line Loans         ☐ A conversion of Swing Line Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .

Type of Swing Line Loan requested

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

[MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	Midcoast Holdings, L.L.C., its general partner, a Delaware limited liability company

By:

Name:

Title: ]

[OR]

Exh A-2 -- 1

Form of Swing Line Loan Notice

[MIDCOAST OPERATING, L.P., a Texas limited partnership

By:	Midcoast OLP GP, L.L.C., its general partner, a Delaware limited liability company

By:

Name:

	Title:	]

Exh A-2 -- 2

Form of Swing Line Loan Notice

EXHIBIT B-1

FORM OF LOAN NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of                         or its permitted registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined) the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of November 13, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers (as therein defined), the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal of and interest on this Note shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. This Note may be secured and is guaranteed as provided in the Credit Agreement and other Loan Documents. Reference is hereby made to the Credit Agreement and other Loan Documents for a description of the properties and assets in which a security interest has been or may be granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests were or may be granted and upon which each guarantee was granted and the rights of the holder of this Note in respect thereof. During the continuance of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Exh B-1 -- 1

Form of Loan Note

[MIDCOAST ENERGY PARTNERS, L.P., a
Delaware limited partnership

By:	Midcoast Holdings, L.L.C., its general partner, a Delaware limited liability company

By:

Name:

	Title:	]

[OR]

[MIDCOAST OPERATING, L.P., a Texas limited partnership

By:	Midcoast OLP GP, L.L.C., its general partner, a Delaware limited liability company

By:

Name:

	Title:	]

Exh B-1 -- 2

Form of Loan Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exh B-1 -- 3

Form of Loan Note

EXHIBIT B-2

FORM OF SWING LINE NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of [the Swing Line Lender] (the “Swing Line Lender”), at such time or times as provided in the Credit Agreement referred to below, the principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Credit Agreement, dated as of November 13, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers (as therein defined), the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and the Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal of and interest on this Note shall be made to the Swing Line Lender in Dollars in immediately available funds at the Swing Line Lender’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. This Note may be secured and is guaranteed as provided in the Credit Agreement and other Loan Documents. Reference is hereby made to the Credit Agreement and other Loan Documents for a description of the properties and assets in which a security interest has been or may be granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests were or may be granted and upon which each guarantee was granted and the rights of the holder of this Note in respect thereof. During the continuance of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Exh B-2 -- 1

Form of Swing Line Note

[MIDCOAST ENERGY PARTNERS, L.P., a
Delaware limited partnership

By:	Midcoast Holdings, L.L.C., its general partner, a Delaware limited liability company

By:

Name:

	Title:	]

[OR]

[MIDCOAST OPERATING, L.P., a Texas limited partnership

By:	Midcoast OLP GP, L.L.C., its general partner, a Delaware limited liability company

By:

Name:

	Title:	]

Exh B-2 -- 2

Form of Swing Line Note

SWING LINE LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exh B-2 -- 3

Form of Swing Line Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 13, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Midcoast Energy Partners, L.P. and Midcoast Operating, L.P. (collectively, the “Borrowers”), the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and the Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                             of the General Partner, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Parent Borrower, and that:

[Use following for fiscal year-end financial statements]

1. Filed with the Parent Borrower’s Form 10-K for its fiscal year ended             ,         20    , are the year-end financial statements for the Parent Borrower and its Subsidiaries required by Section 6.01(a), and if the Parent Borrower has designated any Subsidiary as an Unrestricted Subsidiary, attached hereto as Schedule 1 are the year-end financial statements, adjusted to exclude the assets and operations of Unrestricted Subsidiaries which financial statements fairly present the financial conditions, results of operations and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP as at such date for such period, subject only to the absence of footnotes.

[Use following for fiscal quarter-end financial statements]

1. Filed with the Parent Borrower’s Form 10-Q for its fiscal quarter ended             , 20            are the unaudited financial statements required by Section 6.01(b) for the fiscal quarter ended as of the above date, and if the Parent Borrower has designated any Subsidiary as an Unrestricted Subsidiary, attached hereto as Schedule 1 are unaudited financial statements for the fiscal quarter ended as of the above date, adjusted to exclude the assets and operations of Unrestricted Subsidiaries. Such financial statements fairly present the financial condition, results of operations and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a reasonable review of the transactions and condition (financial or otherwise) of the Parent Borrower and its Subsidiaries and Unrestricted Subsidiaries during the accounting period covered by the attached financial statements.

Exh C -- 1

Form of Compliance Certificate

3. A review of the activities of the Parent Borrower and its Subsidiaries and Unrestricted Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent Borrower and each of its Subsidiaries and Unrestricted Subsidiaries performed and observed all its Obligations under the Loan Documents, and

[select one]

to the best knowledge of the undersigned, during such fiscal period, (a) the Parent Borrower and each of its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it and (b) no Default exists.

[-- or --]

to the best knowledge of the undersigned, during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:

4. The financial covenant analyses, and information set forth on Schedule 2 attached hereto, are true and accurate on and as of the date of this Certificate.

5. If this Certificate is being delivered by a Secretary or Assistant Secretary the words “the undersigned” set forth in paragraphs 2 and 3 above shall be deemed to mean “a Responsible Financial Officer” each time such words are used therein and the following paragraph shall apply: A Responsible Financial Officer has reviewed this Certificate and attachments and has authorized the undersigned to submit this Certificate and attachments. As used in this Certificate, a “Responsible Financial Officer” means any of the president, chief financial officer, chief accountant, controller, treasurer or assistant treasurer of the General Partner.

6. [Schedule 3 attached hereto sets forth, as of the date hereof, a list of any additions to, deletions from, or modifications of, the information in Schedule 5.01 to the Credit Agreement, as subsequently updated by any previously Compliance Certificates.] [There have been no changes to Schedule 5.01 since the most recently delivered update thereto.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                             ,                              .

Exh C -- 2

Form of Compliance Certificate

MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership

By:	Midcoast Holdings, L.L.C., its general partner, a Delaware limited liability company

By:
Name:
Title:

Exh C -- 3

Form of Compliance Certificate

For the Quarter/Year ended                         (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

Section 7.09 – Total Leverage Ratio. [Subject to Conforming Revisions]

Maximum Leverage Ratio
As of the end of each applicable four-quarter period, the Parent Borrower is required to maintain Total Leverage Ratio of no greater than:
During any Period other than an Acquisition Period:		5.00:1.00
During an Acquisition Period*:		5.50:1.00

*       If a Specified Acquisition has been or is hereby designated by the Parent Borrower and the corresponding Acquisition Period is in effect as of the Statement Date, a separate sheet of paper is to be attached to this Certificate setting forth the corresponding Acquisition Closing Date (and if such Acquisition Period has terminated, the last day of such Acquisition Period), and describing the transactions that constitute such Specified Acquisition. Check the applicable line:

— The Parent Borrower has previously designated such Specified Acquisition; or

— The Parent Borrower hereby designates such Specified Acquisition.

A. Consolidated Funded Debt at Statement Date (calculated as follows: A.1 - (A.2 + A.4):	$
1. Consolidated Funded Debt of the Borrower and its Subsidiaries at Statement Date (without regard to reduction for applicable Qualifying Subordinated Indebtedness and Designated Hybrid Securities):	$
Indicate amount of Indebtedness of Unrestricted Subsidiaries (not included in line A.1): $

Exh C -- 4

Form of Compliance Certificate

2.      Qualifying Subordinated Indebtedness at Statement Date:
(Attach additional information: indicate name(s) of subordinated creditors to whom Qualifying Subordinated Indebtedness is owed; summarize the terms of such Qualifying Subordinated Indebtedness in sufficient detail to demonstrate that it meets the requirements set forth in the definition of Qualifying Subordinated Indebtedness; and confirm that subordination agreement has been delivered)

$
3. Face amount of Hybrid Securities at Statement Date:	$

4.      Face amount of Designated Hybrid Securities at Statement Date (not to exceed 15% of Total Capitalization):
Total Capitalization at Statement Date: $
Consolidated Net Worth at Statement Date (used in calculating Total Capitalization): $
Indicate amount of partners’ capital of the Borrower determined as of the Statement Date in accordance with GAAP, subject (as applicable) to year-end audit adjustments and footnotes (used in computing Consolidated Net Worth): $

$
5. Consolidated Funded Debt (calculated as follows: A.1 – (A.2 + A.4))	$

B. Pro Forma EBITDA for Subject Period	$
(calculate by adding lines B.1 through B.9 subject to the proviso immediately following line B.9)[1]
1. Consolidated Net Income
Indicate Consolidated Net Income of Excluded Subsidiaries (not included in line B.1) $	$
2. Consolidated Interest Expense
Indicate interest expense of Excluded Subsidiaries (not included in line B.2) $	$
3. Income taxes	$

[1]	For the fiscal quarters ending June 30, 2013, March 31, 2013 and December 31, 2013, Pro Forma EBITDA shall instead be calculated by adding lines B.6 and B.7 to: $49,300,000 for the fiscal quarter ending June 30, 2013, $67,900,000 for the fiscal quarter ending March 31, 2013 and $74,800,000 for the fiscal quarter ending December 31, 2013.

Exh C -- 5

Form of Compliance Certificate

Indicate income taxes of Excluded Subsidiaries (not included in line B.3) $
4. Depreciation	$
Indicate depreciation of Excluded Subsidiaries (not included in line B.4) $
5. Amortization	$
Indicate amortization of Excluded Subsidiaries (not included in line B.5) $
6. Pro forma adjustment for Acquisitions during Subject Period Attach detailed explanation identifying each Acquisition and indicating Incremental EBITDA attributable to it	$
7. Material Project EBITDA Adjustments for Subject Period Attach detailed explanation identifying each Material Project and indicating Material Project EBITDA Adjustments attributable to it	$

8.      One-time costs incurred in connection with the initial public offering of the Parent Borrower’s equity securities, the Credit Agreement and the Parent Borrower’s and its Subsidiaries’ credit support arrangements with its Affiliates

$
9. Non-cash operating expenses Not to exceed $25,000,000 in any period	$

Provided that for purposes of the foregoing calculation, Consolidated Net Income and Consolidated Interest Expense shall be adjusted with respect to net income and expenses of non-Wholly-Owned Subsidiaries (other than the Opco Borrower), to the extent not already excluded from Consolidated Net Income to reflect the applicable Borrower’s pro rata ownership interest therein.

C. Total Leverage Ratio (Line A ÷ Line B):		to 1.00

[To the extent that the Parent Borrower is not in compliance with the Total Leverage Ratio covenant at Statement Date, describe any plans the Parent Borrower has for obtaining an equity contribution or incurring Qualifying Subordinated Indebtedness in order to cure such non-compliance in accordance with Section 7.09 of the Agreement.]

Exh C -- 6

Form of Compliance Certificate

Quarter/Year-end date:

Section 7.10-Minimum Interest Coverage Ratio

Minimum Coverage Ratio

As of the end of each applicable four-quarter period, the Parent Borrower is required to maintain Minimum Interest Coverage Ratio of at least:		2.50 to 1.00

A. Pro Forma EBITDA for Subject Period (line B from Total Leverage Ratio calculation above)	$

B. Consolidated Interest Expense for Subject Period	$

C. Interest Coverage Ratio (Line A ÷Line B):		to 1.00

[To the extent that the Parent Borrower is not in compliance with the Minimum Interest Coverage Ratio covenant at Statement Date, describe any plans the Parent Borrower has for obtaining an equity contribution or incurring Qualifying Subordinated Indebtedness in order to cure such non-compliance in accordance with Section 7.10 of the Agreement.]

Exh C -- 7

Form of Compliance Certificate

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the [Assignee][Assignees].

The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights

[2]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[3]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[4]	Select as appropriate.
[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exh D -- 1

Form of Assignment and Assumption

and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:
Assignor [is][is not] a Defaulting Lender

Assignor [is][is not] a Defaulting Lender

2.	Assignee[s]:

[for each Assignee, indicate [Lender][[Affiliate][Approved Fund] of [identify Lender]]]

3.	Borrowers: Midcoast Energy Partners, L.P. and Midcoast Operating, L.P.

4.	Administrative Agent: Bank of America, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement, dated as of November 13, 2013, among Midcoast Energy Partners, L.P. and Midcoast Operating, L.P., the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer, and the Swing Line Lender

Exh D -- 2

Form of Assignment and Assumption

6. Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number

		$	$	%

		$	$	%

		$	$	%

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exh D -- 3

Form of Assignment and Assumption

[7. Trade Date:                     , 20    ]10

Effective Date:                      , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][11] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:][12]

By:
Title:

[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[11]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[12]	To be added only if the consent of the Parent Borrower and/or other parties (e.g., Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Exh D -- 4

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) [is][is not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b)(iii), 10.07(b)(v), 10.07(b)(vi) and 10.07(b)(viii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (viii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit

Exh D -- 5

Form of Assignment and Assumption

decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy, facsimile or .pdf shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exh D -- 6

Form of Assignment and Assumption

EXHIBIT E

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

(SEE ATTACHED)

Exh E -- 1

Form of Subordination Agreement

SUBORDINATION AGREEMENT

by

MIDCOAST ENERGY PARTNERS, L.P.,

MIDCOAST OPERATING, L.P.,

Other Credit Parties from time to time party hereto

and

ENBRIDGE ENERGY PARTNERS, L.P.,

Certain of its Subsidiaries and Affiliates from time to time party hereto

In favor of

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender, and an L/C Issuer

Dated as of November 13, 2013

-i-

(continued)

-ii-

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT made as of November 13, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (“MEP”), MIDCOAST OPERATING, L.P., a Texas limited partnership (“Midcoast,” and together with MEP, collectively, the “Borrowers” and individually, a “Borrower”), the other Credit Parties (as defined below) party hereto or from time to time party hereto, ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership (“EEP”), the subsidiaries and other affiliates of EEP party hereto or from time to time party hereto (each an “EEP Affiliate,” and together with EEP and each of their respective successors and permitted assigns, collectively, the “Subordinated Creditors” and individually, a “Subordinated Creditor”), in favor of BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, and the Senior Lenders (as defined below).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of even date herewith (as it may be amended, restated, increased, renewed, refinanced, extended or otherwise modified or supplemented from time to time, the “Credit Agreement,” which term shall include any credit agreement entered into in replacement thereof), among the Borrowers, the Subsidiary Guarantors (as defined in the Credit Agreement), the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer.

RECITALS

WHEREAS, EEP and Midcoast, a borrower under the Credit Agreement, are parties to (i) that certain Financial Support Agreement effective as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Financial Support Agreement”), pursuant to which EEP has agreed, among other things, to continue to facilitate the provision of letters of credit to Midcoast and its subsidiaries under EEP’s credit facilities and to provide guarantees to Midcoast and its subsidiaries, each on the terms and conditions set forth in the Financial Support Agreement, and (ii) that certain Working Capital Loan Agreement effective as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Working Capital Agreement” and, collectively with the Financial Support Agreement, the “Support Agreements,” and individually, a “Support Agreement”) pursuant to which EEP has agreed, among other things, to make revolving loans to Midcoast, on the terms and conditions set forth in the Working Capital Agreement;

WHEREAS, Midcoast and certain of its subsidiaries may from time to time owe certain reimbursement obligations or other indebtedness to EEP under the Support Agreements;

WHEREAS, Section 3(c) of the Financial Support Agreement and Section 29(c) of the Working Capital Agreement generally provide, among other things, that Midcoast may not, and shall not permit any of its affiliates to, grant or permit any liens on any asset or property to secure the indebtedness and obligations under the Credit Agreement, unless it and each of them has granted or concurrently grants a lien to EEP on such asset or property to secure its obligations under the Financial Support Agreement and the Working Capital Agreement, respectively, on a second-priority basis, and, in scope, nature, type of, but second priority to, the liens at any time, and from time to time, granted, created, perfected and maintained to secure the indebtedness and obligations under the Credit Agreement;

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WHEREAS, upon the occurrence of a Springing Lien Trigger Event (as defined in the Credit Agreement), Borrowers and the Subsidiary Guarantors shall grant Administrative Agent for the benefit of the Senior Lenders a valid and perfected first-priority security interest, subject only to Permitted Liens, in the Springing Lien Collateral (each as defined in the Credit Agreement) to secure the Obligations (as defined in the Credit Agreement) and, pursuant to the respective Support Agreements, shall grant EEP a valid and perfected, second-priority security interest in the same Springing Lien Collateral, junior in all respects to the security interest granted in favor of the Administrative Agent under the Credit Agreement;

WHEREAS, pursuant to Credit Agreement and related Loan Documents (as defined below), the Borrowers and Subsidiary Guarantors (collectively, the “Obligors,” and individually, an “Obligor”) will owe certain Senior Indebtedness (as defined below) to the Senior Lenders, and it is a condition to the Senior Lenders’ willingness to enter into the Credit Agreement and related Loan Documents that, among other things, (i) the Subordinated Creditors shall have subordinated their right to payment to all indebtedness or obligations now or hereafter owed or owing by the Obligors to the Subordinated Creditors under the Support Agreements in the manner and to the extent provided in this Agreement, (ii) in the event a Springing Lien Trigger Event occurs, the Senior Indebtedness shall be secured by first-priority, duly-perfected liens on, and security interests against, the Springing Lien Collateral, (iii) the Subordinated Indebtedness (as defined herein) shall at all times be unsecured, except that if a Springing Lien Trigger Event occurs and the Senior Lenders shall first have been granted a first-priority, duly-perfected lien and security interest in and against the Springing Lien Collateral, the Subordinated Creditor may at such time, and only to the extent expressly permitted under the Support Agreements, receive a junior priority lien and security interest in the same collateral to secure the Subordinated Indebtedness, but all such liens and security interests shall be subordinate and junior to all first-priority Liens and security interests securing the Senior Indebtedness; and

WHEREAS, the Credit Agreement requires, among other things, that the parties hereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the payment of the Senior Indebtedness and the Subordinated Indebtedness and with respect to the common Collateral, each as herein defined.

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Subordinated Creditors and the Obligors), and to induce the Senior Lenders to enter into the Credit Agreement and related Loan Documents, from which Subordinated Creditors and Obligors will receive benefit, the Obligors and the Subordinated Creditors hereby agree, for the benefit of the Administrative Agent and the other Senior Lenders, as follows:

Article 1

INTERPRETATION

1.1 Definitions

In this Agreement, including the preliminary statement and the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

“Administrative Agent” shall mean Bank of America, N.A., as the initial Administrative Agent under the Credit Agreement, and its successors and assigns, including any new Administrative Agent under any Refinancing of the Senior Indebtedness.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereof.

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“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” and “Borrowers” each shall have the meaning assigned to such term in the introductory paragraph hereof.

“Collateral” shall have the meaning assigned to the term “Springing Lien Collateral” in the Credit Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement hereof.

“Credit Party” or “Credit Parties” shall have the meaning assigned to the respective terms “Loan Party” and “Loan Parties” in the Credit Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 5.1 l hereof.

“DIP Financing Liens” shall have the meaning assigned to such term in Section 5.1 l hereof.

“DIP Lenders” shall have the meaning assigned to such term in Section 5.1 l hereof.

“Discharge of Senior Indebtedness” shall mean (a) indefeasible payment in full in cash of all outstanding Obligations, (b) termination or expiration of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to each L/C Issuer thereof, in its sole discretion, have been made) and (c) termination of each Commitment and the reduction of the Aggregate Commitments to zero.

“Discharge of Subordinated Indebtedness” shall mean payment in full of all outstanding obligations under the Support Agreements, termination or expiration of all letters of credit (other than letters of credit as to which arrangements satisfactory to each letter of credit issuer thereof, in its sole discretion, have been made) and guarantees thereunder, and termination of all obligations and commitments thereunder and the reduction thereof to zero, provided such payment, terminations, expiration, satisfactory arrangements and reduction referred to in this definition are evidenced by a signed writing to such effect by an authorized representative of each Subordinated Debt Party and delivered to Administrative Agent and, provided, further, all payments or transfers received by a Subordinated Debt Party on account of Subordinated Indebtedness constituted Permitted Payments hereunder and were not otherwise prohibited by or in violation of the Credit Agreement or this Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“EEP” shall have the meaning assigned to such term in the introductory paragraph hereof.

“EEP Affiliates” shall have the meaning assigned to such term in the introductory paragraph hereof.

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“Enforcement Action” shall mean (a) an action, proceeding, or similar undertaking with respect to the Collateral, or any portion thereof, (i) to collect or to cause, in each case either directly or indirectly, whether from the exercise of Control or otherwise, the payment of any Subordinated Indebtedness from a Credit Party, (ii) to take from or for the account of any Credit Party, by set-off, recoupment or in any other manner, the whole or any part of any moneys or accounts which may now or hereafter be owing by or to any Credit Party or (iii) to enforce or exercise, or seek to enforce or exercise, any rights and remedies under any agreement or document in respect of the Collateral, or any portion thereof, or under applicable law with respect to the Collateral, (b) to exercise any put option or to cause any Credit Party to honor any redemption or mandatory prepayment obligation under any agreement or document in respect of Subordinated Indebtedness or (c) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, attach, recover against, foreclose upon, take possession of or sell any Collateral.

“Equity Interests” shall have the meaning assigned to the term “Capital Stock” in the Credit Agreement.

“Financial Support Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Guarantors” shall have the meaning assigned to the term “Subsidiary Guarantors” in the Credit Agreement.

“Impermissible Subordinated Debt Liens” shall have the meaning assigned to such term in Section 3.1(c) hereof.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Credit Party or for property or assets of any Credit Party, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for property or assets of any Credit Party, (c) any voluntary or involuntary dissolution, winding-up, readjustment or liquidation of any Credit Party, or (d) a general assignment for the benefit of creditors by any Credit Party.

“Midcoast” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization in an Insolvency Proceeding or other Proceeding (as defined below) that contravenes the terms of this Agreement, including without limitation, any Plan of Reorganization that does not provide for payments or distributions in respect of the Senior Indebtedness (and any security thereof) to be made with the priority specified herein or that seeks to make payments or distributions on account of the Subordinated Indebtedness (or any security thereof) prior to the Discharge of the Senior Indebtedness.

“Obligor” and Obligors” each shall have the meaning assigned to such term in the recitals hereof.

“Other Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 3.3 hereof.

“Permitted Payments” shall have the meaning assigned to such term in Section 7.1 hereof.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or agreement proposed in or in connection with any Insolvency Proceeding or other Proceeding.

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“Post-Petition Interest” shall mean interest (including interest at the Default Rate) accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in such Insolvency Proceeding.

“Proceeding” shall have the meaning assigned to such term in Section 2.2(a) hereof.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” “Refinances” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall mean Indebtedness that Refinances Senior Indebtedness.

“Release” shall have the meaning assigned to such term in Section 4.3a hereof.

“Senior Indebtedness” shall have the meaning assigned to the term “Obligations” in the Credit Agreement, together with (a) Post-Petition Interest and (b) all fees, costs, charges, and expenses, including reasonable Attorney Costs, accrued or incurred after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in such Insolvency Proceeding. For the avoidance of doubt, to the extent any payment with respect to any Senior Indebtedness (whether by or on behalf of any Credit Party, as proceeds of Collateral, enforcement of any Lien, right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor-in- possession, trustee, a creditor, any Subordinated Debt Party (as defined below), receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Lenders and each Subordinated Debt Party, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Lenders” means, collectively, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, together with the lenders and other L/C Issuers from time to time, and at each relevant time of determination, party to the Credit Agreement.

“Subordinated Creditor” and “Subordinated Creditors” each shall have the meaning set forth in the introductory paragraph hereof.

“Subordinated Debt Party” or “Subordinated Debt Parties” shall mean, at any time, (a) each Subordinated Creditor, (b) each other Person to whom any of the Subordinated Indebtedness (including indemnification obligations) is, or hereafter may become, owed or owing, and (c) the successors and permitted assigns of each of the foregoing.

“Subordinated Indebtedness” means the Indebtedness of each Credit Party owing to any Affiliate (other than another Credit Party) under the Support Agreements.

“Support Agreements” shall have the meaning assigned to such term in the recitals hereof.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Working Capital Agreement” shall have the meaning assigned to such term in the recitals hereof.

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1.2 Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and permitted assigns and (ii) to any Credit Party shall be construed to include the Credit Party as debtor and debtor-in-possession and any receiver or trustee for the Credit Party, as the case may be, in any Insolvency Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement, unless noted otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) all references to the Senior Lenders include the Administrative Agent, each L/C Issuer and each of the Lenders individually and any combination thereof.

1.3 Headings

The division of this Agreement into articles, sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4 Governing Law

This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York. The Subordinated Debt Parties irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the United States Federal courts sitting in Southern District of the State of New York, without prejudice to the rights of the Senior Lenders to take proceedings in any other jurisdiction.

1.5 Severability

If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.

1.6 Time of the Essence

Time shall be of the essence of this Agreement.

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Article 2

POSTPONEMENT AND SUBORDINATION OF PAYMENT

2.1 General Postponement and Subordination

Except that Subordinated Creditor may receive and retain Permitted Payments solely to the extent expressly permitted under Section 7.1 below, until the Discharge of Senior Indebtedness:

a.	each Subordinated Debt Party’s right to payment of the Subordinated Indebtedness is hereby irrevocably made subject to and subordinate and junior in right of payment to all of the Senior Lenders’ right to payment of the Senior Indebtedness;

b.	the Subordinated Indebtedness shall be and is hereby irrevocably expressly postponed and made subordinate in right of payment to the prior payment in full in cash of the Senior Indebtedness and the Discharge of Senior Indebtedness;

c.	no Credit Party shall make or give, and no Subordinated Debt Party shall accept, any payment, transfer or other thing of value, on account of the Subordinated Indebtedness;

d.	no Subordinated Debt Party shall accept any repayment, prepayment or other satisfaction of all or any portion of the Subordinated Indebtedness (whether in cash, debt securities, Equity Interests, obligations, or other property); and

e.	any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property and whether or not such payment or distribution is Collateral, proceeds of Collateral, or on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness, or any Lien on Collateral, shall be paid or delivered directly to the Administrative Agent for application in payment of the Senior Indebtedness, and any such payments or distributions received by or distributed to any Subordinated Debt Party shall be turned over to the Administrative Agent for application in payment of the Senior Indebtedness.

2.2 Priority of Senior Indebtedness on Dissolution or Insolvency

a.	Notwithstanding anything contained herein to the contrary, in the event of an Insolvency Proceeding or other similar proceeding (a “Proceeding”) relating to a Credit Party, or any of its property (whether voluntary or involuntary, partial or complete), or any other marshaling of the assets and liabilities of a Credit Party, the Senior Indebtedness shall first be paid in full and a Discharge of Senior Indebtedness must have occurred before any Subordinated Debt Party shall be entitled to receive or retain any payment or distribution, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or made on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness or any Lien on Collateral, in each case whether under a Plan of Reorganization or otherwise.

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b.	Until the Discharge of Senior Indebtedness, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or made on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness or any Lien on Collateral, in each case whether under a Plan of Reorganization or otherwise, shall be paid or delivered directly to the Administrative Agent for application in payment of the Senior Indebtedness, and any such payments or distributions received by or distributed to any Subordinated Debt Party shall be turned over to the Administrative Agent for application in payment of the Senior Indebtedness.

Article 3

PRIORITY OF LIENS; LIEN SUBORDINATION

3.1 No Liens Prohibited by Credit Agreement; No Liens Securing Subordinated Indebtedness Prior to Springing Lien Trigger Event

a.	So long as the Discharge of Senior Indebtedness has not occurred, none of the Obligors or other Credit Parties shall, or shall permit any of its or their Subsidiaries to, grant or permit, and (1) no Subordinated Debt Party shall accept or pursue, any Liens on any asset or property prohibited by or in violation of the Credit Agreement, to secure or facilitate the payment or collection of any Subordinated Indebtedness, and (2) no Senior Lender shall accept or pursue any Liens on any asset or property to secure or facilitate the payment or collection of any Senior Indebtedness without the Senior Lenders permitting the Subordinated Indebtedness to be secured thereby, with each such Lien to be subject to the provisions of this Agreement in all respects, including without limitation, the lien subordination and payment over provisions contained herein.

b.	So long as the Discharge of Senior Indebtedness has not occurred, none of the Obligors or other Credit Parties shall, or shall permit any of its or their Subsidiaries to, grant or permit, and no Subordinated Debt Party shall accept or pursue, any Liens on any asset or property which would constitute Collateral, to secure or facilitate the payment or collection of any Subordinated Indebtedness, unless (i) it first has granted, or concurrently therewith grants, a senior, first-priority Lien on such asset or property to secure the Senior Indebtedness and (ii) such Liens are expressly authorized under a Support Agreement and the Credit Agreement upon the occurrence of a Springing Lien Trigger Event, with each such Lien to be subject to the provisions of this Agreement in all respects, including without limitation, the lien subordination and payment over provisions contained herein.

c.

To the extent that the provisions of Sections 3.1(a) and (b) are not complied with for any reason, without limiting any other right or remedy available to the Administrative Agent or the other Senior Lenders or any Subordinated Debt Party, as the case may be, (A) if it has not already done so, each applicable Obligor or other Credit Party, or related Subsidiary, shall immediately grant a senior, first-priority Lien on such asset or property to secure the Senior Indebtedness or a junior, second-priority Lien on such asset or property to secure the Subordinated Indebtedness (in all respects subject to the terms of this

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Agreement), or both, as the case may be, and (B) each Subordinated Debt Party: (i) agrees to subordinate all such Liens, if any, securing the Subordinated Indebtedness, whether now existing or hereafter arising (the “Impermissible Subordinated Debt Liens”) to all Liens securing any Senior Indebtedness, whether now existing or hereafter arising, regardless of the time, manner or order of perfection of any such Impermissible Subordinated Debt Liens, and notwithstanding any failure of the Administrative Agent or the Senior Lenders to adequately perfect its or their Liens securing any Senior Indebtedness, the subordination of any Lien securing any Senior Indebtedness to any Lien securing any other obligation of any Credit Party, or the avoidance, invalidation or lapse of any Lien securing any Senior Indebtedness; (ii) agrees to take no action to enforce any Impermissible Subordinated Debt Liens; (iii) agrees to execute such terminations, releases and other documents as Administrative Agent requests in its sole discretion to release the Impermissible Subordinated Debt Liens or to assign the Impermissible Subordinated Debt Liens to Administrative Agent, in Administrative Agent’s sole discretion, provided that contemporaneously therewith, the Senior Lenders, upon receiving a first-priority Lien on such asset or property to secure the Senior Indebtedness as required under clause (A) above, permit a junior, second-priority Lien on such asset or property to be granted to secure the Subordinated Indebtedness (in all respects subject to the terms of this Agreement), (iv) in furtherance of the foregoing, hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full authority in the place and stead of each Subordinated Debt Party to execute and deliver any document or instrument which Subordinated Debt Party may be required to deliver pursuant to this Section 3.1; (v) agrees that no Subordinated Debt Party shall have any right to possession of any assets or property encumbered by or subject to the Impermissible Subordinated Debt Liens, whether by judicial action or otherwise; and (vi) agrees that, so long as the Discharge of Senior Indebtedness has not occurred, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is collateral, proceeds of collateral, or on account of collateral, whether under a Plan of Reorganization or otherwise, received by or distributed to any Subordinated Debt Party as a result of such Impermissible Subordinated Debt Lien shall be turned over to the Administrative Agent for application in payment of the Senior Indebtedness.

3.2 Relative Priorities

a.

Notwithstanding the date, manner or order of grant, attachment or perfection of any Lien on the Collateral securing Senior Indebtedness, on one hand, or any Lien on the Collateral securing Subordinated Indebtedness (including any Liens on assets or property prohibited by or in violation of the Credit Agreement), on the other hand, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any security document or any other Loan Document or any other circumstance whatsoever, and notwithstanding any failure of the Administrative Agent or the Senior Lenders to adequately perfect its or their Liens in the Collateral, the subordination of any Lien on the Collateral securing any Senior Indebtedness to any Lien securing any other obligation of any Credit Party, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any Senior Indebtedness, each Subordinated Debt Party hereby agrees that, so long as the Discharge of Senior Indebtedness has not

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occurred, (a) any such Lien now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secures Senior Indebtedness shall be senior in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secure Subordinated Indebtedness, (b) any such Lien now or hereafter held by or for the benefit of any Subordinated Debt Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secures Senior Indebtedness, and (c) any and all such Liens now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secure Senior Indebtedness shall be and remain senior in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secures Subordinated Indebtedness for all purposes, whether or not any such Liens are subordinated in any respect to any other Lien securing any other obligation of the Obligor, any other Credit Party or any other Person.

b.	Each Subordinated Debt Party acknowledges that a portion of the Senior Indebtedness represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Senior Indebtedness may be modified, extended or amended from time to time, and that the aggregate amount of the Senior Indebtedness may be increased, replaced or refinanced, in each event, without notice to or consent by any Subordinated Debt Party and without affecting the provisions hereof. The lien priorities provided in this Section shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Indebtedness or the Subordinated Indebtedness, or any portion thereof.

3.3 Bailment for Perfection of Certain Security Interests

Each Subordinated Debt Party agrees that if it shall at any time hold a Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Subordinated Debt Party or any of their respective agents or bailees (such Collateral being referred to herein as the “Other Pledged or Controlled Collateral”), such Subordinated Debt Party solely for the purpose of perfecting the Senior Lenders’ Lien granted under the Loan Documents, also holds such Other Pledged or Controlled Collateral as bailee for the Administrative Agent and the other Senior Lenders. No Subordinated Debt Party shall charge the Administrative Agent or Senior Lenders a fee for holding such Collateral as bailee pursuant hereto.

3.4 Certain Agreements with Respect to Unenforceable Liens

Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Lien held by a Senior Lender encumbering, or purporting to encumber, any Collateral is not valid or enforceable for any reason, or is avoided or avoidable under a Bankruptcy Law, then each Subordinated Debt Party agrees that, any distribution or recovery it may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of Senior Indebtedness has not occurred) be segregated and held in trust and forthwith paid over to the Administrative Agent for the benefit of the Senior Lenders in

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the same form as received. Until the Discharge of Senior Indebtedness occurs, each Subordinated Debt Party hereby appoints the Administrative Agent, and any officer or agent of the Administrative Agent, with full power of substitution, the attorney-in-fact of each Subordinated Debt Party for the limited purpose of carrying out the provisions of this Section 3.4 and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 3.4, which appointment is irrevocable and coupled with an interest.

Article 4

ENFORCEMENT OF RIGHTS AND REMEDIES

4.1 Exercise of Rights and Remedies.

a.	So long as the Discharge of Senior Indebtedness has not occurred, whether or not any Insolvency Proceeding has been commenced or is pending, the Administrative Agent and the other Senior Lenders shall have the exclusive right to enforce all rights and to exercise all remedies (including any right of setoff or recoupment), whether at law or in equity, against the Credit Parties and the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding), in each case, without any consultation with or the consent of any Subordinated Debt Party, provided, however, a Subordinated Debt Party may exercise rights against the Credit Parties solely to the extent expressly permitted under Section 4.1(b)(i) and (ii) below.

b.	So long as the Discharge of Senior Indebtedness has not occurred, whether or not any Insolvency Proceeding has been commenced or is pending, no Subordinated Debt Party shall have any right to enforce any rights and to exercise any remedies (including any right of setoff or recoupment), whether at law or in equity, against Credit Parties and the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding), except (i) that a Subordinated Debt Party may (A) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of a Subordinated Debt Party, in each case, to the extent not in contravention of the terms of this Agreement, and (B) enforce rights and exercise remedies (other than initiating, or supporting any other Person (other than Administrative Agent) in initiating, an Insolvency Proceeding) against a Credit Party (but not against Collateral) at any time during which such Subordinated Debt Party is permitted to receive and retain Permitted Payments under Section 7.1 below, and (ii) as otherwise provided in Section 5.4 hereof.

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4.2 No Waiver by Senior Lenders

Nothing contained herein shall prohibit or in any way limit the Administrative Agent or any other Senior Lender from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by a Subordinated Debt Party.

4.3 Automatic Release of Subordinated Liens.

a.	If, (i) in connection with any Disposition of any Collateral permitted under the terms of the Loan Documents, or (ii) as required under Section 6.13(b) of the Credit Agreement upon the occurrence of the Collateral Release Date (as defined in the Credit Agreement), or (iii) in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, (1) the Administrative Agent, for itself and on behalf of the other Senior Lenders, releases the Liens on such Collateral securing Senior Indebtedness or (2) such Liens securing the Senior Indebtedness are otherwise released as permitted by the Loan Documents, (in each case, a “Release”), other than any such Release granted following the Discharge of Senior Indebtedness, then the Liens on such Collateral securing Subordinated Indebtedness shall be automatically, unconditionally and simultaneously released, and each Subordinated Debt Party shall promptly execute and deliver to the Administrative Agent, the relevant Obligor or grantor such termination statements, releases and other documents as the Administrative Agent or the relevant Obligor or grantor may reasonably request to effectively confirm such Release.

b.	Until the Discharge of Senior Indebtedness occurs, each Subordinated Debt Party hereby appoints the Administrative Agent, and any officer or agent of the Administrative Agent, with full power of substitution, as the attorney-in-fact of each Subordinated Debt Party for the purpose of carrying out the provisions of this Section 4.3 and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.3 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

4.4 Insurance and Condemnation Awards

So long as the Discharge of Senior Indebtedness has not occurred, the Administrative Agent and the other Senior Lenders shall have the exclusive right, subject to the rights of the Obligors under the Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall, prior to the Discharge of Senior Indebtedness and subject to the rights of the Obligors under the Loan Documents, be paid to the Administrative Agent for the benefit of Senior Lenders pursuant to the terms of the Loan Documents and, subject to the rights of Obligors under the Loan Documents, as proceeds of Collateral. Until the Discharge of Senior Indebtedness has occurred, if a Subordinated Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the Administrative Agent in accordance with Section 6.01.

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Article 5

NO INTERFERENCE

5.1 Prohibited Acts.

Without in any way limiting the scope of Section 4.1 above, so long as the Discharge of Senior Indebtedness has not occurred, but subject always to the provisions of Section 11.1(a), each Subordinated Debt Party agrees, whether or not any Insolvency Proceeding or other Proceeding has been commenced or is pending, that it will not, and hereby waives any right to:

a.	initiate, or support any other Person (other than Administrative Agent) in initiating, an Insolvency Proceeding;

b.	take, or support any other Person (other than Administrative Agent) in taking, any Enforcement Action, except that Subordinated Creditor may receive and retain Permitted Payments solely to the extent expressly permitted under Section 7.1 below;

c.	contest, protest or object to (or support any other Person contesting) any foreclosure action or proceeding (including an Insolvency Proceeding) brought by the Administrative Agent or any other Senior Lender, or any other enforcement or exercise by Administrative Agent or any other Senior Lender of any rights or remedies relating to the Senior Indebtedness and the Collateral;

d.	contest, protest or object to (or support any other Person contesting) the forbearance by the Administrative Agent or any other Senior Lender from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Senior Indebtedness and the Collateral;

e.	take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Subordinated Indebtedness, any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral (including any mortgagee policy of insurance) or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

f.	take (or support any other Person in taking) any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of any rights or remedies under the Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

g.

contest, protest or object to (or support any other Person in objecting to) the manner in which the Administrative Agent or any other Senior Lender may seek to enforce or collect the Senior Indebtedness or any Liens, regardless of whether any action or failure to act by or on behalf of the Administrative Agent or any other Senior Lender is, or could be, adverse to the interests of a Subordinated Debt Party, and will not assert (or support any other Person in asserting), and hereby waives, to the fullest extent permitted by law, any right to demand,

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request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior creditor may have under applicable law;

h.	attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question (or support any other Person in challenging or questioning) the validity, priority or enforceability of any Senior Indebtedness, the priority, perfection, validity or enforceability of any Lien on the Collateral, or the validity or enforceability of any of the Loan Documents, including this Agreement (and any automatic reinstatement thereof under Section 11.1 below), or the validity or enforceability of the priorities, rights or obligations established by this Agreement;

i.	contest, protest or object to (or support any other Person contesting) any Disposition of all or any part of the Collateral, provided that the Liens of Subordinated Debt Parties attach to the net proceeds of the Disposition with at least the same priority and validity as the Liens held by Subordinated Debt Parties on such Collateral, and the Liens remain subject to the terms of this Agreement;

j.	contest, protest or object to (or support any other Person contesting) any request of the Administrative Agent or the other Senior Lenders for (1) relief from the automatic stay imposed by Section 362 of the Bankruptcy Code or (2) any request for adequate protection within the meaning of Section 361 of the Bankruptcy Code;

k.	contest, protest or object to (or support any other Person contesting) the payment of Post-Petition Interest, or any fees, costs, charges and expenses to the Administrative Agent or any Senior Lender under Section 506(b) of the Bankruptcy Code;

l.	unless otherwise agreed by the Administrative Agent in writing, (i) file any motion, application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner in an Insolvency Proceeding, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of the Credit Party’s bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the Subordinated Creditor or the Subordinated Debt Parties, or any other form of affirmative relief of any other kind or nature, or (ii) file any objection or other responsive pleading opposing any relief requested by any Senior Lender or support any other Person taking any such action;

m.

In any Insolvency Proceeding or other Proceeding of any Credit Party, if any Credit Party shall, as debtor(s)-in-possession, move for approval of financing, which for avoidance of doubt, may include a roll-up of the Senior Indebtedness under the Credit Agreement (“DIP Financing”) to be provided by one or more lenders, which, for avoidance of doubt, may include the Senior Lenders (the “DIP Lenders”), under Section 364 of the Bankruptcy Code or the use of cash collateral or the sale of property that constitutes Collateral under Section 363 of the Bankruptcy Code or pursuant to any Plan of Reorganization, each

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Subordinated Creditor agrees that it will raise no objection to, nor support any Person objecting to, and shall be deemed to have consented to, any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral or sale (whether under Section 363 of the Bankruptcy Code or pursuant to any Plan of Reorganization) of property that constitutes Collateral (including any bid, sale procedure or other orders in respect thereof), unless Administrative Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral or sale of Collateral (and each Subordinated Debt Party will consent, and is deemed to have consented, to the subordination of its Liens with respect to such Collateral);

n.	provide (or support any other Person in providing) DIP Financing to any Credit Party secured by Liens equal or senior in priority to the Liens securing any Senior Indebtedness, provided, however, that if (i) the Senior Lenders are provided reasonable advance notice and opportunity to provide DIP Financing, but no Senior Lender offers to provide such DIP Financing, or (ii) no other Person (other than a Subordinated Debt Party), after having received reasonable advance notice and opportunity to provide DIP Financing, offers to provide DIP Financing on terms acceptable to the Senior Lenders, in each case on or before the date of any hearing to approve DIP Financing, then one or more Subordinated Debt Parties may seek to provide DIP Financing secured by Liens equal or senior in priority to the Liens securing any Senior Indebtedness and the Senior Lenders may object to such DIP Financing;

o.	oppose, seek to challenge or support any Person challenging, the Senior Indebtedness, any Lien securing the Senior Indebtedness, or any request for the allowance and payment of Post-Petition Interest and post-petition fees, costs, charges and expenses;

p.	seek adequate protection, within the meaning of section 361 of the Bankruptcy Code, of any interest in any Collateral, in each case without the Administrative Agent’s prior written consent, provided, however, that if in an Insolvency Proceeding Senior Lenders are granted adequate protection in the form of a Lien on additional property as collateral, a Subordinated Debt Party holding a Lien at the time of the filing of such Insolvency Proceeding may seek or request adequate protection in the form of a junior Lien on such additional collateral, which Lien shall automatically be subject to the terms of this Agreement in all respects, including without limitation, the payment-over provisions herein contained, and shall be subordinated to the Liens of the Senior Lenders (including adequate protection Liens) and subordinated to any DIP Financing Liens (and all obligations relating thereto), in each case on the same basis as the Subordinated Debt Party’s other Liens are subordinated herein;

q.	propose, sponsor, support, vote in favor of or agree to (i) any Non-Conforming Plan of Reorganization or (ii) any Plan of Reorganization, directly or indirectly, that is pursued pursuant to Section 1129(b)(1) of the Bankruptcy Code; and

r.	seek relief from the automatic stay or any other stay in an Insolvency Proceeding or other Proceeding in respect of Collateral, a Creditor Party or its property.

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5.2 Additional Agreements

a.	At any time prior to the Discharge of Senior Indebtedness, in any Insolvency Proceeding or other Proceeding of any Credit Party or its property:

i.	the Administrative Agent shall have the right, but not the obligation, to file claims and proofs of claim in respect of the Subordinated Indebtedness, vote any and all such claims in connection with any Plan of Reorganization, and take such other action as Administrative Agent may so elect in its discretion;

ii.	each Subordinated Debt Party hereby grants the Administrative Agent an irrevocable proxy coupled with a pledge to vote or cause to be voted any and all claims of such Subordinated Debt Party arising in connection with any Plan of Reorganization;

iii.	unless Administrative Agent has invoked its rights under this Section 5.2 to file claims or proofs of claims on account of the Subordinated Indebtedness in an Insolvency Proceeding or other Proceeding, each Subordinated Debt Party shall timely file a claim or proof of claim or claims or proofs of claim, each in the form required in such Proceedings, for the full outstanding amount of the Subordinated Indebtedness;

iv.	each Subordinated Debt Party shall cause said claim or proofs of claim, whether filed by such Subordinated Debt Party or the Administrative Agent, to be approved and all payments and other distributions in respect thereof to be made directly to the Administrative Agent; and

v.	Each of the Subordinated Debt Parties agrees that it will support, vote in favor of and agree to any Plan of Reorganization proposed or supported by the Senior Lenders.

b.	Each Subordinated Debt Party shall execute and deliver to the Administrative Agent such further proofs of claim, assignments of claim and other instruments confirming the authorization referred to in the foregoing clause (a), and any powers of attorney confirming the rights of the Senior Lenders arising thereunder, and shall take such other actions as may be requested by the Senior Lenders or their representative in order to enable the Senior Lenders or their representative to enforce any and all claims in respect of the Subordinated Indebtedness at any time prior to the Discharge of Senior Indebtedness.

c.	Each Subordinated Debt Party hereby irrevocably agrees that the Administrative Agent may, at its sole discretion, in the name of each such Subordinated Debt Party or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and any such receipts shall be distributed to the Administrative Agent for application to the Senior Indebtedness, and file, prove and vote or consent in any Proceeding with respect to any and all claims of each of the Subordinated Debt Parties relating to the Subordinated Indebtedness at any time prior to the Discharge of Senior Indebtedness.

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5.3 Certain Additional Waivers by Subordinated Debt Parties

Each Subordinated Debt Party waives any claim it or they may hereafter have against any Senior Lender arising out of any action taken or not taken by Administrative Agent or the other Senior Lenders in an Insolvency Proceeding, including without limitation, (a) the election by any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or DIP Financing authorized in any Insolvency Proceeding or other Proceeding, or (c) any grant of a security interest, any payment, or award of adequate protection within the meaning of section 361 of the Bankruptcy Code, in any Insolvency Proceeding, or (d) any sale or other Disposition of Collateral or in connection with any Plan of Reorganization. In addition, no Subordinated Debt Party shall assert or enforce, at any time prior to the Discharge of Senior Indebtedness, any claim under Section 506(c) of the Bankruptcy Code.

5.4 Permitted Actions

Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall prohibit, limit, or restrict the Subordinated Debt Parties from taking any of the following actions: (a) any action to the extent necessary to (i) prevent the running of any applicable statute of limitations or similar restriction on claims, provided that no such action shall be filed sooner than 90 days before the expiration of any such applicable statute of limitations or similar restriction on claims, or (ii) assert a compulsory cross claim or counterclaim against any Obligor, and (b) any action to seek and obtain specific performance or injunctive relief to compel an Obligor to comply with (or not violate or breach) any nonpayment obligation under any Support Agreement, so long as it is (x) not accompanied by a claim for monetary damages or a request for payment of any portion of the Subordinated Indebtedness, (y) not an Enforcement Action, and (z) does not seek to initiate an Insolvency Proceeding; provided further, in the case of (a) or (b), such permitted actions shall be subject to and not in contravention of the terms of this Agreement, including the payment over provisions contained herein.

Article 6

ADDITIONAL PAYMENT PROVISIONS; PAYMENT OVER

6.1 Payment Over

So long as the Discharge of Senior Indebtedness has not occurred, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or on account of Collateral, in each case whether or not under a Plan of Reorganization or otherwise, together with the property referred to in Section 2.1(e), Section 2.2, Section 3.1(c) and Section 4.4, received by a Subordinated Debt Party in respect of the Subordinated Indebtedness, in each case other than Permitted Payments under Section 7.1, shall be segregated and held in trust and forthwith transferred or paid over to the Administrative Agent for the benefit of the Senior Lenders in the same form as received, together with any necessary endorsements for application (in accordance with the Loan Documents) to the payment of the Senior Indebtedness then remaining unpaid. Until the Discharge of Senior Indebtedness occurs, the Subordinated Creditor (a) agrees to reimburse Administrative Agent for all reasonable costs, including reasonable attorneys’ fees, incurred by Administrative Agent in the course of collecting said sums should a Subordinated Debt Party fail to voluntarily turn the same over to the Administrative Agent upon demand, and (b) hereby appoints the Administrative Agent, and any officer or agent of the Administrative Agent, with full power of substitution, the attorney-in-fact of each Subordinated Debt Party for the purpose of carrying out the provisions of this Section 6.1 and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 6.1, which appointment is irrevocable and coupled with an interest.

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6.2 Application of Payments

All payments and distributions received by the Administrative Agent or the Senior Lenders in respect of the Subordinated Indebtedness (other than Permitted Payments), to the extent received in or converted into cash, may be applied by the Senior Lenders first to the payment of any and all reasonable expenses (including reasonable legal fees and expenses) paid or incurred by the Administrative Agent in enforcing this Agreement, or in endeavoring to collect or realize upon any of the Subordinated Indebtedness or any Collateral, in each case as provided herein, and any balance thereof shall, solely as between the Subordinated Debt Parties and the Senior Lenders, be applied by the Senior Lenders in such order of application as the Senior Lenders may from time to time elect, toward the payment of the Senior Indebtedness remaining unpaid.

6.3 Payment in Full on Senior Indebtedness

For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until the Discharge of Senior Indebtedness shall have occurred.

6.4 Legend on Subordinated Debt Instruments

The Subordinated Creditors shall, substantially simultaneously with the execution and delivery hereof, cause a conspicuous legend to be placed on each of the instruments evidencing Subordinated Indebtedness to the following effect:

“This instrument, the indebtedness evidenced hereby or any lien or security interest on Collateral securing such indebtedness, is subordinated, in the manner and to the extent set forth in an agreement dated                      ,             (as such agreement may from time to time be amended, restated, modified, or supplemented, the “Subordination Agreement”), by the maker and payee of this instrument in favor of Bank of America, N.A. as Administrative Agent for the “Lenders” referred to therein, to all Senior Indebtedness as defined therein), and each holder of this instrument, by its acceptance hereof, shall be bound by the Subordination Agreement.”

and upon request by the Administrative Agent deliver a copy of each of the instruments evidencing Subordinated Debt, as so marked, to the Administrative Agent within 60 days following such request. In the event of any conflict between any instrument evidencing Subordinated Indebtedness and the terms of this Agreement, the terms of this Agreement shall control.

Article 7

PERMITTED PAYMENTS

7.1 Permitted Payments

At any time other than during the continuation of a Default or Event of Default, and subject to the other conditions contained in Section 7.13 of the Credit Agreement, each Subordinated Debt Party shall be entitled to receive and retain payments (“Permitted Payments”) on account of any Subordinated Indebtedness in accordance with the terms of such Subordinated Indebtedness.

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Article 8

SUBROGATION

8.1 Right of Subrogation and Related Restrictions

If a Subordinated Debt Party pays or distributes cash, property, or other assets to the Administrative Agent for the benefit of the Senior Lenders, the Subordinated Debt Party will be subrogated to the rights of the Administrative Agent and Senior Lenders with respect to the value of the payment or distribution; provided, however, the Subordinated Debt Party shall not exercise any rights which it may acquire by way of subrogation or contribution under this Agreement, as a result of any payment made hereunder or otherwise, until this Agreement has ceased to be effective in accordance with Section 11.1(a).

8.2 Transfer by Subrogation

If (a) the Administrative Agent on behalf of the Senior Lenders receives payment of any of the Subordinated Indebtedness and (b) the Discharge of Senior Indebtedness has occurred, then the Senior Lenders will each, at the Subordinated Creditor’s request and expense, execute and deliver to the Subordinated Creditor appropriate documents, without recourse and without representation or warranty (except as to their right to transfer such Senior Indebtedness and related security free of encumbrances created by the Senior Lenders), necessary to evidence the transfer by subrogation to the Subordinated Creditor of an interest in its Senior Indebtedness and any security held therefor resulting from such payment of the Subordinated Indebtedness to the Administrative Agent.

Article 9

DEALINGS WITH BORROWER

9.1 Restricted Dealings by Subordinated Creditor

Except with the prior written consent of the Administrative Agent with the consent of the Required Lenders, no Subordinated Debt Party shall:

a.	assign all or any portion of the Subordinated Indebtedness in favor of any Person other than the Senior Lenders unless such Person has agreed in writing with the Administrative Agent to be bound by the provisions hereof in the place and stead of the Subordinated Creditor; or

b.	commence, or join with any other Person in commencing, any Proceeding respecting any Obligor, any Subsidiary of an Obligor or any other Credit Party.

9.2 Permitted Dealings by Senior Lenders

Notwithstanding anything in this Agreement, each Subordinated Debt Party acknowledges and agrees each of the Senior Lenders shall be entitled to:

a.	lend monies or otherwise extend credit or accommodations to any Obligor or other Credit Party as part of the Senior Indebtedness or otherwise; provided, however, that loans, credit, or accommodations not constituting Senior Indebtedness are not entitled to the benefits of this Agreement;

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b.	agree to any change in, amendment to, waiver of, or departure from, any term of the Credit Agreement or any other Loan Document including, without limitation, any amendment, renewal or extension of such agreement or increase in the payment obligations of the Obligor or other Credit Party under any such Loan Documents;

c.	grant time, renewals, extensions, releases, discharges or other indulgences or forbearances to any Obligor or other Credit Party in respect of the Senior Indebtedness;

d.	waive timely and strict compliance with or refrain from exercising any rights under or relating to the Senior Indebtedness;

e.	accept or make any compositions, arrangements, plans of reorganization or compromises with any Person as any of the Senior Lenders may deem appropriate in connection with the Senior Indebtedness;

f.	change, whether by addition, substitution, removal, succession, assignment, grant of participation, transfer or otherwise, any of the Senior Lenders;

g.	acquire, give up, vary, exchange, release, discharge or otherwise deal with or fail to deal with any security interests, guaranties or collateral relating to any Senior Indebtedness, this Agreement or any Loan Document or allow any Obligor, other Credit Party, or any other Person to deal with the property which is subject to such security interests, guaranties or collateral, all as the Senior Lenders may deem appropriate; and/or

h.	abstain from taking, protecting, securing, registering, filing, recording, renewing, perfecting, insuring or realizing upon any security interests, guaranties or collateral for any Senior Indebtedness; and no loss in respect of any of the security interests or guaranties received or held for and on behalf of the Senior Lenders, whether occasioned by fault, omission of negligence of any kind, whether of the Senior Lenders or otherwise, shall in any way limit or impair the liability of a Subordinated Debt Party or the rights of the Senior Lenders under this Agreement;

all of which may be done without notice to or consent of a Subordinated Debt Party and without impairing, releasing or otherwise affecting any rights or obligations of any Subordinated Debt Party hereunder or any rights of the Senior Lenders hereunder.

Article 10

REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties

Each Subordinated Creditor hereby represents and warrants to the Senior Lenders that:

a.	such Subordinated Creditor is duly incorporated, formed or amalgamated, as the case may be, and validly existing under the laws of its jurisdiction of incorporation, formation, or amalgamation, as the case may be;

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b.	such Subordinated Creditor has all necessary corporate or equivalent power and authority to enter into this Agreement;

c.	such Subordinated Creditor has taken all necessary corporate or equivalent action to authorize the creation, execution, delivery and performance of this Agreement;

d.	this Agreement constitutes a valid and legally binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles; and

e.	neither the execution and delivery of this Agreement, nor compliance with the terms and conditions hereof (i) will result in a violation of any formation or governance documents of such Subordinated Creditor or any applicable law, order, judgment, injunction, award or decree; (ii) will result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other material agreement or instrument to which such Subordinated Creditor is a party or by which it or its assets are bound; or (iii) requires any approval or consent of any governmental authority having jurisdiction except such as has already been obtained and is in full force and effect.

Article 11

CONTINUING SUBORDINATION

11.1 Continuing Subordination; Reinstatement

This Agreement shall create a continuing subordination and shall:

a.	remain in full force and effect until the earlier of: (i) the Discharge of Senior Indebtedness has occurred, or (ii) 366 days after the Discharge of Subordinated Indebtedness has occurred; provided, however, that if an Insolvency Proceeding is initiated on or before the date that is 366 days after the Discharge of Subordinated Indebtedness has occurred, this Agreement shall remain in full force and effect until the Discharge of Senior Indebtedness has occurred and, provided, further, that Section 9.1(b) shall remain in effect until 91 days after such time;

b.	be binding upon each Subordinated Debt Party and its successors and assigns; and

c.	inure, together with the rights and remedies of the Senior Lenders, to the benefit of and be enforceable by the Senior Lenders (through the Administrative Agent), and their successors and permitted assigns for their benefit and for the benefit of any other Person entitled to the benefit of any Loan Documents from time to time, including any permitted assignee of some or all of the Loan Documents.

Each Subordinated Debt Party agrees that, following termination hereof, this Subordination Agreement shall be automatically reinstated if for any reason any payment or transfer made on account of the Senior Indebtedness or Subordinated Indebtedness, as the case may be, is rescinded, avoided or must be otherwise restored or returned by any Senior Lender or Subordinated Debt Party, as the case may be, whether as a result of any Insolvency Proceedings in bankruptcy or reorganization or otherwise, in each case retroactive to the date of such payment or transfer.

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11.2 Other Obligations not Affected

The subordination provided for herein is in addition to and not in substitution for any other agreement or any other security by whomsoever given or at any time held by any of the Senior Lenders in respect of the Senior Indebtedness, and the Senior Lenders shall at all times have the right to proceed against or realize upon all or any portion of any other agreement or any security or any other monies or assets to which the Senior Lenders may become entitled or have a claim in such order and in such manner as the Senior Lenders in their sole discretion may deem appropriate.

11.3 Acknowledgment of Documentation

The Subordinated Creditor hereby acknowledges that it is familiar with and understands the terms of the Credit Agreement and all other Loan Documents. The Subordinated Creditor agrees and confirms that the Subordinated Indebtedness constitutes “Qualifying Subordinated Indebtedness” under the Credit Agreement under clause (b) of the definition thereof. The Subordinated Creditor shall ensure that the Obligor provides such copies as the Subordinated Creditor wishes to receive of all amendments, modifications or supplements to any of the aforementioned documents and of any other documents, instruments or agreements which are executed in the future pursuant to which Senior Indebtedness may arise. None of the Senior Lenders shall in any manner have any obligation to ensure such receipt nor shall lack of receipt in any way affect the absolute and unconditional nature of the Subordinated Debt Parties’ obligations hereunder in respect of the Senior Indebtedness thereby created or arising.

Article 12

NO LIABILITY; OBLIGATIONS ABSOLUTE

12.1 Information

Neither Administrative Agent nor any Senior Lender shall have any duty to disclose to any Subordinated Debt Party any information relating to any Credit Party or any of their Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Senior Indebtedness or the Subordinated Indebtedness, as the case may be, that is known or becomes known to any of them or any of their Affiliates.

12.2 No Warranties or Liability.

a.	Each Subordinated Creditor acknowledges and agrees that neither Administrative Agent nor any other Senior Lender has made any express or implied representation or warranty of any kind and no Senior Lender shall have any express or implied duty to any Subordinated Debt Party.

b.	Each Subordinated Debt Party agrees that no Senior Lender shall have any liability to any Subordinated Debt Party, and hereby waives any claim against any Senior Lender, arising out of any and all actions which the Administrative Agent or the other Senior Lenders may take or permit or omit to take with respect to (i) the Loan Documents, (ii) the collection of the Senior Indebtedness, (iii) any Lien securing the Senior Indebtedness, or (iv) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral, regardless of whether an Insolvency Proceeding has been commenced.

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12.3 Rights of Administrative Agent and Senior Lenders Not Affected

All rights and interests of the Administrative Agent and the other Senior Lenders under this Agreement, and all agreements and obligations of the Subordinated Debt Parties, and the Credit Parties under this Agreement, shall remain in full force and effect irrespective of: (a) any lack of collectability, validity or enforceability of all or any portion of this Agreement, the Senior Indebtedness or any of the Loan Documents due to incapacity, lack of power of authority, discharge or for any reason whatsoever (other than a Discharge of Senior Indebtedness); (b) any change in the amount of interest accruing on, time, manner or place of payment of, or in any other terms or conditions of, all or any of the Senior Indebtedness, or any other amendment or waiver of, or any consent to departure from, any of the Loan Documents, including, without limitation, changes in the terms of disbursement or repayment of any loan proceeds, any modifications, increases, extensions, renewals, rearrangements, restatements, acceleration, settlement or compromise of the Senior Indebtedness or the advancement of additional funds by the Administrative Agent and the other Senior Lenders in their discretion; (c) the timing, manner and order of application of any payments and credits made by the Administrative Agent and the other Senior Lenders on the Senior Indebtedness; (d) the Administrative Agent and the other Senior Lenders’ forbearance or agreement to forbear from enforcing any right or remedy related to the Senior Indebtedness, including rights and remedies against any obligor on the Senior Indebtedness; (e) any exchange of Collateral, release or non-perfection of any Lien, subordination of any Lien, or any release of any obligor on the Senior Indebtedness or any release, amendment or waiver of, or consent to departure from or indulgence with respect to, any Loan Documents, for all or any of the Senior Indebtedness; (f) any future law, regulation, or order of any governmental authority (whether of right or in fact) purporting to affect any term or provision of the Senior Indebtedness or the Loan Documents; (g) any setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) or any other circumstance in respect of this Agreement, the Senior Indebtedness or any Loan Documents that might otherwise constitute a defense available to the Subordinated Creditor, the Subordinated Debt Parties, any Credit Party or any other obligor of the Senior Indebtedness, or a discharge of the Senior Indebtedness, any Credit Party or any Senior Indebtedness (other than a Discharge of Senior Indebtedness); or (h) any action taken or refrained from taking by the Administrative Agent and the other Senior Lenders regarding the Senior Indebtedness that the Administrative Agent and the Senior Lenders deem appropriate.

Article 13

GENERAL PROVISIONS

13.1 Notices

All notices and other communications provided for hereunder shall be given in the form and manner prescribed by Section 10.02 of the Credit Agreement. Until otherwise notified by EEP, all such notices to any Subordinated Creditor may be given to EEP on behalf of all such Subordinated Creditors, at the “Address for Notices” following the signature block of EEP, and shall be sufficiently delivered to all Subordinated Creditors if so given.

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13.2 Amendments and Waivers

a.	No provision of this Agreement may be amended, waived, discharged or terminated orally nor may any breach of any of the provisions of this Agreement be waived or discharged orally, and any such amendment, waiver, discharge or termination may only be made in writing signed by the Administrative Agent on behalf of the requisite Senior Lenders, or by the Senior Lenders, and if such amendment is intended to bind the Subordinated Creditor, by the Subordinated Creditor.

b.	No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof unless specifically waived in writing, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

c.	Any waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective only in the specific instance and for the specific purpose for which given and shall not in any way be or be construed as a waiver of any future requirement.

13.3 Assignment by Lenders

a.	Each Subordinated Debt Party acknowledges and agrees that each of the Senior Lenders shall have the right, subject to the terms of the Loan Documents, to assign, sell, participate or otherwise transfer all or any portion of its rights and benefits under the Loan Documents, and in connection therewith, this Agreement, or both, and any Lien without the consent of the Subordinated Debt Parties. This Agreement shall extend to and inure to the benefit of each of the Senior Lenders and their respective successors and assigns permitted pursuant to the terms of the Loan Documents.

b.	Notwithstanding any provision herein or referred to herein, nothing shall prohibit or otherwise restrict the Senior Lenders from assigning all, but not part, of the Senior Indebtedness to any one or more Affiliates of any Borrower.

13.4 Effectiveness in Insolvency or Liquidation Proceedings

This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding notwithstanding Section 1129(b)(1) of the Bankruptcy Code, and is intended to be and shall be interpreted to be enforceable against the parties hereto including each Credit Party to the maximum extent permitted pursuant to applicable law. All references in this Agreement to any Obligor or other Credit Party shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency Proceeding.

13.5 Assignment and Certain Other Actions by Subordinated Creditor

Until Discharge of the Senior Indebtedness, no Subordinated Debt Party shall (a) accelerate the maturity of the Subordinated Indebtedness to a date that is earlier than six (6) months after the Maturity Date as defined in the Credit Agreement; (b) take any guarantee for any Subordinated Indebtedness from a Person unless contemporaneously therewith a guaranty by such Person shall be entered into in respect of the Senior Indebtedness and such Person shall be deemed a Credit Party hereunder; or (c) sell, assign, transfer, endorse, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness, unless the Subordinated Creditor gives the Administrative Agent written notice thereof and such sale, transfer,

24

endorsement, pledge, encumbrance or other disposition is to an Affiliate of the Obligor and is made expressly subject to this Subordination Agreement. If Subordinated Debt Party takes a guarantee for any Subordinated Indebtedness, all obligations under such guarantee shall constitute Subordinated Indebtedness herein and such guaranty (and any recoveries thereon) shall be subject to the terms of this Agreement, including the payment over provisions contained herein.

13.6 Further Assurances

The Subordinated Creditor shall, at the request of the Senior Lenders but at the expense of the Subordinated Creditor, do all such further acts and things and execute and deliver all such further documents as the Administrative Agent or the Senior Lenders may reasonably require in order to fully perform and carry out the terms of this Agreement.

13.7 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.8 Specific Performance

Each party to this Agreement may demand specific performance of this Agreement and each party hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by any other party to this Agreement.

13.9 Waiver of Right to Trial by Jury

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.10 Obligor Acknowledgment

Each Obligor hereby acknowledges and agrees to the terms of this Agreement, and covenants not to participate in any violation thereof.

13.11 Beneficiaries

The provisions of this Agreement define the relative rights solely of the Subordinated Creditors and the Senior Lenders, and nothing contained in this Agreement is intended to or shall impair the obligations of the Borrowers or any other Credit Party, which are unconditional and absolute, to pay the Senior Indebtedness and the Subordinated Indebtedness as and when the same shall become due and

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payable in accordance with their respective terms, or to affect the relative rights of creditors of the Borrowers or any other Credit Parties other than the relative rights of the Senior Lenders and the Subordinated Creditors or the Liens created in favor of the Senior Lenders and the Subordinated Creditors, respectively. Without limiting the generality of the foregoing, it is specifically understood and agreed that no Person is a third-party beneficiary of this Agreement, and in furtherance (but not in limitation) thereof (i) no trustee in any Insolvency Proceeding for or affecting, or unsecured creditor of, any Credit Party will have or acquire or be entitled to exercise any rights of any Senior Lender or Subordinated Creditor under this Agreement under any legal or equitable basis, theories or circumstances and (ii) the provisions of this Agreement are not for the benefit of, and may not be enforced by, any Credit Party or any other obligor of the Senior Indebtedness or the Subordinated Indebtedness, or any creditor of a Credit Party or such obligors (except the Senior Lenders and the Subordinated Creditors as herein provided).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signatures on following pages]

26

BORROWERS:

MIDCOAST ENERGY PARTNERS, L.P. a Delaware limited partnership, as Borrower

By:	Midcoast Holdings, L.L.C., its General Partner

By:
Noor S. Kaissi Controller

MIDCOAST OPERATING, L.P. a Texas limited partnership, as Opco Borrower

By:
Mark A. Maki President of Enbridge Energy Management, L.L.C. and an Authorized Signatory on behalf of Opco Borrower

[Signature Page to Intercompany Subordination Agreement]

SUBSIDIARY GUARANTORS:

ENBRIDGE G&P (EAST TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (EAST TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE G&P (OKLAHOMA) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (NORTH TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE G&P (NORTH TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ELTM, L.P. a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (TEXAS GATHERING) L.P. a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE MARKETING (NORTH TEXAS) L.P. a Delaware limited partnership, as a Subsidiary Guarantor

By:

Enbridge Holdings (Texas Systems) L.L.C.,

the General Partner of each of Enbridge G&P (East Texas) L.P., Enbridge Pipelines (East Texas) L.P., Enbridge G&P (Oklahoma) L.P., Enbridge Pipelines (North Texas) L.P., Enbridge G&P (North Texas) L.P., ELTM, L.P., Enbridge Pipelines (Texas Gathering) L.P. and Enbridge Marketing (North Texas) L.P.

By:
Cynthia B. Ayazi Assistant Treasurer

ENBRIDGE ENERGY MARKETING, L.L.C. a Delaware limited liability company, as a Subsidiary Guarantor

By:
Cynthia B. Ayazi Treasurer

[Signature Page to Intercompany Subordination Agreement]

MIDCOAST OLP GP, L.L.C. a Delaware limited liability company, as a Subsidiary Guarantor

By:
Noor S. Kaissi Controller

[Signature Page to Intercompany Subordination Agreement]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer

By:
Name: James K.G. Campbell Title: Director

[Signature Page to Intercompany Subordination Agreement]

SUBORDINATED CREDITORS:

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., as General Partner

By:
Mark A. Maki
President

Address for Notices

Enbridge Energy Partners, L.P.
1100 Louisiana, Suite 3300
Houston, Texas 77002-5217 Attention: Chris Kaitson
Vice President—US Law
Telephone: (713) 650-8900 Facsimile: (713) 821-2229
Electronic Mail: Chris.Kaitson@enbridge.com

With a copy to:

Enbridge Energy Partners, L.P. C/O Enbridge Inc.
3000, 425-lst
Calgary, Alberta, Canada
T2P 3L8
Attention: Darren Yaworsky Treasurer
Telephone: (403) 231-3924 Facsimile: (403) 231-4848
Electronic Mail: Darren.Yaworsky@enbridge.com

[Signature Page to Intercompany Subordination Agreement]

EXHIBIT F

FORM OF SUBSIDIARY GUARANTEE JOINDER

This Subsidiary Guarantee Joinder is dated as of and is made by                     , a (“Additional Guarantor”), in favor of Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the Lenders (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement hereinafter referenced.

RECITALS

WHEREAS, Midcoast Energy Partners, L.P., a Delaware limited partnership, and Midcoast Operating, L.P., a Texas limited partnership (collectively, the “Borrowers”), are parties to that certain Credit Agreement, dated as of November 13, 2013 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Subsidiary Guarantors party thereto, the several banks and financial institutions from time to time party thereto (collectively, the “Lenders”; individually, a “Lender”), and the Administrative Agent;

WHEREAS, the Borrowers are required by Section 6.12 of the Credit Agreement to cause Additional Guarantor to become a party to the Credit Agreement as a Subsidiary Guarantor thereunder; and

WHEREAS, Additional Guarantor has agreed to execute and deliver this Subsidiary Guarantee Joinder in order to become a party to the Credit Agreement as a Subsidiary Guarantor thereunder.

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Lenders to continue to extend credit to the Borrowers in accordance with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Additional Guarantor, for the benefit of the Administrative Agent and the Lenders, hereby agrees as follows:

1. Additional Guarantor shall be a Subsidiary Guarantor for all purposes of the Credit Agreement, effective from the date hereof, and agrees to perform all of the obligations of a Subsidiary Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement applicable to Subsidiary Guarantors (including all waivers, releases, indemnifications and submissions set forth therein), all of which terms are incorporated herein by reference, as if Additional Guarantor were a signatory party thereto; and, accordingly, Additional Guarantor hereby, jointly and severally with the other Subsidiary Guarantors party to the Credit Agreement, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, the prompt and complete payment in full when due, whether at stated maturity, by acceleration or otherwise, of the Subsidiary Guaranteed Obligations, and further agrees to pay any and all expenses (including the legal fees, charges and disbursements of counsel) incurred by any Lender or the Administrative Agent in enforcing any rights under the Subsidiary Guarantee, in all respects upon the terms set forth in the Credit Agreement. Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Subsidiary Guarantors contained in the Credit Agreement. Notwithstanding anything contained herein or in the Subsidiary Guarantee to the

Exh F -- 1

Form of Subsidiary Guarantee Joinder

contrary, the obligations of the Additional Guarantor under the Subsidiary Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

2. From and after the date hereof, all references to the “Subsidiary Guarantors,” or each individual “Subsidiary Guarantor,” in the Credit Agreement shall be deemed to include Additional Guarantor, in addition to the other Subsidiary Guarantors, as if Additional Guarantor were a signatory party thereto.

3. Additional Guarantor hereby represents and confirms that the representations and warranties of the Subsidiary Guarantors made by them in the Credit Agreement are true and correct in all material respects as they relate to Additional Guarantor on and as of the date hereof (and after giving effect hereto), as if set forth herein in their entirety.

4. This Subsidiary Guarantee Joinder and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Acceptance and notice of acceptance hereof are hereby waived in all respects.

5. This Subsidiary Guarantee Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Subsidiary Guarantee Joinder shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of the Additional Guarantor and the Administrative Agent. Delivery of an executed signature page to this Subsidiary Guarantee Joinder by facsimile transmission or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually signed counterpart hereof.

6. This Subsidiary Guarantee Joinder is a Loan Document.

7. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement. All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth under its signature.

8. This Subsidiary Guarantee Joinder and the Credit Agreement set forth the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all previous understandings, written or oral, with respect thereto.

[Signature Page to Follow]

Exh F -- 2

Form of Subsidiary Guarantee Joinder

IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Subsidiary Guarantee Joinder to be duly executed and delivered by its officer thereunto duly authorized as of the date first set forth above.

[NAME OF ADDITIONAL GUARANTOR]

By:

Name:

Title:

Address for Notices:

ACKNOWLEDGED AND ACCEPTED, as of the date above first written:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Name:

Title:

Exh F -- 3

Form of Subsidiary Guarantee Joinder

EXHIBIT G

FORM OF SECURITY AGREEMENT

(SEE ATTACHED)

EXHIBIT G

SECURITY AGREEMENT

among

MIDCOAST ENERGY PARTNERS, L.P.,

MIDCOAST OPERATING, L.P.,

certain Subsidiary Guarantors from time to time party hereto,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

Dated as of [                    ], 20[    ]

i

ii

Page
SCHEDULE 1 Description of Pledged Notes, Pledged Equity Interests, Deposit Accounts, Securities Accounts and Commodities Accounts		1-1

SCHEDULE 2 UCC Filings and Recordings in the United States Patent and Trademark office and in the United States Copyright Office of the Respective Intellectual Property Security Agreements		2-1

SCHEDULE 3	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office	3-1

SCHEDULE 4	Government Receivables	4-1

SCHEDULE 5	Intellectual Property	5-1

SCHEDULE 6	Commercial Tort Claims	6-1

EXHIBIT A	Form of Uncertificated Securities Control Agreement	EXHIBIT A

EXHIBIT B-1	Form of Copyright Security Agreement	EXHIBIT B-1

EXHIBIT B-2	Form of Patent Security Agreement	EXHIBIT B-2

EXHIBIT B-3	Form of Trademark Security Agreement	EXHIBIT B-3

EXHIBIT C	Form of Perfection Certificate	EXHIBIT C

ANNEX 1	Joinder Agreement	ANNEX 1-1

iii

This SECURITY AGREEMENT, dated as of [            ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (“MEP”), MIDCOAST OPERATING, L.P., a Texas limited partnership (“Midcoast,” and together with MEP, collectively, the “Borrowers” and individually, a “Borrower”), each of the Subsidiary Guarantors signatories hereto and designated as a Grantor on the signature pages hereto (together with the Borrowers and any other entity that may become a party hereto as a Grantor as provided herein, each a “Grantor” and collectively, the “Grantors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity and together with its successors and permitted assigns in such capacity, the “Agent”) for the benefit of the banks and other financial institutions (the “Lenders”) from time to time lenders and issuers of letters of credit under the Credit Agreement, dated as of November 13, 2013 (as amended, restated, supplemented or otherwise modified or replaced from time to time, the “Credit Agreement”), among the Borrowers, the Subsidiary Guarantors (as therein defined), the Lenders and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement and the other Loan Documents; and

WHEREAS, following the occurrence of a Springing Lien Trigger Event, the Borrowers and the Subsidiary Guarantors are required, in accordance with Section 6.13 of the Credit Agreement and as a condition of the Lenders to continue thereafter to make their respective Credit Extensions to the Borrowers, to grant liens on the Springing Lien Collateral and to execute and deliver this Agreement and other related Loan Documents.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to continue to make their respective Credit Extensions to the Borrowers under the Credit Agreement following the occurrence of a Springing Lien Trigger Event, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Agent as follows:

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SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Health-Care-Insurance Receivable, Instruments, Inventory, Letter of Credit Rights, Manufactured Homes, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) The following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble hereto.

“After-Acquired Intellectual Property” shall have the meaning set forth in Section 4.7(d).

“Collateral” shall have the meaning set forth in Section 2(a).

“Collateral Account” shall mean any Deposit Account consisting of (i) a collateral account established by the Agent as provided in Section 5.1 or 5.3 or (ii) an account that holds Cash Collateral delivered by the Borrower to the Agent as provided in the Credit Agreement.

“Control” shall mean (i) with respect to any Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts, “control” within the meanings of Sections 8-106 and 9-106 of the UCC, (ii) with respect to Deposit Accounts, “control” within the meaning of Section 9-104 of the UCC, (iii) with respect to Letter of Credit Rights, “control” within the meaning of Section 9-107 of the UCC and (iv) with respect to Electronic Chattel Paper, “control” within the meaning of Section 9-105 of the UCC.

“Copyright Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (including, without limitation, those listed on Schedule 5).

“Copyrights” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule 5.

“Credit Agreement” shall have the meaning set forth in the preamble hereto.

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“Deposit Account” shall mean all “deposit accounts” as defined in Article 9 of the UCC, and shall include, without limitation, all of the accounts listed on Schedule 1 hereto under the heading “Deposit Accounts” and all funds held therein.

“Discharge of Credit Agreement Obligations” shall mean such time that all Obligations (other than contingent indemnification obligations not then due) shall have been paid and satisfied in full, all Letters of Credit shall have been terminated or expired (other than Letters of Credit as to which arrangements satisfactory to the applicable L/C Issuer in its sole discretion shall have been made) and the Aggregate Commitments shall have been terminated or expired.

“Discharge Date” shall mean the earlier to occur of (i) the Discharge of Credit Agreement Obligations and (ii) the Collateral Release Date.

“Excluded Perfection Assets” shall have the meaning set forth in Section 2(c).

“General Intangibles” shall mean all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, shall include, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, in all Swap Contracts, contracts, agreements, instruments and indentures and in all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Grantors” shall have the meaning assigned to such term in the preamble hereto.

“Intellectual Property” shall mean, with respect to any Grantor, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks (and all of the goodwill of the business connected with the use of, and symbolized, by any Trademarks), Trademark Licenses, Trade Secrets and Trade Secret Licenses, the Internet Domain Names, including, with respect to any and all of the foregoing, (i) all extensions, renewals, and restorations thereof and, in the case of Patents, all reissues, substitutes, divisions, continuations, continuations-in-part and reexaminations thereof, (ii) all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, (iii) all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto and (iv) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

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“Intellectual Property Security Agreements” shall mean, collectively, the Copyright Security Agreement substantially the form of Exhibit B-1, the Patent Security Agreement substantially in the form of Exhibit B-2, and the Trademark Security Agreement substantially in the form of Exhibit B-3.

“Internet Domain Names” shall mean all domain names consisting of any combination of words and abbreviations that represents a uniquely identifiable internet protocol address of a World Wide Web internet location and any right related to the registration thereof.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than and for the avoidance of doubt, in each case, any Excluded Collateral), (ii) all security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity Interests.

“Issuers” shall mean the collective reference to each issuer of Pledged Equity Interests.

“Material Intellectual Property” shall mean, as of any time, any Intellectual Property constituting Collateral of such Grantor that such Grantor, in its reasonable business judgment, determines is material to the conduct of the Grantors’ business, taken as a whole, at such time.

“Patent Licenses” shall mean all written agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (including, without limitation, those listed on Schedule 5).

“Patents” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications and continuations of applications for any of the foregoing, including, without limitation, each patent and patent application listed on Schedule 5.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit C hereto executed and delivered by the Grantors to the Agent on or prior to the Initial Collateral Delivery Date.

4

“Pledged Equity Interests” shall mean all Capital Stock now owned or hereafter acquired by any Grantor, and shall include Pledged LLC Interests, Pledged Partnership Interests and Pledged Stock; provided, however, that (for the avoidance of doubt) in no event shall “Pledged Equity Interests” include any Excluded Collateral.

“Pledged LLC Interests” shall mean all membership interests and other interests now owned or hereafter acquired by any Grantor in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 1 hereto under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of each such limited liability company that has issued such Pledged LLC Interests and any Securities Entitlements relating thereto and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option or other agreement to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a member in such limited liability company, all rights as and to become a member of the limited liability company, all rights of such Grantor under any shareholder or voting trust agreement or similar agreement in respect of such limited liability company, all of such Grantor’s right, title and interest as a member to any and all assets or properties of such limited liability company, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing; provided, however, that (for the avoidance of doubt) in no event shall “Pledged LLC Interests” include any Excluded Collateral.

“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 1.

“Pledged Partnership Interests” shall mean all partnership interests and other interests now owned or hereafter acquired by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 1 hereto under the heading “Pledged Partnership Interests” and the certificates, if any, representing such partnership interests, and any interest of such Grantor on the books and records of each such partnership that has issued such Pledged Partnership Interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing, all management rights, all voting rights, any interest in any capital account of a partner in such partnership, all rights as and to become a partner of such partnership, all of such Grantor’s rights, title and interest as a partner to any and all assets or properties of such partnership, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing; provided, however, that (for the avoidance of doubt) in no event shall “Pledged Partnership Interests” include any Excluded Collateral.

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“Pledged Stock” shall mean all shares of capital stock now owned or hereafter acquired in any corporation by such Grantor, including, without limitation, all shares of capital stock described on Schedule 1 hereto under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that (for the avoidance of doubt) in no event shall “Pledged Stock” include any Excluded Collateral.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity Interests, collections thereon and distributions or payments with respect thereto.

“Receivable” shall mean all Accounts and any other any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trademark Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution, or other violation of any Trademark or permitting co-existence with respect to a Trademark (including, without limitation, those listed on Schedule 5).

“Trademarks” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names and other indicia of origin or source identification, whether registered or unregistered, and all registrations and applications for registration thereof including, without limitation, the registrations and applications listed on Schedule 5.

“Trade Secrets” shall mean, with respect to any Grantor, all of such Grantor’s right, title and interest in and to (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, and (ii) all other rights accruing thereunder or pertaining thereto throughout the world.

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“Trade Secret Licenses” shall mean all agreements, licenses and covenants providing for the grant to or from a Grantor of any right in or to any Trade Secret or otherwise providing for a covenant not to sue for misappropriation or other violation of a Trade Secret.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Voting Stock” shall mean stock entitled to vote, within the meaning of Treasury Regulation Section 1.956-2(c)(2).

1.2 Other Definitional Provisions; Interpretive Provisions. (a) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(b) The interpretive provisions set forth in Sections 1.02 and 1.05 of the Credit Agreement shall apply to this Agreement, and upon their entry, each of the agreements referred to as Exhibits herein.

SECTION 2. GRANT OF SECURITY INTEREST;

CONTINUING LIABILITY UNDER COLLATERAL

(a) Each Grantor hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the benefit of the Lenders, a security interest in, all of the following personal property, wherever located, in each case, now directly owned or at any time hereafter directly acquired and owned by such Grantor or in which such Grantor now directly holds or at any time in the future directly acquires and holds any right, title or interest (collectively, the “Collateral”), in each case, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i) all Accounts, including all Receivables;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

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(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Letter of Credit Rights;

(xii) all Pledged Equity Interests;

(xiii) all Goods (excluding Fixtures constituting real property) not otherwise described above;

(xiv) all Collateral Accounts;

(xv) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xvi) all Commercial Tort Claims described on Schedule 6 (as such Schedule may be updated from time to time in accordance with Section 4.8); and

(xvii) to the extent not otherwise included, all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, none of the Excluded Collateral shall constitute Collateral or shall be assigned or transferred to the Agent, and no security interest shall be granted in any Excluded Collateral.

(b) Notwithstanding anything to the contrary in this Agreement, (i) each Grantor shall remain liable for all obligations under its Collateral and nothing contained herein is intended or shall be a delegation of duties to the Agent or any Lender in respect thereof, and (ii) each Grantor shall remain liable under each of the agreements included in its Collateral (including, without limitation, any Receivables and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests) to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Agent nor any Lender shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Agent or any Lender have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral (including, without limitation, any agreements relating to any Receivables, Pledged Partnership Interests or Pledged LLC Interests).

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(c) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by (i) Control except as and to the extent specified in Section 4.1 hereof or any other Loan Document, (ii) foreign filings with respect to Intellectual Property, or (iii) possession under Section 9-313 of the UCC (the foregoing assets as to which no perfection steps are required being herein referred to as the “Excluded Perfection Assets”).

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Lenders on the date of each Credit Extension, that:

3.1 Title; No Other Liens. Such Grantor owns each item of its Collateral free and clear of any and all Liens other than Permitted Liens. Such Grantor has not filed, nor has it authorized any other Person to file, any financing statement, mortgage or other public notice with respect to all or any part of the Collateral in any public office, except (i) such as have been filed in favor of the Agent, for the benefit of the Lenders, pursuant to this Agreement or any other Collateral Agreement or (ii) are in respect of Permitted Liens.

3.2 Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of such Grantor, is correct and complete as of the date hereof.

3.3 Valid, Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute a legal and valid security interest in the Collateral in favor of the Agent, for the benefit of the Lenders, securing the payment and performance of the Obligations and, subject to (x) as of the date hereof, the completion of all filings specified on Schedule 2 and, as of any date thereafter, the completion of all additional filings required hereby (all of which have been delivered to the Agent as of the date hereof or within the period required hereby with respect to the applicable Collateral, as applicable, in duly completed form and may be filed by the Agent at any time) and payment of all filing fees and (y) the Agent taking possession or Control of all Collateral with respect to which a security interest may be perfected only by possession or Control within the period required hereby with respect to the applicable Collateral, will constitute a perfected security interest in all the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or the possession or Control of such Collateral and other than Excluded Perfection Assets), prior to all other Liens on the Collateral except for Permitted Liens.

3.4 Name; Jurisdiction of Organization, Etc. As of the date hereof, such Grantor’s exact legal name (as indicated on the charter filed with such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office are specified on Schedule 3.

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3.5 Inventory and Equipment.

(a) Any Inventory now or hereafter produced by such Grantor included in the Collateral has been and will be produced in compliance with the requirements of the Fair Labor Standards Act.

(b) None of the Collateral of such Grantor constituting Inventory or Equipment with a value in excess of $500,000 individually or $2,000,000 in the aggregate is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

3.6 Special Collateral; Excluded Collateral. As of the date hereof, none of the Collateral of such Grantor constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Health-Care Insurance Receivables or (4) timber to be cut.

3.7 Investment Property. (a) As of the date hereof, Schedule 1 hereto sets forth (i) under the headings “Pledged Stock”, “Pledged LLC Interests” and “Pledged Partnership Interests”, respectively, all Pledged Stock consisting of shares of Capital Stock, all Pledged LLC Interests consisting of membership interests and other interests in any limited liability company and all Pledged Partnership Interests consisting of partnership interests and other interests in any partnerships, in each case, owned by such Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests or percentage of partnership interests of the respective issuers thereof indicated on such Schedule, and (ii) under the heading “Pledged Notes” all of the Pledged Notes in amount in excess of $500,000 individually or $2,000,000 in the aggregate owned by such Grantor, and, except as therein noted, all such Pledged Notes are not in default, and (iii) under the headings “Securities Accounts,” “Commodities Accounts” and “Deposit Accounts”, respectively, all of the Securities Accounts containing Investment Property with a value at any time equal to or greater than $500,000 individually or $2,000,000 in the aggregate, Commodities Accounts and Deposit Accounts in which such Grantor has an interest (which, for the avoidance of doubt, are not Excluded Collateral). Such Grantor, together with, if applicable, any other Grantor, are the sole entitlement holders or customers of each such account, and such Grantors have not consented to, and are not otherwise aware of, any Person (other than the Agent pursuant hereto) having Control over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto.

(b) The shares (or such other interests) of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares (or such other interests) of all classes of the Capital Stock of each Issuer owned by such Grantor other than any such Capital Stock that constitutes Excluded Collateral.

(c) The shares (or such other interests), if any, of the Pledged Equity Interests owned by such Grantor have been duly and validly issued and are fully paid and nonassessable.

(d) Except as set forth in Schedule 1, none of the Pledged Partnership Interests or Pledged LLC Interests constitute Securities under Article 8 of the UCC.

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3.8 Receivables. (a) No amount payable to such Grantor in excess of $500,000 individually or $2,000,000 in the aggregate under or in connection with any Receivable constituting Collateral is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Agent.

(b) As of the date hereof, except as set forth on Schedule 4 hereto, no Governmental Authority is the Account Debtor with respect to any Receivables of such Grantor in excess of $500,000 individually or $2,000,000 in the aggregate. None of the Account Debtors on a material portion of such Grantor’s Receivables is a Governmental Authority.

3.9 Intellectual Property.

(a) As of the date hereof, Schedule 5 lists all of the following Intellectual Property arising under United States law, to the extent owned by such Grantor in its own name: (i) issued Patents and pending Patent applications, (ii) registered Trademarks and applications for the registration of Trademarks and (iii) registered Copyrights and applications to register Copyrights.

(b) Except for those matters which could not reasonably be expected to have a Material Adverse Effect, all Material Intellectual Property constituting Collateral of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of such Intellectual Property the subject of a reexamination proceeding.

(c) Except for those matters which could not reasonably be expected to have a Material Adverse Effect, no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Material Intellectual Property of such Grantor or such Grantor’s ownership interest therein, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened.

(d) Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor monitors all material products sold and all material services rendered under or in connection with all Trademarks of such Grantor constituting Material Intellectual Property, in each case consistent with industry standards, and has taken all action reasonably necessary to insure that all licensees of all such Trademarks comply with such Grantor’s standards of quality.

(e) Except as set forth on Schedule 5, such Grantor, as of the date hereof, has not made a previous assignment, sale, transfer, exclusive license, or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any property that currently constitutes Material Intellectual Property that has not been terminated or released.

(f) Except for those matters which could not reasonably be expected to have a Material Adverse Effect, no settlements or consents, covenants not to sue, coexistence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in any manner that impacts such Grantor’s rights to own, license or use any of its Material Intellectual Property constituting Collateral and the consummation of the transactions contemplated by this Agreement will not result in the termination, limitation or other impairment of any Material Intellectual Property of such Grantor.

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(g) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets constituting Material Intellectual Property in accordance with industry standards. To such Grantor’s knowledge and except as could not reasonably be expected to have a Material Adverse Effect, none of the Trade Secrets of such Grantor has been used, divulged, disclosed or misappropriated to the detriment of such Grantor for the benefit of any other Person.

3.10 Commercial Tort Claims. All Commercial Tort Claims of such Grantor, or in which such Grantor holds an interest, in each case of which such Grantor has knowledge and which has a value reasonably estimated by such Grantor to exceed $2,000,000 on the date hereof are accurately described in Schedule 6 hereto.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Lenders that, from and after the date of this Agreement until the Discharge Date:

4.1 Delivery and Control of Instruments, Chattel Paper, Deposit Accounts and Securities Accounts.

(a) If any Instrument (other than checks in the ordinary course of business) or Tangible Chattel Paper in an amount in excess of $500,000 individually or $2,000,000 in the aggregate shall constitute Collateral of such Grantor, such Grantor shall deliver such Instrument or Tangible Chattel Paper to the Agent, duly endorsed in a manner reasonably satisfactory to the Agent, to be held as Collateral pursuant to this Agreement, such that all such Collateral that exceeds an amount equal to $500,000 individually or exceeds $2,000,000 in the aggregate shall have been so delivered.

(b) If any Electronic Chattel Paper with a value in excess of $500,000 individually or $2,000,000 in the aggregate shall constitute Collateral of such Grantor, such Grantor shall promptly notify the Agent of the existence of such Collateral and, upon the request of the Agent, promptly take or cause to be taken all actions reasonably requested by the Agent to cause the Agent to Control such Collateral; provided, that the Agent agrees with such Grantor to arrange, pursuant to procedures reasonably satisfactory to the Agent and solely to the extent that such procedures will not result in the Agent’s loss of Control, for such Grantor to make alterations to such Electronic Chattel Paper, unless an Event of Default has occurred and is continuing.

(c) If any Deposit Account or Securities Account shall constitute Collateral of such Grantor, such Grantor shall, within 30 days of such Deposit Account or Securities Account becoming Collateral (or such longer period agreed to by the Agent) execute and deliver to the Agent all control agreements or other documents as reasonably requested by the Agent for the purposes of the Agent obtaining and maintaining Control of such Deposit Account or Securities Account constituting Collateral for the benefit of the Lenders; provided, that no such control agreements or other documents or any other actions shall be required to be taken by such Grantor

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with respect to Securities Accounts containing Investment Property with a value of less than $500,000 individually or $2,000,000 in the aggregate. For the avoidance of doubt, no Excluded Collateral shall constitute a Deposit Account or Securities Account subject to this clause (c).

(d) If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit A or in form and substance reasonably satisfactory to the Agent.

(e) In addition to and not in lieu of the foregoing, if any Issuer of any Pledged Equity Interests is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, such Grantor shall take such additional actions, including, without limitation, causing such Issuer to register the pledge on its books and records, as may be reasonably requested by the Agent, under the laws of such jurisdiction to ensure the validity, perfection and priority of the security interest of the Agent in such Pledged Equity Interests to the extent contemplated by this Agreement, other than Excluded Perfection Assets; provided that a Grantor shall not be required to take any actions, or cause any Issuer to take any actions, that could (in its sole judgment exercised in good faith) result in adverse tax consequences.

4.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement in the Collateral (other than Excluded Perfection Assets) as a perfected security interest having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever (other than to the extent such claims and demands are permitted by the Credit Agreement).

(b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Grantor (or any of them), such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts (other than Excluded Collateral) and any other Collateral in which a security interest is perfected by Control (subject to the thresholds set forth herein and other than Excluded Perfection Assets), taking any actions necessary to enable the Agent to obtain Control with respect thereto to the extent required hereunder.

(c) To the extent requested by the Agent or the Required Lenders, such Grantor shall furnish to the Agent from time to time (but, except upon the occurrence and during the continuation of an Event of Default, no more frequently than once in any calendar year) updated schedules to this Agreement.

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(d) In the event that such Grantor hereafter acquires any property of a type described in Section 3.6 hereof which is not Excluded Collateral, it shall promptly notify the Agent in writing and take such actions and execute such documents and make such filings all at such Grantor’s expense as the Agent may reasonably request in order to ensure that the Agent has a valid, perfected (except to the extent such Collateral constitutes Excluded Perfection Assets), first priority security interest in such Collateral, subject to Permitted Liens. Notwithstanding the foregoing, no Grantor shall be required to notify the Agent or take any such action unless such Collateral is material to the Grantors’ business, taken as a whole.

(e) To the extent the creation hereunder of any Lien on the Collateral granted hereunder requires the consent of such Grantor, such Grantor hereby consents to the security interest created hereunder.

4.3 Changes in Name, Jurisdiction of Incorporation, Organizational Structure, Etc. Within 30 days of such Grantor changing its name, jurisdiction of organization or organizational structure, such Grantor shall provide written notice thereof to the Agent and shall deliver to the Agent all additional financing statements and amendments to previously filed financing statements as the Agent may require in order to maintain the validity, perfection (other than with respect to Excluded Perfection Assets) and priority of the Agent’s security interest under this Agreement.

4.4 Pledged Equity Interests. (a) If such Grantor shall receive any capital stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), or option or rights in respect of the capital stock or other Pledged Equity Interest of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, to the extent such stock, certificate, option or right constitutes Collateral and is received in certificated form, such Grantor shall accept the same as the agent of the Lenders, hold the same in trust for the Lenders and promptly deliver the same to the Agent in the exact form received, together with an undated stock power covering such certificate duly executed in blank by such Grantor and to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. During the existence of an Event of Default, any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Agent (to the extent such property does not constitute Excluded Collateral or an Excluded Perfection Asset), be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by such Grantor during the existence of an Event of Default, such Grantor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

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(b) Without the prior written consent of the Agent, such Grantor will not (i) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Agent to sell, assign or transfer any of the Pledged Equity Interests of such Grantor or Proceeds thereof or any interest therein, other than Permitted Liens and any restrictions in any agreement pursuant to which a permitted disposition under the Credit Agreement is to be or is consummated, or (ii) cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests of such Grantor to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as such securities within the meaning of Section 8-103 of the UCC; provided, however, that notwithstanding the foregoing, if any Issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (ii), such Grantor shall promptly notify the Agent in writing of any such election or action and, in such event, shall take all steps necessary or reasonably requested by the Agent to establish the Agent’s Control thereof (including delivery of an agreement in substantially the form of Exhibit A or in form and substance reasonably satisfactory to the Agent).

(c) Such Grantor, to the extent it is also an Issuer, (i) agrees that it will be bound by the terms of this Agreement relating to the Pledged Equity Interests of any other Grantor issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) agrees that the terms of Section 4.5(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 4.5(c) with respect to the Pledged Equity Interests issued by it and (iii) hereby consents to (x) the grant by each other Grantor of a security interest hereunder in any Pledged Equity Interest issued by it in favor of the Agent and (y) upon the occurrence and during the continuation of an Event of Default, the transfer of any Pledged Equity Interest issued by it to the Agent or the Agent’s nominee and to the substitution of the Agent or such nominee as a partner, member or shareholder or other equity holder of the Pledged Equity Interests issued by it.

4.5 Voting and Other Rights with Respect to Pledged Equity Interests. (a) Except during the existence of an Event of Default, such Grantor shall be permitted to receive and retain all dividends paid and distributions made (subject to Section 4.4(a)) in respect of the Pledged Equity Interests paid or made (as the case my be) in the normal course of business of the relevant Issuer, to the extent not prohibited by the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Equity Interests.

(b) During the existence of an Event of Default: (i) all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights with respect to Pledged Equity Interests which it would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, (ii) the Agent shall have the right, without prior notice to any Grantor, to transfer all or any portion of the Pledged Equity Interests to its name or the name of its nominee or agent and (iii) the Agent shall have the right, without notice to any Grantor, to exchange any certificates or instruments representing any Pledged Equity Interests for certificates or instruments of smaller or larger denominations. During the existence of an Event of Default, in order to permit the Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it

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may be entitled to receive hereunder, such Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request, and each Grantor acknowledges that the Agent may utilize the power of attorney set forth herein at such time.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Equity Interests pledged by such Grantor hereunder to (i) comply with any instruction received by such Issuer from the Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby or as permitted in the Credit Agreement, pay any dividends or other payments with respect to the Pledged Equity Interests directly to the Agent.

4.6 Receivables. During the existence of an Event of Default, other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

4.7 Intellectual Property. (a) Except with respect to Intellectual Property which such Grantor no longer considers Material Intellectual Property, such Grantor (either itself or through licensees) will not, without the prior written consent of the Agent, do any act or omit to do any act whereby any Material Intellectual Property may lapse, become abandoned, cancelled, dedicated to the public, forfeited, or otherwise impaired (other than as not prohibited by the Credit Agreement).

(b) Other than with respect to Excluded Perfection Assets, such Grantor shall take commercially reasonable steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any state registry, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by or exclusively licensed to such Grantor and constituting Material Intellectual Property.

(c) Such Grantor shall execute and deliver to the Agent Intellectual Property Security Agreements, with respect to the Intellectual Property included in the Collateral as of the date hereof, in substantially the form of Exhibits B-1, B-2 or B-3, as applicable, in order to record the security interest granted herein to the Agent for the benefit of the Lenders with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

(d) Such Grantor agrees that, should it hereafter (i) obtain an ownership interest in any item of Intellectual Property, (ii) obtain an exclusive license to any Copyrights or (iii) (either by itself or through any agent, employee, licensee, or designee) file any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or in any political subdivision of any of the foregoing, (the items in clauses (i), (ii)

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and (iii), to the extent they do not constitute Excluded Collateral, collectively, the “After-Acquired Intellectual Property”), then the provisions of Section 2 shall automatically apply thereto and any such After-Acquired Intellectual Property shall automatically become part of the Collateral.

(e) During the Collateral Period, at the time of each delivery of annual financial statements pursuant to Section 6.01(a) of the Credit Agreement, such Grantor shall execute and deliver to the Agent: (i) Intellectual Property Security Agreements with respect to any After-Acquired Intellectual Property consisting of Copyrights, Patents and Trademarks acquired since the previously delivered Intellectual Property Security Agreements pursuant to clause (c) or this clause (e) of Section 4.7, in substantially the form of Exhibits B-1, B-2 or B-3, as applicable, in order to record the security interest granted herein to the Agent for the benefit of the Lenders with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and (ii) a certificate executed by a Responsible Officer of the Parent Borrower (x) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.7(e) and (y) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings recordings or registrations, including all refilings, rerecordings and registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to Section 4.3 to the extent necessary to protect and perfect the security interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.7(e) shall identify in the format of Schedule 5 all Intellectual Property of such Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Agent.

(f) Such Grantor shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or may in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property that constitutes Material Intellectual Property.

(g) Such Grantor shall, when doing so is necessary or advisable in such Grantor’s reasonable business judgment, use proper notice of its Intellectual Property rights in connection with the use of any of its Material Intellectual Property.

(h) Such Grantor shall promptly notify the Agent if it knows that any item of Material Intellectual Property has become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any material adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Material Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) that is material to Material Intellectual Property or (iv) the subject of any reversion or termination rights.

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(i) Such Grantor shall not knowingly infringe, misappropriate, dilute, or otherwise violate the Intellectual Property rights of any other Person in any manner which could reasonably be expected to have a Material Adverse Effect.

4.8 Commercial Tort Claims. Within thirty (30) days (or such later date as the Agent may agree) after the date such Grantor obtains knowledge that it holds or has acquired any individual commercial tort claim with a monetary value in excess of $2,000,000, such Grantor shall provide the Agent with an amended or supplemented Schedule 6 to reflect such additional commercial tort claim.

SECTION 5. REMEDIAL PROVISIONS

5.1 Certain Matters Relating to Receivables. (a) During the existence of an Event of Default, the Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Agent may reasonably require in connection with such test verifications. During the existence of an Event of Default, at any time and from time to time, upon the Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Agent hereby authorizes each Grantor to collect such Grantor’s Receivables; provided, however, that the Agent may curtail or terminate said authority at any time during the existence of an Event of Default. If required by the Agent at any time during the existence of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall forthwith (and, in any event, within two (2) Business Days) after such collection be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Lenders only as provided in Section 5.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) During the existence of an Event of Default, at the Agent’s request, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

5.2 Communications with Obligors. (a) The Agent in its own name or in the name of others may at any time during the existence of an Event of Default communicate with obligors under the Receivables to verify with them to the Agent’s satisfaction the existence, amount and terms of any Receivables.

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(b) The Agent may at any time during the existence of an Event of Default notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable of the security interest of the Agent therein. In addition, during the existence of an Event of Default, the Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivable directly to the Agent.

5.3 Proceeds to be Turned Over To Agent. In addition to the rights of the Agent specified in Section 5.1 with respect to payments of Receivables, during the existence of an Event of Default, all Proceeds of Collateral received by any Grantor consisting of cash, cash equivalents and checks shall be held by such Grantor in trust for the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Agent, if required). All such Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Agent in a Collateral Account (or by such Grantor in trust for the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4 Application of Proceeds. Upon the exercise by the Agent of its remedies hereunder in accordance with the terms of the Credit Agreement and the terms hereof and the other Loan Documents, all proceeds received in respect of the Collateral (including any Proceeds), whether or not held in any Collateral Account, and any proceeds of the Subsidiary Guarantee set forth in Article XI of the Credit Agreement and Borrower Guarantee set forth in Article XII of the Credit Agreement, as the case may be, shall be applied toward payment of the Obligations in the order prescribed in Section 2.12(c) of the Credit Agreement.

5.5 Code and Other Remedies. (a) During the existence of an Event of Default, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral but to the extent such exercise is not prohibited by applicable law) and all rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, defenses, advertisements and notices are hereby waived), may, during the existence of an Event of Default, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Lender, on the internet or elsewhere upon such terms and conditions as it may deem advisable and at such commercially reasonable prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent may store, repair or recondition any Collateral or otherwise prepare any Collateral for disposal in the manner and to the extent that the Agent deems appropriate. Each Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold or to become the licensor of all or any such Collateral, free of any

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right or equity of redemption in any Grantor, which right or equity is hereby waived and released. For purposes of bidding and making settlement or payment of the purchase price for all or a portion of the Collateral sold at any such sale made in accordance with the UCC or other applicable laws, including, without limitation, the Bankruptcy Code, the Agent, as agent for and representative of the Lender (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled to credit bid and use and apply the Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Agent at such sale, such amount to be apportioned ratably to the Obligations of the Lenders in accordance with their pro rata share of such Obligations. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior written notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent may sell the Collateral without giving any warranties as to the Collateral. The Agent may specifically disclaim or modify any warranties of title or the like. The foregoing will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree. During the existence an Event of Default, each Grantor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. During the existence of an Event of Default, the Agent shall have the right to enter onto the property where any Collateral is located without any obligation to pay rent and take possession thereof with or without judicial process. The Agent shall have no obligation to marshal any of the Collateral.

(b) The Agent shall deduct from such Proceeds all reasonable out-of-pocket costs and expenses of every kind incurred in connection with the exercise of its rights and remedies against the Collateral or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements. Any net Proceeds remaining after such deductions shall be applied or retained by the Agent in accordance with Section 5.4. Only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need the Agent account for the surplus, if any, to any Grantor. If the Agent sells any of the Collateral upon credit, the applicable Grantor will be credited only with payments actually made by the

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purchaser and received by the Agent. In the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Lender arising out of the exercise by it or them of any rights hereunder.

(c) During the existence of any Event of Default, upon the written demand of the Agent, the applicable Grantor shall execute and deliver to the Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Grantor shall make available to the Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ as the Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the registered Patents, Trademarks and/or Copyrights, and such persons shall be available to perform their prior functions on the Agent’s behalf.

(d) Solely for the purpose of enabling the Agent to exercise rights and remedies under this Section 5.5, during the existence of an Event of Default as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent, for the benefit of the Lenders, (i) an irrevocable, nonexclusive, and assignable license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, practice, license, sublicense, and otherwise exploit any and all Intellectual Property now owned or held or hereafter acquired or held by such Grantor (which license shall include access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof) to the extent constituting Collateral and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased, or otherwise occupied by such Grantor.

5.6 Effect of Securities Laws. Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all of the Pledged Equity Interests by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

5.7 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Lender to collect such deficiency.

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SECTION 6. POWER OF ATTORNEY AND FURTHER ASSURANCES

6.1 Agent’s Appointment as Attorney-in-Fact, Etc. (a) Subject to the final paragraph of this clause (a), each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of the Loan Documents and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 5.5 or 5.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or

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proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default is then in existence.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default is in existence, the Agent shall not exercise this power without first making written demand on the Grantor and the Grantor failing to promptly comply therewith.

(c) The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at the Default Rate, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Discharge Date.

6.2 Authorization of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, the Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Collateral Agreements or as “all assets” or “all personal property” of such Grantor, whether now owned or hereafter existing or acquired by the such Grantor or, to the extent consistent with this Agreement, such other description as the Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

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6.3 Further Assurances. Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may reasonably request, in order to create and/or maintain the validity, perfection (other than with respect to Excluded Perfection Assets) or priority of and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder in respect of any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to effect, reflect, perfect (other than with respect to Excluded Perfection Assets) and preserve the security interests granted or purported to be granted hereby;

(ii) during the existence of an Event of Default, upon request by the Agent, assemble the Collateral and allow inspection of the Collateral by the Agent or persons designated by the Agent;

(iii) at the Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Agent’s interest in any material part of the Collateral; and

(iv) furnish the Agent with such information regarding the Collateral, including, without limitation, the location thereof, as the Agent may reasonably request from time to time.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1 Authority of Agent. (a) Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(b) The Agent has been appointed to act as Agent hereunder by the Lenders. The Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in

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accordance with this Agreement and the Credit Agreement. The provisions of the Credit Agreement relating to the Agent, including without limitation, the provisions relating to resignation or removal of the Agent (subject to Section 7.3(d) hereof) and the powers and duties and immunities of the Agent, are incorporated herein by this reference.

7.2 Duty of Agent. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent nor any Lender nor any of their respective officers, directors, partners, employees, agents, attorneys or other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Lenders hereunder are solely to protect the Lenders’ interests in the Collateral and shall not impose any duty upon any Lender to exercise any such powers. The Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

7.3 Exculpation of the Agent. (a) The Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any Collateral Agreement or the validity or perfection of any security interest or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent to the Lenders or by or on behalf of any Lender to the Agent or any Lender in connection with the Collateral Agreements and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Collateral Agreements or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.

(b) Neither the Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by the Agent under or in connection with any of the Collateral Agreements except to the extent caused by the Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Agent shall be entitled to refrain from any act or the taking of any action in connection herewith or any of the Collateral Agreements or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Agent shall have been instructed in respect thereof by the Required Lenders and, upon such instruction, the Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such written instructions. Without prejudice

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to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Grantors and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any of the Collateral Agreements in accordance with the Credit Agreement.

(c) No direction given to the Agent which imposes, or purports to impose, upon the Agent any obligation not set forth in or arising under this Agreement or any Collateral Agreement accepted or entered into by the Agent shall be binding upon the Agent.

(d) The Agent may resign at any time in accordance with Section 9.06 of the Credit Agreement. After the Agent’s resignation in accordance with Section 9.06 of the Credit Agreement, the provisions of Section 7 hereof and of Article IX of the Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Upon the acceptance of any appointment as the Agent by a successor Agent in accordance with Section 9.06 of the Credit Agreement, the retiring Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Agent in respect of the Collateral to the successor Agent.

7.4 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Collateral Agreement by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Article 7 shall apply to any such sub-agent and to any of the Affiliates of the Agent and any such sub-agents, and shall apply to their respective activities as if such sub-agent and Affiliates were named herein in connection with the transactions contemplated hereby and by the Collateral Agreements. Notwithstanding anything herein to the contrary, each sub-agent appointed by the Agent or Affiliate of the Agent or Affiliate of any such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, and such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent or Affiliate acting in such capacity.

7.5 No Individual Action, Etc. No Lender shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Obligations except to the extent expressly contemplated by this Agreement or the other Loan Documents, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be

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exercised solely by the Agent on behalf of the Lenders in accordance with the terms thereof. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral, of the Subsidiary Guarantee provided in Article XI of the Credit Agreement and of the Borrower Guarantee provided in Article XII of the Credit Agreement and under any other Loan Documents, to have agreed to the foregoing provisions and the other provisions of this Agreement. Without limiting the generality of the foregoing, each Lender authorizes the Agent to credit bid all or any part of the Obligations held by it.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification; Taxes. (a) Each Grantor agrees to pay or reimburse the Agent and each Lender (including all Indemnitees pursuant to Section 10.05 of the Credit Agreement) for all its costs and expenses incurred in collecting against such Grantor under the Subsidiary Guarantee contained in Article XI of the Credit Agreement, the Borrowers under the Borrower Guarantee contained in Article XII of the Credit Agreement or otherwise enforcing or protecting any rights under this Agreement and the other Loan Documents to which such Grantor is a party to the extent the Borrowers would be required to do so pursuant to Section 10.04 of the Credit Agreement, and the provisions of Section 10.04 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and the Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein.

(b) Each Grantor agrees to pay, and to save the Agent and Lenders (including all Indemnitees pursuant to Section 10.05 of the Credit Agreement), harmless from, any and all losses, claims, damages, liabilities and related expenses of any kind or nature whatsoever with respect to the execution, delivery, enforcement and performance of this Agreement to the extent

27

the Borrower would be required to do so pursuant to Section 10.05 of the Credit Agreement, and the provisions of Section 10.05 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein.

(c) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the respective successors and permitted assigns of each Grantor and shall inure to the benefit of the Lenders and their respective successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent and any such assignment, transfer or delegation without such consent shall be null and void.

8.6 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts (including by facsimile or other electronic imaging means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

8.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8 Section Headings. The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9 Integration/Conflict. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. There are no promises, undertakings, representations or warranties by any Grantor, the Agent or any Lender relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions hereof and the Credit Agreement, the provisions of the Credit Agreement shall control.

8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

28

8.11 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York sitting in Manhattan or of the United States for the Southern District of such State, and by execution and delivery of this Agreement, each Grantor consents for itself and in respect of its property, to the non-exclusive jurisdiction of those courts;

(b) waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement;

(c) consents to service of process in the manner provided for notices in Section 8.2 and waives personal service of any summons, compliant or other process, which may be made by any other means permitted by the law of such State; and

(d) waives, to the fullest extent permitted by applicable law, any claim against any of the other of them, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement to the extent set forth in Section 10.05(c) of the Credit Agreement.

8.12 Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents and the provisions of Section 9.03 of the Credit Agreement are incorporated herein, mutatis mutandis (to apply to this Agreement rather than the Credit Agreement), and the relationship between the Grantors, on the one hand, and the Agent and Lenders, respectively, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents, Lenders or among the Grantors, Agent and the Lenders.

8.13 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor as required by the Credit Agreement for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex 1 hereto.

29

8.14 Releases. (a) Releases of any of the Grantors from their obligations hereunder, and releases of Collateral from the Liens granted hereby, shall be governed by Sections 6.13(b)-(e) and 9.10(b) of the Credit Agreement, as the case may be.

(b) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

In the case specified in clause (a) of this Section 8.14, at the request and sole expense of any Grantor, the Agent shall execute and deliver to such Grantor all such releases, instruments and other documents as such Grantor shall reasonably request to evidence the release, termination and discharge described therein, and if applicable, shall deliver to the such Grantor any Collateral held by the Agent hereunder.

8.15 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature Pages Follow]

30

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

MIDCOAST ENERGY PARTNERS, L.P.

By:	Midcoast Holdings, L.L.C., as General Partner

By:
Name: Title:

MIDCOAST OPERATING, L.P.

By:	Midcoast OLP GP, L.L.C., as General Partner

By:
Name: Title:

[OTHER GRANTORS]

By:
Name: Title:

AGENT:

BANK OF AMERICA, N.A., as Agent

By:
Name: Title:

Security Agreement

Schedule 1

DESCRIPTION OF PLEDGED NOTES, PLEDGED EQUITY INTERESTS, DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS

AND COMMODITIES ACCOUNTS

Pledged Notes:

Grantor (Payee)	Issuer (Payor)	Principal Amount Outstanding (as of date of this Agreement)

Pledged Stock:

Percentage of
			Stock Certificate	Outstanding Shares
Grantor	Issuer	Class of Stock	No.	of Issuer	No. of Shares

Pledged Partnership Interests:

Grantor	Issuer	Type of Partnership Interest (e.g., General or Limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of Issuer

1-1

Pledged LLC Interests:

Grantor	Issuer	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Issuer

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

Securities Accounts:

Grantor	Name of Securities Intermediary	Account Number	Account Name

1-2

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

1-3

Schedule 2

UCC FILINGS

and

RECORDINGS IN THE UNITED STATES PATENT AND

TRADEMARK OFFICE AND IN THE UNITED STATES

COPYRIGHT OFFICE OF THE RESPECTIVE INTELLECTUAL

PROPERTY SECURITY AGREEMENTS

[List each office where a financing statement or intellectual property recording is to be filed]

2-1

Schedule 3

EXACT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND

CHIEF EXECUTIVE OFFICE

Exact Legal Name	Jurisdiction of Organization	Organizational I.D.	Chief Executive Office

3-1

Schedule 4

GOVERNMENT RECEIVABLES

4-1

Schedule 5

INTELLECTUAL PROPERTY

COPYRIGHTS/COPYRIGHT LICENSES

[    ]

PATENTS/PATENT LICENSES

[    ]

TRADEMARKS/TRADEMARK LICENSES

[    ]

5-1

Schedule 6

COMMERCIAL TORT CLAIMS

[    ]

6-1

EXHIBIT A

TO SECURITY AGREEMENT

FORM OF UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This UNCERTIFICATED SECURITIES CONTROL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Control Agreement”) dated as of [             ,             ], is made by and among [     ], a [     ] (the “Grantor”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Agent”) for the benefit of the Lenders (as defined in the Security Agreement referred to below), and [            ], a [            ] (the “Issuer”).

WHEREAS, the Grantor has granted to the Agent for the benefit of the Lenders a security interest in the Uncertificated Securities issued by the Issuer and owned by the Grantor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, but excluding any Excluded Collateral, the “Collateral”) pursuant to the Security Agreement, dated as of [            ], 20[    ] (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), by and among the Grantor, the Agent and the other persons from time to time party thereto as grantors.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Security Agreement. In addition, the following terms which are defined in Articles 8 and 9 of the UCC are used herein as so defined: Adverse Claim, Control, Instruction and Uncertificated Security.

SECTION 2. Notice of Security Interest. The Grantor, the Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Agent’s security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Agent’s security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Agent’s security interest in the Collateral and, upon request by the Agent, to register the Agent as the registered owner of any or all of the Pledged Securities.

SECTION 3. Representations and Warranties. As of the date of this Control Agreement, the Issuer hereby represents and warrants to the Grantor and the Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral [do] [do not] expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of [            ],1 (ii) the Issuer’s jurisdiction is the State of [            ], (iii) Schedule 1 contains a true and complete description of the Pledged Securities and (iv) except for the claims and interests of the Agent and the Grantor in the Collateral and any Permitted Liens, the Issuer does not know of any claim to or security interest or other interest in the Collateral, except as provided in the Issuer’s Organization Documents.

[1]	Insert the “issuer’s jurisdiction” from clause (ii) of Section 2.

EXHIBIT A-1

SECTION 4. Control. The Issuer hereby agrees, upon written direction from the Agent and without further consent from the Grantor, (a) to comply with all written instructions and directions of any kind originated by the Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Agent and to pay over to the Agent all proceeds without any set-off or deduction and (b) except as otherwise directed by the Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other Person. Notwithstanding the foregoing, so long as the Issuer has not received a written notice from the Agent that the Agent is exercising exclusive control over the Collateral, the Issuer may comply with instructions of the Grantor concerning the Collateral and may distribute to the Grantor all interest, dividends and distributions in respect of the Collateral.

The Issuer acknowledges that the intent of this Control Agreement is to provide the Agent with Control over the Collateral.

SECTION 5. Other Agreements. The Issuer shall notify promptly the Agent and the Grantor if it receives written notice that any other Person asserts any lien, encumbrance, claim (including any Adverse Claim (as defined in the UCC)) or security interest in or against any of the Collateral (other than Permitted Liens). In the event of any conflict between the provisions of this Control Agreement and any other agreement between the Issuer and the Grantor governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control. For the avoidance of doubt, in the event of any conflict or inconsistency between the provisions of this Control Agreement and the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 6. Protection of Issuer. The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

SECTION 7. Termination. This Control Agreement (and the Issuer’s express undertakings hereunder) shall terminate automatically upon the Discharge Date or, if the Discharge Date has yet to occur, with respect to a Grantor or affected Collateral, termination or release as provided by Section 6.13 or 9.10(b) of the Credit Agreement. At the request of the Issuer and sole expense of the Grantor, the Agent shall execute and deliver to the Issuer all such releases, instruments and other documents as the Issuer may reasonably request to evidence such termination and release.

SECTION 8. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, to the Grantor’s, the Agent’s and the Issuer’s respective addresses as set forth below, or to such other address as any party may give to the others in writing for such purpose:

EXHIBIT A-2

Grantor:

[            ]

[            ]

Attention: [            ]

Fax No.: [        ]

Agent:

Bank of America, N.A.

[            ]

[            ]

Attention: [            ]

Fax No.: [            ]

Issuer:

[            ]

[            ]

Attention: [            ]

Fax No.: [            ]

SECTION 9. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

SECTION 10. Integration/Conflict. This Control Agreement, together with the Security Agreement, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. There are no promises, undertakings, representations or warranties by any party hereto relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions hereof and the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 11. Counterparts. This Control Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts (including by facsimile or other electronic imaging means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Control Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 12. Successors and Assigns. This Control Agreement shall be binding upon the successors and permitted assigns of each of the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither the Grantor nor the Issuer may assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Agent and any such assignment, transfer or delegation without such consent shall be null and void.

EXHIBIT A-3

SECTION 13. Severability. Any provision of this Control Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 14. Section Headings. The Section headings used in this Control Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 15. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) agrees that any legal action or proceeding with respect to this Control Agreement may be brought in the courts of the State of New York sitting in Manhattan or of the United States for the Southern District of such State, and by execution and delivery of this Control Agreement, consents for itself and in respect of its property, to the non-exclusive jurisdiction of those courts;

(b) waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Control Agreement;

(c) consents to service of process in the manner provided for notices in Section 8.2 of the Security Agreement and waives personal service of any summons, compliant or other process, which may be made by any other means permitted by the law of such State; and

(d) waives, to the fullest extent permitted by applicable law, any claim against any of the other of them, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Control Agreement to the extent set forth in Section 10.05(c) of the Credit Agreement referred to in the Security Agreement.

SECTION 16. GOVERNING LAW. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 17. WAIVER OF JURY TRIAL. EACH PARTY TO THIS CONTROL AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS CONTROL AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND

EXHIBIT A-4

EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CONTROL AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

EXHIBIT A-5

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name: Title:

BANK OF AMERICA, N.A., as Agent

By:
Name: Title:

[NAME OF ISSUER]

By:
Name: Title:

EXHIBIT A-6

SCHEDULE 1

Description of Pledged Securities

EXHIBIT A-7

EXHIBIT B-1

TO SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [             ], 20[    ] (this “Agreement”), is made by each of the signatories hereto indicated as a “Grantor” (each a “Grantor” and collectively, the “Grantors”) in favor of BANK OF AMERICA, N.A., as Administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns in such capacity, the “Agent”).

WHEREAS, in connection with that certain Credit Agreement dated as of November 13, 2013, among MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership, MIDCOAST OPERATING, L.P., a Texas limited partnership, the Lenders and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), each Grantor has entered into that certain Security Agreement dated as of [    ], (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which each Grantor has collaterally assigned, transferred and granted to the Agent, for the benefit of the Lenders, a security interest in the Copyright Collateral (as defined below);

WHEREAS, each Grantor is required, pursuant to the Security Agreement, to execute and deliver this Agreement in order to record the security interest in the Copyright Collateral granted to the Agent, for the benefit of the Lenders, with the United States Copyright Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree with the Agent, for the benefit of the Lenders, as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Security Agreement, and if not defined therein, shall have the respective meanings given thereto in the Credit Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the benefit of the Lenders, a security interest in, all of the following personal property, wherever located and, in each case, now directly owned or at any time hereafter directly acquired and owned by such Grantor or in which such Grantor now has or at any time in the future directly acquires and holds any right, title or interest (collectively, the “Copyright Collateral”) as collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and databases, all designs (including but not limited to all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and all registrations and applications for registration thereof including, without limitation, the registrations and applications listed in Schedule A attached hereto (collectively “Copyrights”);

EXHIBIT B-1

(b) all agreements, licenses and covenants pursuant to which such Grantor has been granted exclusive rights in any registered Copyrights (including, without limitation, each agreement listed in Schedule A attached hereto); and

(c) in the case of clauses (a) and (b), (i) all extensions, renewals, and restorations thereof, (ii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iii) all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto and (iv) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Agent for the benefit of the Lenders pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts (including by facsimile or other electronic imaging means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank]

EXHIBIT B-1

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS: [NAME OF GRANTOR], as Grantor

By:
Name: Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT B-1

Accepted and Agreed: BANK OF AMERICA, N.A., as Agent

By:
Name: Title:

EXHIBIT B-1

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Title	Registration No.	Registration Date

COPYRIGHT APPLICATIONS

Title	Application / Case No.	Filing Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

EXHIBIT B-1

EXHIBIT B-2

TO SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [            ], 20[    ] (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of BANK OF AMERICA, N.A., as Administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns in such capacity, the “Agent”).

WHEREAS, in connection with that certain Credit Agreement dated as of November 13, 2013, among MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership, MIDCOAST OPERATING, L.P., a Texas limited partnership, the Lenders and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), each Grantor has entered into that certain Security Agreement dated as of [     ], (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which each Grantor has collaterally assigned, transferred and granted to the Agent, for the benefit of the Lenders, a security interest in the Patent Collateral (as defined below);

WHEREAS, each Grantor is required, pursuant to the Security Agreement, to execute and deliver this Agreement in order to record the security interest in the Patent Collateral granted to the Agent, for the benefit of the Lenders with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree with the Agent, for the benefit of the Lenders, as follows:

SECTION. 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Security Agreement, and if not defined therein, shall have the respective meanings given thereto in the Credit Agreement.

SECTION 2. Grant of Security Interest.

Each Grantor hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the benefit of the Lenders, a security interest in, all of the following property, wherever located and, in each case, now directly owned or at any time hereafter directly acquired and owned by such Grantor or in which such Grantor now has or at any time in the future directly acquires and holds any right, title or interest (collectively, the “Patent Collateral”) as collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) All United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including without limitation, each patent and patent application and continuation of application listed in Schedule A attached hereto (collectively, the “Patents”);

EXHIBIT B-2

(b) all written agreements, licenses and covenants providing for the grant to a Grantor of any right in or to any Patent (including, without limitation, those listed on Schedule A attached hereto); and

(c) in the case of clauses (a) and (b), (i) all extensions, renewals, and restorations thereof and, in the case of Patents, all reissues, substitutes, divisions, continuations, continuations-in-part and reexaminations thereof, (ii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iii) all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto and (iv) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Agent for the benefit of the Lenders pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts (including by facsimile or other electronic imaging means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank]

EXHIBIT B-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS: [NAME OF GRANTOR], as Grantor

By:
Name: Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT B-2

Accepted and Agreed: BANK OF AMERICA, N.A., as Agent

By:
Name: Title:

EXHIBIT B-2

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

PATENT LICENSES

Description of Patent License	Name of Licensor	Patent Number of underlying Patent

EXHIBIT B-2

EXHIBIT B-3

TO SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [            ], 20[    ] (this “Agreement”), is made by each of the signatories hereto indicated as a Grantor (each a “Grantor” and collectively, the “Grantors”) in favor of BANK OF AMERICA, N.A., as Administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns in such capacity, the “Agent”).

WHEREAS, in connection with that certain Credit Agreement dated as of November 13, 2013, among MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership, MIDCOAST OPERATING, L.P., a Texas limited partnership, the Lenders and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), each Grantor has entered into that certain Security Agreement dated as of [     ], (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which each Grantor has collaterally assigned, transferred and granted to the Agent, for the benefit of the Lenders, a security interest in the Trademark Collateral (as defined below);

WHEREAS, each Grantor is required, pursuant to the Security Agreement, to execute and deliver this Agreement in order to record the security interest in the Trademark Collateral granted to the Agent, for the benefit of the Lenders with the United States Patent and Trademark Office.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agree with the Agent, for the benefit of the Lenders, as follows:

SECTION 1. Defined Terms

Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Security Agreement, and if not defined therein, shall have the respective meanings given thereto in the Credit Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral

SECTION 2.1 Grant of Security. Each Grantor hereby assigns and transfers to the Agent, and hereby grants to the Agent, for the benefit of the Lenders, a security interest in, all of the following property, wherever located and, in each case, now directly owned or at any time hereafter directly acquired and owned by such Grantor or in which such Grantor now has or at any time in the future directly acquires and holds any right, title or interest (collectively, the “Trademark Collateral”) as collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) All domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet Domain Names and other indicia of origin or source identification, whether registered or unregistered, and with respect to any and all of the foregoing, and all registrations and applications for registration thereof including, without limitation, the registrations and applications listed in Schedule A attached hereto (collectively, the “Trademarks”);

EXHIBIT B-3

(b) all agreements, licenses and covenants providing for the grant to or from the Grantor of any right in or to any Trademark or otherwise providing for or permitting co-existence with respect to a Trademark (including, without limitation, those listed on Schedule A attached hereto; and

(c) in the case of clauses (a) and (b), (i) all extensions, renewals, and restorations thereof, (ii) all rights to sue or otherwise recover for any past, present and future infringement, dilution or other violation or impairment thereof, (iii) all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto and (iv) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include, or the security interest granted under Section 2.1 hereof attach to, any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Agent for the Lenders pursuant to the Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 5. Counterparts

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts (including by facsimile or other electronic imaging means), each of which shall be deemed an original, but all of which together shall constitute one and the same

EXHIBIT B-3

instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank]

EXHIBIT B-3

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR: [NAME OF GRANTOR], as Grantor

By:
Name: Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

EXHIBIT B-3

Accepted and Agreed: BANK OF AMERICA, N.A., as Agent

By:
Name: Title:

EXHIBIT B-3

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

TRADEMARK LICENSES

Description of Trademark License	Name of Licensor	Registration Number of underlying Trademark

EXHIBIT B-3

EXHIBIT C

TO SECURITY AGREEMENT

FORM OF PERFECTION CERTIFICATE

[            ], 20[        ]

Reference is hereby made to (i) that certain Credit Agreement dated as of November 13, 2013 (the “Credit Agreement”) by and among Midcoast Energy Partners, L.P., a Delaware limited partnership (“MEP”), Midcoast Operating, L.P., a Texas limited partnership (“Midcoast”, and together with MEP, collectively, the “Borrowers”), the Subsidiary Guarantors party thereto, the lenders from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”) and (ii) that certain Security Agreement dated as of the date hereof (the “Security Agreement”) by any among, the Borrowers, the other grantors party thereto (together with the Borrowers, the “Grantors” and each, individually, as a “Grantor”) in favor of the Agent, for the benefit of itself and the Lenders. Capitalized terms used and not defined herein having the meanings ascribed to such terms as in the Credit Agreement or the Security Agreement, as applicable.

The undersigned, a Responsible Officer of the Parent Borrower, hereby certifies to the Agent, in such undersigned’s capacity as such Responsible Officer of the Parent Borrower and not in such undersigned’s individual capacity, on and as of the date hereof as follows:

I. CURRENT INFORMATION

A. Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers. Set forth below with respect to each Grantor is such Grantor’s (i) full and exact legal name2 (as such name appears in such Grantor’s certificate or articles of incorporation, certificate of limited partnership, certificate of formation or equivalent organizational document, as the case may be, as amended to date), (ii) type of organization, (iii) jurisdiction of organization (or formation, as applicable), and (iv) organizational identification number (if any)3 (not tax i.d. number):

Name of Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number

2	It is crucial that the full and exact name of each Grantor is given. Even seemingly minor errors such as substituting “n.a.” for “national association” or “inc.” for “incorporated” may be seriously misleading in some states.
3	Please note that the organizational identification number is not the same as the federal employer’s tax identification number. The organizational identification number is customarily issued by the Secretary of State or State Corporations Department in the State under which the particular entity had been organized or formed and may be found on its organizational documents.

EXHIBIT C

Name of Grantor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number

B. Trade Names/Assumed Names.

Set forth below is each trade name or assumed name currently used by any Grantor or any division other business unit thereof with which it transacts business (excluding, for the avoidance of doubt, each Grantor’s legal name as set forth above):

Grantor	Trade/Assumed Name

C. Prior Legal Names.

Set forth below is each other legal name each Grantor has had within the past five (5) years and the date such former legal name ceased being such Grantor’s legal name:

Grantor	Date of Change	Prior Legal Name

D. Chief Executive Offices and Mailing Addresses. The chief executive office address and the preferred mailing address (if different than chief executive office) of each Grantor are as follows:

Grantor	Address of Chief Executive Office	Mailing Address (if different than Chief Executive Office)

EXHIBIT C

E. Prior Addresses.

Except as set forth below, no Grantor has changed its chief executive office from another address to such address listed in part (D) above within the past four (4) months:

Grantor	Prior Address/City/State/Zip Code

F. Special Debtors and Former Article 9 Debtors. Except as specifically identified below, none of the Grantors is: (i) a transmitting utility (as defined in Section 9-102(a)(80) of the UCC), (ii) primarily engaged in farming operations (as defined in Section 9-102(a)(35) of the UCC), (iii) a trust, (iv) a foreign air carrier within the meaning of the Federal Aviation Act of 1958, as amended, (v) a branch or agency of a bank which bank is not organized under the laws of the United States or any state thereof or (vi) located (within the meaning of Section 9-307 of the UCC) in the Commonwealth of Puerto Rico.

Name of Grantor	Type of Special Grantor

G. Changes in Jurisdiction of Organization or Corporate Structure.

Except as set forth below, no Grantor has changed its (i) jurisdiction of organization or (ii) identity or corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five (5) years:

Grantor	Date of Change	Description of Change

H. Acquisitions of Equity Interests or Assets.

Except as set forth below or under part (G) above, no Grantor has acquired (i) the equity interests of another entity or (ii) substantially all the assets of another entity, in each case, other than from another Grantor or any Subsidiary thereof, within the past five (5) years:

EXHIBIT C

Grantor	Date of Acquisition	Description of Acquisition (including full legal name of seller, seller’s jurisdiction of organization and seller’s chief executive office)

I. Corporate Ownership and Organizational Structure.

Attached as Exhibit A hereto is a true and correct chart showing the ownership relationship of the Grantors.

II. INFORMATION REGARDING CERTAIN COLLATERAL

A. Investment Related Property.

1. Equity Interests. Set forth below is a list of all equity interests owned by each Grantor, including (i) the issuer of such equity interests, (ii) the type of organization of such issuer (e.g. corporation, limited liability company, partnership or trust), (iii) the number of shares owned by such Grantor, (iv) the percentage of all outstanding equity interests of such issuer owned by such Grantor and (v) the certificate number of such equity interests, if any.

Grantor	Issuer	Type of Organization	# of Shares Owned	% Owned	Certificate No. (if uncertificated, please indicate so)

2. Securities Accounts. Set forth below is a list of all securities accounts in which any Grantor customarily maintains securities or other assets having an aggregate value in each such account in excess of $500,000:

Grantor	Type of Account & Account Number	Name & Address of Financial Institutions

EXHIBIT C

Grantor	Type of Account & Account Number	Name & Address of Financial Institutions

3. Deposit Accounts. Set forth below is a list of all deposit accounts (checking, savings, money market or the like), other than those held with the Agent, in which any Grantor customarily maintains funds in excess of $100,000 individually:

Grantor	Type of Account & Account Number	Name & Address of Financial Institutions

4. Debt Instruments. Set forth below is a list of all promissory notes, debt securities and other debt instruments owed to any Grantor evidencing debt in an individual principal amount in excess of $500,000:

Grantor (Payee)	Payor	Principal Amount of Instrument	Maturity Date

B. Intellectual Property. Set forth on Exhibit B attached hereto is (i) a list of each Grantor’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and (ii) a list of each Grantor’s Copyrights and Copyright Licenses (each as defined in the Security Agreement) registered with the United States Copyright Office.

C. Tangible Personal Property in Possession of Warehousemen, Bailees and Other Third Parties. Except as set forth below, no person (including, without limitation, warehousemen and bailees) other than any Grantor has possession of any tangible property (other than inventory in transit) of any Grantor with an individual fair market value of $500,000 or more:

EXHIBIT C

Grantor	Name of Other Person	Address of Other Person	Description of Relationship and Assets and Value Possessed by Other Person

[Signature Page Follows]

EXHIBIT C

IN WITNESS WHEREOF, the undersigned hereto has caused this Perfection Certificate to be executed as of the date first set forth above by its officer thereunto duly authorized.

PARENT BORROWER MIDCOAST ENERGY PARTNERS, L.P.

By:	Midcoast Holdings, L.L.C. its General Partner

By:
Name: Title:

EXHIBIT C

EXHIBIT A

Organizational Structure

EXHIBIT C

EXHIBIT B

Intellectual Property

1. Copyrights, Copyright Applications and Copyright Licenses

[                    ]

2. Patents, Patent Applications and Patent Licenses

[                    ]

3. Trademarks, Trademark Applications and Trademark Licenses

[                    ]

EXHIBIT C

ANNEX 1

TO SECURITY AGREEMENT

This JOINDER AGREEMENT, dated as of [            ], [        ] (this “Joinder Agreement”), is made by [                    ], a [                    ] (the “Additional Grantor”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity and together with its successors and permitted assigns in such capacity, the “Agent”) for (i) the banks and other financial institutions and entities (the “Lenders”) from time to time parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, MIDCOAST ENERGY PARTNERS, L.P. (“MEP”), MIDCOAST OPERATING, L.P. (“Midcoast”, and collectively with MEP, the “Borrowers”), the Lenders, and the Agent have entered into a Credit Agreement, dated as of November 13, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrowers and certain of their Subsidiaries (other than the Additional Grantor) have entered into that certain Security Agreement, dated as of [            ], (as amended, restated, supplemented or otherwise modified from time to time, including as supplemented by this Joinder Agreement, the “Security Agreement”), in favor of the Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Security Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 8.13 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto with respect to the Additional Grantor hereby supplements the information set forth in Schedules 1 to the Security Agreement. The Additional Grantor hereby represents and warrants as to itself that each of the representations and warranties contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made by the Additional Grantor on and as of such date.

2. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

[1]	Refer to each Schedule which needs to be supplemented.

ANNEX 1-1

3. Successors and Assigns. This Joinder Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Additional Grantor may not assign, transfer or delegate any of its rights or obligations under this Joinder Agreement without the prior written consent of the Agent and any such assignment, transfer or delegation without such consent shall be null and void.

4. Notices. The address for notices and other communications to be delivered to the Additional Grantor pursuant to Section 8.2 of the Security Agreement is set forth below:

[                    ]

[                    ]

[                    ]

5. Counterparts. This Joinder Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts (including by facsimile or other electronic imaging means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Joinder Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name: Title:

ANNEX 1-2